SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PLM International, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1.  Title of each class of securities to which transaction applies:

         2.  Aggregate number of securities to which transaction applies:

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                            $63,500,000 x 1% x 1/50

         4.  Proposed maximum aggregate value of transaction:

                                    $63,500

         5.  Total fee paid:
                                    $12,700

[X]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid:

         2.       Form, Schedule or Registration Statement No.:

         3.       Filing Party

         4.       Date Filed:

                                  July 26, 2000


                                   [PLM LOGO]



            SALE OF ASSETS OF BUSINESS -- YOUR VOTE IS VERY IMPORTANT

Dear Stockholders:

         We have agreed to sell our trailer leasing operations to Marubeni America Corporation, if you authorize the proposed sale. We estimate, based on an anticipated closing date of the sale of August 31, 2000, that Marubeni will pay us approximately $65.8 million in cash for our 4,000 trailers (including trailers owned by two of our subsidiaries) and assume $49.1 million in debt and other liabilities, including the operation of up to all our 22 trailer yards located throughout the United States. The proposed sale of the trailer leasing operations would take place under an Asset Purchase Agreement, dated as of May 24, 2000. The full text of the Asset Purchase Agreement is included as Annex A to the proxy statement that accompanies this letter.

         It is not entirely clear under Delaware law whether the proposed sale of the trailer leasing operations to Marubeni requires the authorization of PLM's stockholders. To avoid any uncertainty, we are putting the proposed sale to a stockholder vote, and the sale will not be completed unless it is authorized by the holders of a majority of our outstanding shares of common stock. We have scheduled a special meeting of our stockholders for this vote on August 25, 2000. YOUR VOTE IS VERY IMPORTANT.

         OUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE PROPOSED SALE OF THE TRAILER LEASING OPERATIONS TO MARUBENI IS IN THE BEST INTERESTS OF PLM AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE PROPOSED SALE AND THE ASSET PURCHASE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED SALE.

         The proposed sale of the trailer leasing operations is the result of our efforts which we commenced in November 1999, to maximize PLM stockholder value on a near-term basis (taking into account tax and financial market considerations). If the sale of the trailer leasing operations is approved, our sole remaining business will be the management of investment programs, and we are also seeking a buyer for that business or for PLM. We would like to emphasize that the proposed sale of the trailer leasing operations is not conditioned on finding a buyer for PLM or PLM's remaining business, which search is in a preliminary stage. Any such sale would require further stockholder action (in the form of another stockholder vote or a tender of shares, or perhaps both). No specific action other than the proposed sale of the trailer leasing operations is currently proposed and we are not asking for your authorization of any other transaction at this time.

         Whether or not you plan to attend the meeting, please take the time to vote by completing the enclosed proxy card and mailing it to us. A postage paid envelope is provided for your convenience. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposed sale. If you fail to return your card and do not vote at the meeting, it will have the same effect as a vote against the proposed sale.

         Only stockholders of record as of July 20, 2000 are entitled to attend and vote at the special meeting.

         The date, time and place of the special meeting are as follows:

         August 25, 2000
         9:00 a.m.
         World Trade Club
         Word Trade Center, Suite 300
         The Embarcadero at the foot of Market Street
         San Francisco, California

         The accompanying documents provide you with detailed information about the proposed sale. In addition, you may obtain information about PLM from documents that we have filed with the Securities and Exchange Commission. We encourage you to read the accompanying documents carefully.

         On behalf of our Board of Directors, we thank you for your continued support and again urge you to vote for the proposed sale.

Very truly yours,



/s/ Robert N. Tidball
Robert N. Tidball
President, Chief Executive Officer
and Chairman of the Board

                             PLM INTERNATIONAL, INC.
                                   One Market
                         Steuart Street Tower, Suite 800
                         San Francisco, California 94105



                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 25, 2000


To PLM Stockholders:

         A special meeting of stockholders of PLM International, Inc., a Delaware corporation, will be held at 9:00 a.m. on August 25, 2000 at the World Trade Club located at the Word Trade Center, Suite 300, The Embarcadero at the foot of Market Street, San Francisco, California. A proxy card and proxy statement for the special meeting are enclosed.

         The special meeting is for the purpose of:

         1. Considering and voting upon a proposal to sell PLM's trailer leasing operations to Marubeni America Corporation pursuant to the terms of an Asset Purchase Agreement, dated as of May 24, 2000. A copy of the Asset Purchase Agreement is attached as Annex A to the accompanying proxy statement.

         2. Transacting such other business as may properly come before the special meeting and any adjournment thereof. Our Board of Directors is not aware of any other business that will be presented for consideration at the special meeting.

         OUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE PROPOSED SALE ARE IN THE BEST INTERESTS OF PLM AND ITS STOCK-HOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED SALE.

         Only holders of PLM common stock of record as of the close of business on July 20, 2000 are entitled to notice of and to vote at the special meeting.

         The proposed sale will not be completed unless it is authorized by the affirmative vote of the holders of a majority of the shares of PLM common stock outstanding and entitled to vote at the special meeting.

         Your vote is important. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. If you attend the special meeting, you may revoke your proxy and vote personally on each matter brought before the special meeting.

By Order of the Board of Directors,



/s/ Susan C. Santo
Susan C. Santo
Vice President, Secretary and General Counsel

San Francisco, California
July 26, 2000




         YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN
               YOUR PROXY CARD IN THE ENCLOSED ENVELOPE PROMPTLY.

                 This proxy statement, dated July 26, 2000, will
                      first be mailed to stockholders on or
                              about July 26, 2000.

                  QUESTIONS AND ANSWERS ABOUT THE PROPOSED SALE


Q:   WHY ARE WE SELLING OUR TRAILER LEASING OPERATIONS?

     A: In November 1999 we decided to seek to maximize near-term shareholder value, taking into account tax and financial market considerations. To that end, we retained Imperial Capital, LLC, an investment banking firm, to investigate strategic alternatives, including the sale of all of PLM, either as a whole or in separate parts. As part of this process, we determined that the aggregate value of our two businesses was greater than the value reflected in our stock price. We also determined that the trailer leasing operations could be more readily sold separately from our other business operations and at a higher sales price than if it were included as part of the sale of PLM as a whole. Our Board of Directors believes that the price Marubeni has agreed to pay for the trailer leasing operations is both fair and attractive.

Q:   WHAT  ARE WE  PLANNING  TO DO WITH THE NET  PROCEEDS  FROM THE SALE OF THE
TRAILER LEASING OPERATIONS?

     A: We plan to use the after-tax proceeds from the sale of the trailer leasing operations for one or a combination of the following alternatives: (1) the repurchase of PLM's shares pursuant to PLM's share repurchase program; (2) a self-tender for PLM's shares; and/or (3) a distribution to stockholders from the net proceeds. Our Board of Directors will consider the tax and financial aspects of these alternatives in determining which alternative or combination of alternatives to pursue. The net proceeds will be invested in short-term money market accounts pending our Board's decision.

Q:   WHY ARE WE ASKING FOR A STOCKHOLDER VOTE? WHAT VOTE IS REQUIRED?

     A: The proposed sale may constitute a sale of "substantially all" of our assets under Delaware corporate law. If so, the proposed sale requires authorization by the holders of a majority of our outstanding common stock. Since it is not entirely clear whether the proposed sale requires stockholder authorization, we are making the sale subject to a stockholder vote to avoid any uncertainty, and we will not complete the sale unless it is authorized by the affirmative vote of holders of a majority of PLM's common stock.

Q:   WHAT DO I NEED TO DO NOW?

     A: Just complete, sign and mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. The meeting will take place on August 25, 2000. Our Board of Directors unanimously recommends that you vote in favor of the proposed sale.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY CARD?

     A: Yes. You can change your vote at any time before we vote your proxy at the special meeting. You can do so in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy to the Secretary of PLM at the address given below. Second, you can request a new proxy card and complete and send it to the Secretary of PLM at the address given below. Third, you can attend the special meeting and vote in person. You should send any written notice or request for a new proxy card to the attention of the Secretary, PLM International, Inc., One Market, Steuart Street Tower, Suite 800, San Francisco, California 94105.

Q:   IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
SHARES FOR ME?

     A: Your broker will vote your shares only if you provide instructions on how to vote. Following the directions provided by your broker, you should instruct your broker to vote your shares. Without your instructions, your shares will not be voted, which will have the same effect as a "no" vote.

Q:   WHEN DO YOU EXPECT THE PROPOSED SALE TO BE COMPLETED?

     A: We are working to complete the proposed sale as quickly as possible. If all necessary approvals have been obtained, we hope to complete the sale by August 31, 2000.

Q:   WHO CAN ANSWER FURTHER QUESTIONS?

     A:  If you have more questions about the proposed sale, you should contact:

         PLM International, Inc.
         One Market
         Steuart Street Tower, Suite 800
         San Francisco, California 94105
         (415) 974-1399
         (800) 626-7549
         Attention:  Investor Relations

                    TABLE OF CONTENTS

Description                                       Page


QUESTIONS AND ANSWERS ABOUT THE PROPOSED SALE.......i
SUMMARY OF PROPOSED SALE............................1
     The Company....................................1
     The Proposed Sale..............................1
     Sale of the Trailer Leasing Operations.........1
     Use of Proceeds................................1
     Transition Services Agreement..................1
Our Reasons for the Proposed Sale...................1
     The Special Meeting............................2
     Record Date; Shares Entitled to Vote...........2
     Vote Required..................................2
     Our Recommendation to Stockholders.............2
     Opinion of Financial Advisor...................2
     The Asset Purchase Agreement...................2
Conditions to the Asset Purchase Agreement..........2
Termination or Abandonment of the Transactions
     Contemplated by the Asset Purchase Agreement...2
     Regulatory Approvals...........................3
     Accounting Treatment...........................3
     United States Federal Income Tax Consequences..3
     No Appraisal Rights............................3
RISK FACTOR.........................................4
SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA
     FINANCIAL DATA.................................4
SELECTED CONSOLIDATED HISTORICAL....................5
INTRODUCTION........................................8
THE COMPANY.........................................8
THE SPECIAL MEETING.................................8
     Date, Time and Place...........................8
     Matters to be Considered.......................8
     Record Date; Shares Outstanding and Entitled
          to Vote...................................9
     Quorum; Vote Required..........................9
     Voting and Revocation of Proxies...............9
     Proxy Solicitation............................10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     AND MANAGEMENT................................10
THE PROPOSED SALE..................................11
     General.......................................12
     Description of Trailer Leasing Operations.....12
     Background of the Proposed Sale...............12
     Reasons for the Proposed Sale.................13
     Recommendation of Our Board of Directors......14
     Opinion of Financial Advisor..................14
     Use of Proceeds...............................17
     Accounting Treatment for the Proposed Sale....18
     United States Federal Income Tax Consequences.18
     Appraisal Rights..............................18
     Regulatory Filings and Approvals..............18
TERMS OF ASSET PURCHASE AGREEMENT..................18
     Seller of Assets..............................18
     Assets and Liabilities of the Trailer Leasing
          Operations...............................19
     Location of Assets............................20
     Purchase Price................................20
     Escrow........................................21
     Related Transaction...........................21
     The Closing...................................21
     Representations and Warranties................21
     Covenants.....................................21
     Conditions....................................22
     Termination or Abandonment....................23
     Indemnification; Survival and Limits of
          Indemnification Obligations..............23
     Fees and Expenses.............................24
     Intellectual Property.........................24
     Transition Services Agreement.................24
     Noncompetition Agreement......................25
MARKET PRICE DATA; DIVIDENDS.......................26
PLM INTERNATIONAL, INC. UNAUDITED PRO FORMA
     CONDENSED CONSOLIDATED FINANCIAL INFORMATION..27
INDEPENDENT AUDITORS...............................36
STOCKHOLDER PROPOSALS..............................37
WHERE YOU CAN FIND MORE INFORMATION................37
PLM TRAILER LEASING UNAUDITED COMBINED FINANCIAL
     STATEMENTS....................................38
ANNEX A - ASSET PURCHASE AGREEMENT
ANNEX B - OPINION OF IMPERIAL CAPITAL, LLC
ANNEX C - FINANCIAL PROJECTIONS

                            SUMMARY OF PROPOSED SALE

         This summary highlights selected information about the proposed sale contained in this document and may not contain all of the information that is important to you. To understand the proposed sale more fully and for a complete description of the legal terms of the proposed sale, you should read carefully this entire document and the documents we refer you to. We have included page references parenthetically to direct you to the place in this document where you can find a more complete description of the topics presented in the summary.


                                   THE COMPANY

         We own or manage a portfolio of transportation equipment and related assets with a combined original cost of approximately $900 million. Our operations are divided into two segments: refrigerated and dry van (nonrefrigerated) over-the-road trailer leasing, and the management of investment programs and other transportation equipment leasing.

                                THE PROPOSED SALE

                     SALE OF THE TRAILER LEASING OPERATIONS
                                  (SEE PAGE 12)

         We have agreed to sell our refrigerated and dry van over-the-road trailer leasing operations to Marubeni subject to your vote. Specifically, both we and some of our affiliates and subsidiaries, as more fully described under the heading "Seller of Assets" on page 19, will sell to Marubeni our combined trailer leasing operations, for an estimated purchase price of $65.8 million. Marubeni will assume approximately $49.1 million of debt and other liabilities. These estimates are based on an anticipated closing date of this transaction of August 31, 2000. Additionally, certain investment programs managed by one of our subsidiaries will also sell most of their trailers to Marubeni pursuant to a separately negotiated agreement, for an estimated purchase price of $25.4 million (the "Related Transaction").

         PLM and its subsidiaries, on a consolidated basis, had revenues from continuing operations of $37.3 million and operating income of $8.2 million for 1999 and revenues of $9.9 million and operating income of $1.5 million for the three months ended March 31, 2000. The trailer leasing operations had revenues of $25.7 million and operating income of $5.3 million for 1999 and revenues of $7.5 million and operating income of $1.1 million for the three-month period ended March 31, 2000. The trailer leasing operations constituted about 58% of our total assets as of December 31, 1999 and about 60% of our total assets as of March 31, 2000.

                          USE OF PROCEEDS (SEE PAGE 17)

     We anticipate receiving net after-tax proceeds from the proposed sale of our trailer leasing operations of approximately $45.9 million, assuming a closing on August 31, 2000. We expect to invest these proceeds in short-term money market accounts while our Board of Directors considers whether to repurchase a portion of PLM's shares pursuant to PLM's share repurchase program, self-tender for PLM's shares, and/or make a distribution to shareholders from the net proceeds. Our Board of Directors will consider the tax and financial aspects of these alternatives in determining whether to pursue one or more of these alternatives. Although the net proceeds may be invested in interest bearing accounts pending the Board's decision, the attached proforma financial statements do not reflect any interest income that might be earned by these accounts.

                   TRANSITION SERVICES AGREEMENT(SEE PAGE 24)

         At the completion of the sale of the trailer leasing operations, we will enter into a Transition Services Agreement with Marubeni. Under this agreement, we will be paid a monthly fee to provide various accounting and administrative services to Marubeni for a limited period of time. We do not expect the Transition Services Agreement to have any significant effect on our results of operations.

                        OUR REASONS FOR THE PROPOSED SALE

 In November 1999 we decided to seek to maximize near-term shareholder value, taking into account tax and financial market considerations. To that end, we retained Imperial Capital, LLC, an investment banking firm, to investigate strategic alternatives, including the sale of all of PLM, either as a whole or in separate parts. As part of this process, we determined that the aggregate value of our two businesses was greater than the value reflected in our stock price. We also determined that the trailer leasing operations could be more readily sold separately from our other business operations at a higher sales price, than if was it were included as part of the sale of PLM as a whole. Our Board of Directors believes that the price Marubeni has agreed to pay for the trailer leasing operations is both fair and attractive.

                               THE SPECIAL MEETING

         We will hold the special meeting at the World Trade Club, World Trade Center, Suite 300, The Embarcadero at the foot of Market Street, San Francisco, California, at 9:00 a.m. on August 25, 2000. Stockholders will be asked to consider and vote upon the proposed sale and to transact such other business as may properly come before the special meeting.

                      RECORD DATE; SHARES ENTITLED TO VOTE

         You are entitled to vote at the meeting if you owned shares of common stock of PLM as of the close of business on July 20, 2000, the record date.

         On the record date, there were 7,408,510 shares of PLM common stock outstanding and entitled to vote at the special meeting. Stockholders will have one vote at the special meeting for each share of PLM common stock owned by them on the record date.

                                  VOTE REQUIRED

         The proposed sale may constitute a sale of "substantially all" of our assets under Delaware corporate law. If so, the proposed sale requires authorization by a majority of the shares of PLM common stock outstanding on the record date. Since it is not entirely clear whether the proposed sale requires stockholder authorization, we are making the proposed sale subject to a stockholder vote to avoid any uncertainty, and we will not complete the sale unless it is authorized by the affirmative vote of a majority of the shares of PLM common stock outstanding and entitled to vote at the special meeting.

                       OUR RECOMMENDATION TO STOCKHOLDERS

         Our Board of Directors believes that the proposed sale is in the best interests of PLM and its stockholders and unanimously recommends that you vote in favor of the proposed sale.

                   OPINION OF FINANCIAL ADVISOR (SEE PAGE 14)

         In deciding to approve the proposed sale, our Board of Directors considered the opinion of Imperial Capital, its financial advisor, that the consideration that we will receive in the proposed sale is fair to us from a financial point of view. The opinion of Imperial Capital is attached as Annex B to this proxy statement.
We encourage you to read this opinion.

                          THE ASSET PURCHASE AGREEMENT

         The Asset Purchase Agreement, dated as of May 24, 2000, is attached as Annex A to this proxy statement. We encourage you to read the agreement as it is the legal document that governs the proposed sale.

                   CONDITIONS TO THE ASSET PURCHASE AGREEMENT
                                  (SEE PAGE 22)

         The   completion  of  the  proposed  sale  depends  upon  a  number  of conditions, which are summarized on page 22 of this proxy and listed in their entirety in the Asset Purchase Agreement.

           TERMINATION OR ABANDONMENT OF THE TRANSACTIONS CONTEMPLATED
                         BY THE ASSET PURCHASE AGREEMENT
                                  (SEE PAGE 23)

         Marubeni may mutually agree with us to terminate or abandon the transactions contemplated by the Asset Purchase Agreement at any time prior to the completion of the sale. Further, Marubeni may terminate or abandon the transactions if we breach our representations, warranties or covenants contained in the Asset Purchase Agreement or if our representations, warranties or covenants were or are not true or correct and such breaches under the Asset Purchase Agreement and any breaches by the sellers under the Related Transaction results or would result in aggregate damages to Marubeni in excess of $2.2 million. We may terminate or abandon the transactions if Marubeni breaches its representations, warranties, or covenants to us in the Asset Purchase Agreement or its representations, warranties or covenants were or are not true or correct. In addition, either we or Marubeni may terminate or abandon the transactions contemplated by the Asset Purchase Agreement if:

     o the proposed sale has not been completed by September 30, 2000, or

     o   a majority of PLM's stockholders do not authorize the transaction.

If (1) we fail to have a stockholders' meeting for the purpose of obtaining approval of the transactions by September 25, 2000 (other than as a result of events substantially and reasonably beyond our control), or we materially breach our obligations to negotiate exclusively with Marubeni (provided that our Board has the right to pursue discussions with any party that offers a proposal superior to Marubeni's in our Board's good faith judgment), or (2) our Board of Directors withdraws its unanimous approval or recommendation of this transaction and PLM stockholder approval is not obtained, or (3) PLM stockholder approval is not obtained at a meeting duly called, held and convened for such purpose, and we complete a transaction with a third party involving at least 50% of the combined assets of our trailer leasing operations and the trailer assets which are the subject of the Related Transaction within 9 months of the date of the Asset Purchase Agreement, we will be required to pay Marubeni $3 million.

                              REGULATORY APPROVALS
                                  (SEE PAGE 18)

         The Hart-Scott-Rodino Act prohibits Marubeni and us from completing the proposed sale until each of us has furnished information to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has expired. We anticipate filing the required notification and report forms with the Antitrust Division and the FTC by the end of July, 2000, and both we and Marubeni will request early termination of the required waiting period.

                              ACCOUNTING TREATMENT

         After the sale, the trailer leasing operations will be treated for accounting purposes as a discontinued operation of PLM. This means that financial statements for all prior periods will be restated to show the operations of the trailer leasing operations separately from PLM's continuing operations.

         PLM's gain on the sale of the trailer leasing operations will be measured by the difference between the amount paid by Marubeni and the net book value of the assets sold, reduced by transaction costs and applicable taxes.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The proposed sale of our trailer leasing operations will not result in any United States federal income tax consequences to you. If completed, the proposed sale will, however, be a taxable event to PLM for United States federal income tax purposes.

                               NO APPRAISAL RIGHTS

         Under Delaware law, PLM stockholders are not entitled to appraisal rights in connection with the proposed sale of the trailer leasing operations.

                                   RISK FACTOR

         IN CONSIDERING WHETHER TO AUTHORIZE THE PROPOSED SALE, YOU SHOULD CONSIDER, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS DOCUMENT, THE FOLLOWING MATTER.

         The sale of the trailer leasing operations will significantly reduce our revenues and income from operations. The timely sale of our remaining investment program operations will therefore be important to ensure that we are able to maximize the value to our shareholders of both the sale of the trailer leasing operations and our remaining investment program operations.


          SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

         We are providing the following financial data to aid you in your analysis of the financial aspects of the proposed sale. With the exception of
(1) the selected pro forma data as of March 31, 2000 and 1999 and for the three months ended March 31, 2000 and 1999 and (2) the pro forma data as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 and the fiscal years ended December 31, 1999, 1998 and 1997, we derived the information from our audited historical consolidated financial statements. Our consolidated financial statements as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, have been audited by KPMG LLP, independent auditors, and are included in our annual report on Form 10-K for the year ended December 31, 1999, which is included with the materials mailed with this proxy statement. PLM Trailer Leasing's unaudited combined financial position as of December 31, 1999 and 1998, and results of operations for each of the three years in the period ended December 1999, and PLM Trailer Leasing's unaudited combined financial position as of March 31, 2000 and 1999 and results of operations for the three months ended March 31, 2000 and 1999, appear in this proxy statement starting on page 38. The selected pro forma data are derived from the unaudited pro forma consolidated financial statements and accompanying notes appearing elsewhere in this proxy statement. The selected financial data as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 have been derived from our unaudited interim consolidated financial statements, which are included in our quarterly report on Form 10-Q for the three-month period ended March 31, 2000, which is included with the materials mailed with this proxy statement. The selected pro forma data are derived from the unaudited pro forma consolidated financial statements and accompanying notes appearing elsewhere in this proxy statement.

         The selected financial data as of March 31, 2000 and 1999 and for the three months ended March 31, 2000 and 1999 reflect, in the opinion of our management, all adjustments, consisting only of normal, recurring adjustments necessary for a fair presentation of such data, and have been prepared in accordance with the accounting principles followed in the presentation of our audited financial statements for the year ended December 31, 1999. Operating results for the three months are not necessarily indicative of the results to be expected for the full fiscal year.

         The selected financial data should be read in conjunction with the unaudited pro forma consolidated financial statements and accompanying notes appearing elsewhere in this proxy statement and with our consolidated financial statements and accompanying notes and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our annual report on Form 10-K for the year ended December 31, 1999 and quarterly report on Form 10-Q for the three-month period ended March 31, 2000, which are included with the materials mailed with this proxy statement.

                             PLM INTERNATIONAL, INC.
                        SELECTED CONSOLIDATED HISTORICAL
                                 FINANCIAL DATA


                                                                                      Three Months Ended
                                            Year Ended December 31,                       March 31,

                                                   Historical                             Historical
                                 1999       1998       1997      1996       1995      2000       1999

                    (in thousands, except per share amounts)

               Income
               Statement Data
               Total revenues   $ 37,265   $ 30,120  $  31,169   $ 39,751  $ 54,748   $  9,907   $ 7,136
               Operations        (14,148)   (12,383)   (13,166)   (18,691)  (21,076)    (4,273)   (2,699)
               support
               Depreciation       (8,097)    (4,868)    (4,489)    (6,705)   (8,607)    (2,522)   (1,577)
               and
               amortization
               General and        (6,828)    (7,624)    (9,536)    (7,956)  (11,955)    (1,586)   (1,484)
                                  ------ -   ------ -  ------ -   ------ -  --------   ------ -  ------ -
               administrative
               Operating           8,192      5,245      3,978      6,399    13,110      1,526     1,376
               income

               Interest           (5,424)    (3,826)    (4,572)    (4,652)   (7,110)    (1,520)   (1,097)
               expense
               Interest              343        941      1,311      1,063     1,973        203        97
               income
               Other income          721        473       (342)      (650)     (496)        --        --
               (expense)
               (Provision
               for) benefit
               from
                 income tax       (1,487)    (1,154)       423        808    (1,679)       (79)     (145)
               Income from
               continuing
                 operations     $  2,345   $  1,679  $     798   $  2,968  $  5,798   $    130   $   231

               Basic
               earnings per
               weighted-
                 average
               common share
                 outstanding:
                   Income
               from
               continuing
                                $   0.29   $   0.20  $   0.09   $   0.30   $  0.50    $   0.02   $  0.03
               operations

               Diluted
               earnings per
               weighted-
                 average
               common share
                 outstanding:
                   Income
               from
               continuing
                                $   0.29   $   0.20  $   0.09   $   0.29   $  0.49    $   0.02   $  0.03
               operations



                             PLM INTERNATIONAL, INC.
                         SELECTED CONSOLIDATED PRO FORMA
                                 FINANCIAL DATA

                                               Three Months Ended
             Year Ended December 31,              March 31,
             ----------------------------------------------------------

                    Pro Forma(1)                Pro Forma(1)
             --------------------------------------------------------
              1999      1998       1997        2000      1999
             -------   --------   -------     -------    ------
                     (in thousands, except per share mounts)

        Income
        Statement Data
        Total revenues $ 11,584   $ 18,799  $ 23,535     $ 2,435   $  3,161
        Operations       (1,405)    (5,986)   (8,663)       (221)      (470)
        support
        Depreciation       (477)    (1,066)   (2,817)       (157)      (118)
        and
        amortization
        General and      (6,828)    (7,624)   (9,536)     (1,586)    (1,484)
        administrative
                       ---------------------------------------------------------
        Operating         2,874      4,123     2,519         471      1,089
        income

        Interest         (2,261)    (2,072)   (3,371)       (431)      (543)
        expense
        Interest income     343        941     1,311         203         97
        Other income        721        473      (340)         --         --
        (expense)
        (Provision for)
        benefit from
         Income tax        (646)    (1,400)      523         (93)      (249)
                       ---------------------------------------------------------
        Income from
        continuing
        Operations      $  1,031   $ 2,065  $    642     $   150   $    394
                       =========================================================

        Basic earnings
        per weighted-
         Average
        common share
         Outstanding:
          Income from
        continuing
          Operations    $   0.13   $   0.25 $   0.07     $  0.02   $   0.05


        Diluted
        earnings per
        weighted-
         Average
        common share
         Outstanding:
          Income from
        continuing
          Operations    $   0.13   $   0.24  $   0.07     $  0.02   $   0.05

---------------------
  (1) Gives effect to the proposed transaction for the sale of the assets of the trailer leasing division assuming the transaction occurred on January 1, 1997. See "Unaudited Pro Forma Consolidated Financial Information."



                             PLM INTERNATIONAL, INC.
                       SELECTED CONSOLIDATED PRO FORMA AND
                            HISTORICAL FINANCIAL DATA


                                               As of December 31,                                   As of March 31,
                            ----------------------------------------------------------     ----------------------------------
                                                                                                                  Pro Forma
                                                   Historical                                   Historical        <F1>(1)
                            ----------------------------------------------------------      --------------------
                               1999       1998        1997       1996        1995            2000        1999        2000
                              --------   --------    --------   --------    --------        --------    --------    --------

                                                            (in thousands of dollars)

  Balance Sheet Data:
  Cash and cash equivalents $   2,089  $   8,786   $   5,224   $   7,638  $  13,764       $  22,636   $   3,903   $  54,070
  Receivables                   8,437      5,003       3,461       3,744      4,571          10,329       4,878       5,563
  Receivables from              2,962      2,944       5,007       6,019      8,690           4,248       2,766       4,248
  affiliates
  Assets held for sale             --         --          --       6,222        719              --       6,841          --
  Net assets of
  discontinued
    Operations                 30,990     32,930      32,957      19,254      2,640              --      25,505          --
  Equity interest in           18,145     22,588      26,442      30,407     27,566          18,165      21,797      18,165
  affiliates
  Transportation equipment
    held for operating
    leases, net                81,907     47,528      23,271      24,796     47,840          84,974      54,071          --
  Restricted cash and cash
    Equivalents                 1,812      2,261      14,503      14,662     10,621           1,477       2,670       1,434
  Other assets, net             5,855      5,506       7,706       7,339      9,798           7,815       5,780       7,335
                            ------------------------------------------------------------------------------------  ----------
  Total assets              $ 152,197  $ 127,546   $ 118,571   $ 120,081  $  126,209      $ 149,644   $ 128,211   $  90,815
                            ====================================================================================  ==========

  Short-term secured debt   $      --  $      --   $      --   $   4,080  $      --       $      --   $  11,271   $      --
  Long-term secured debt       80,200     56,047      44,844      43,618     47,853          76,255      52,398      18,799
  Payables and other            8,445      9,675      11,996      10,367     13,880           8,570       8,629       7,356
  liabilities
  Deferred income taxes        14,139     11,627      14,860      15,334     15,493          15,503       5,789      10,901
  Minority interest                --         --         323         362        363              --          --          --
  Shareholders' equity         49,413     50,197      46,548      46,320     48,620          49,316      50,124      53,759
  Total liabilities,
  minority
    interest, and
                            ------------------------------------------------------------------------------------  ----------
    Shareholders' equity    $ 152,197  $ 127,546   $ 118,571   $ 120,081  $  126,209      $ 149,644   $ 128,211   $  90,815
                            ====================================================================================  ==========





-----------------
<F1>
(1) Gives effect to the proposed transaction for the sale of the assets of the trailer leasing division assuming the transaction occurred on March 31, 2000.


                                  INTRODUCTION

         This proxy statement and the accompanying form of proxy are being furnished to the holders of shares of common stock, $.01 par value, of PLM International, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of PLM for use at the special meeting of the stockholders of PLM to be held on August 25, 2000, at the World Trade Club, World Trade Center, Suite 300, The Embarcadero at the foot of Market Street, San Francisco, California, at 9:00 a.m., local time.


                                   THE COMPANY

         We are a diversified equipment leasing corporation that owns and manages transportation equipment, both domestically and internationally, formed in Delaware in 1987. Through May 1996, we also syndicated investment programs organized to invest primarily in transportation and related equipment. We continue to manage these syndicated investment programs. We operate and manage transportation equipment and related assets with a combined original cost of approximately $900 million for our own account and for various investment programs and third-party investors. We also owned 100% of the stock of American Finance Group, Inc., which owned and leased industrial and commercial equipment for its own account and for third party investors, until March 1, 2000 when we completed the sale of American Finance Group's stock to Guaranty Federal Bank. We are using the proceeds of this sale for day to day operations, including the purchase of additional trailers.

         As of May 31, 2000, we and our subsidiaries, including the companies through which we carry on the trailer leasing operations, employed 130 persons.

         After the sale of our trailer leasing operations, our sole remaining business will be the management of investment programs, and we are also seeking a buyer for that business or for PLM. These investment programs are designed to liquidate over a period of time through 2007. We would like to emphasize that the proposed sale of the trailer leasing operations is not conditioned on finding a buyer for PLM or PLM's remaining business, which search is in a preliminary stage. Any such sale would require further stockholder action in the form of another stockholder vote or a tender of shares, or perhaps both.


                               THE SPECIAL MEETING

DATE, TIME AND PLACE

         The special meeting is scheduled to be held at the World Trade Club, World Trade Center, Suite 300, The Embarcadero at the foot of Market Street, San Francisco, California, on August 25, 2000, beginning at 9:00 a.m., local time.

MATTERS TO BE CONSIDERED

         At the special meeting, PLM stockholders will be asked to consider and vote upon a proposal to authorize the sale to Marubeni America Corporation, a New York corporation whose address is 450 Lexington Avenue, New York, New York 10017, of our trailer leasing operations, pursuant to the terms and conditions of the Asset Purchase Agreement, dated as of May 24, 2000, by and between Marubeni and us. See "The Proposed Sale" beginning on page 12 and "Terms of the Asset Purchase Agreement" beginning on page 19. Our Board of Directors knows of no other matters that will be presented for consideration at the special meeting. If any other matters properly come before the special meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

      Our Board of Directors has fixed the close of business on July 20, 2000 as the record date for the determination of the holders of PLM's common stock entitled to notice of and to vote at the special meeting.

      Only holders of record of PLM common stock as of the close of business on the record date will be entitled to notice of and to vote at the special meeting. As of the record date, there were 7,408,510 shares of PLM common stock outstanding and entitled to vote at the special meeting, held by approximately 2,912 stockholders of record, with each share entitled to one vote.

QUORUM; VOTE REQUIRED

      The presence, in person or represented by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum.

      We have been advised by counsel that the proposed sale may constitute a sale of "substantially all" of our assets under the Delaware General Corporation Law although existing legal precedent does not provide a definitive conclusion on this point. Under Section 271 of the Delaware General Corporation Law, a sale of substantially all of a corporation's assets must be authorized by the affirmative vote of the holders of a majority of the shares of outstanding stock entitled to vote. Since the issue of whether the proposed sale constitutes a sale of "substantially all" of our assets is not entirely clear, we have decided to submit the proposed sale to PLM stockholders to avoid any uncertainty. Accordingly, the proposed sale will not be completed unless it receives the affirmative vote of a majority of the shares of PLM common stock entitled to vote at the special meeting.

VOTING AND REVOCATION OF PROXIES

      Stockholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Shares of PLM common stock represented by properly executed proxies received by PLM and not revoked will be voted at the special meeting in accordance with the instructions contained in the proxy cards. If instructions are not given, proxies will be voted FOR authorization of the proposed sale. However, brokers do not have discretionary authority to vote shares held in street name. Therefore, the failure of beneficial owners of shares held in street name to give voting instructions to brokers will result in broker non-votes. Broker non-votes, abstentions and the failure to vote will have the same affect as votes cast against authorization of the proposed sale.

      If any other matters are properly presented at the special meeting for consideration, the persons named in the enclosed form of proxy and acting under the proxy will have discretion to vote on such matters in accordance with their best judgment. Because our by-laws require advance notice of any business to be properly transacted at a meeting of stockholders, our Board of Directors does not expect any other matters to be presented at the special meeting, and the persons named in the enclosed form of proxy will not use their discretionary authority to present any material matters not discussed in this proxy statement. In addition, we do not expect any changes to the terms of the proposed sale described in this proxy statement, and the persons named in the enclosed form of proxy will not use their discretionary authority to approve any changes to the proposed sale that are materially different than the terms of the proposed sale described in this proxy statement without giving stockholders an opportunity to change their vote.

      Any proxy card signed and returned by a stockholder may be revoked at any time before it is voted either by delivering to the Secretary of PLM, at the address of PLM set forth in this proxy statement, written notice of such revocation or a duly executed proxy bearing a later date or by attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

PROXY SOLICITATION

      We will bear the costs of solicitation of proxies for the special meeting. In addition to solicitation by mail, our directors, officers and regular employees may solicit proxies from stockholders by telephone, telegram, personal interview or otherwise. Our directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with their solicitation of proxies. In addition to solicitation by directors, officers and regular employees, we have retained MacKenzie Partners, Inc. to aid in the solicitation of proxies for the special meeting. The fee for such services is not expected to exceed $10,500, which will be borne by us. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of shares of PLM common stock held of record by them, and such custodians will be reimbursed by us for their reasonable expenses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth certain information known to us with respect to beneficial ownership of the common stock by (a) each stockholder known by us to be the beneficial owner of more than 5% of the common stock, (b) each of our directors, executive officers, and key executive officers of our subsidiaries, and (c) all of our directors and executive officers as a group.

                                                           Number of Shares of Common   Percent of Common Stock<F1>(1)
Name and Address of Beneficial Owner                                Stock<F1>(1)
---------------------------------------------------------- ---------------------------- ---------------------------

Steel Partners II, L.P<F2>(2) ...........................           1,337,300                     18.05%
     150 E. 52nd Street
     New York, New York 10022
Dimensional Fund Advisors, Inc.<F3>(3)...................             501,600                      6.77%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401
Oak Forest Investment Management, Inc.<F4>(4)............             464,200                      6.27%
     6701 Democracy Blvd., Ste. 402
     Bethesda, MD 20817
Stephen M. Bess<F5>(5)...................................              53,354                         *
Randall L-W. Caudill<F6>(6)..............................              12,000                         *
Douglas P. Goodrich<F7>(7)...............................             212,143                      2.82%
Warren G. Lichtenstein<F8>(8)...........................            1,340,633                     18.09%
     750 Lexington Avenue, 27th Floor
     New York, New York 10022
Howard M. Lorber<F9>(9)..................................               3,333                         *
Susan C. Santo<F10>(10)...................................             29,166                         *
Harold R. Somerset<F11>(11)...............................             46,000                         *
Robert N. Tidball<F12>(12)................................            377,338                      5.03%
Robert L. Witt<F13>(13)...................................             15,000                         *
All directors and executive officers as a group (10
people)<F14>(14)..........................................          2,122,050                     27.36%
------------------

* Represents less than 1% of the outstanding shares.

<F1>
(1) Computed on the basis of 7,408,510 shares of common stock outstanding (excluding treasury stock) as of July 20, 2000. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
<F2>
(2) As reported on Schedule 13D/A Amendment 6 filed with the Securities and Exchange Commission on April 30, 1998, Steel Partners II, L.P. holds 1,337,300 shares. The general partner of Steel Partners II, L.P. is Steel Partners L.L.C., of which Mr. Lichtenstein is the chief executive officer, and Steel Partners II, L.P. reports that Mr. Lichtenstein may be deemed to be the beneficial owner of all of such shares by virtue of his power to vote and dispose of such shares.
<F3>
(3) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 3, 2000, Dimensional Fund Advisors Inc. holds 501,600 shares as investment advisor and investment manager on behalf of four investment companies registered under the Investment Company Act of 1940 and other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional Fund Advisors Inc. reports that it possesses both voting and investment power over the shares, and Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares.
<F4>
(4) As reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2000, Oak Forest Investment Management, Inc. holds 464,200 shares as an investment advisor registered under the Investment Company Act of 1940. In its role as investment advisor, Oak Forest Investment Management, Inc. reports that it possesses both the power to vote and to dispose or direct the disposition of all such shares.
<F5>
(5) Includes 23,333 shares of common stock issuable to Mr. Bess pursuant to options exercisable within 60 days of July 20, 2000.
<F6>
(6) Includes 10,000 shares of common stock issuable to Mr. Caudill pursuant to options exercisable within 60 days of July 20, 2000.
<F7>
(7) Includes 111,666 shares of common stock issuable to Mr. Goodrich pursuant to options exercisable within 60 days of July 20, 2000.
<F8>
(8) Includes 1,337,300 shares held by Steel Partners II, L.P. The general partner of Steel Partners II, L.P. is Steel Partners L.L.C., of which Mr. Lichtenstein is the chief executive officer. Mr. Lichtenstein may be deemed to be the beneficial owner of all of such shares by virtue of his power to vote and dispose of such shares. Also includes 3,333 shares of common stock issuable to Mr. Lichtenstein pursuant to options exercisable within 60 days of July 20, 2000.
<F9>
(9) Comprised of 3,333 shares of common stock issuable to Mr. Lorber pursuant to options exercisable within 60 days of July 20, 2000.
<F10>
(10) Includes 26,666 shares of common stock issuable to Ms. Santo pursuant to options exercisable within 60 days of July 20, 2000.
<F11>
(11) Includes 40,000 shares of common stock issuable to Mr. Somerset pursuant to options exercisable within 60 days of July 20, 2000.
<F12>
(12) Includes 93,333 shares of common stock issuable to Mr. Tidball pursuant to options exercisable within 60 days of July 20, 2000.
<F13>
(13) Includes 10,000 shares of common stock issuable to Mr. Witt pursuant to options exercisable within 60 days of July 20, 2000.
<F14>
(14) Includes 348,330 shares of common stock issuable to members of the Board of Directors and executive officers pursuant to options exercisable within 60 days of July 20, 2000.

                                THE PROPOSED SALE

GENERAL

      Pursuant to the terms of the Asset Purchase Agreement, we propose to sell to Marubeni the assets and liabilities of our trailer leasing operations. The purchase price for the trailer leasing operations is based on the net book value of specific assets and liabilities of the trailer leasing operations as of the closing date of the transaction, including new trailer assets purchased up to that date, plus a premium of $13.6 million. We expect the closing date to be August 31, 2000. In that event, the purchase price that would be paid to us would be approximately $65.8 million and Marubeni would assume approximately $49.1 million in debt and other liabilities. At the completion of the proposed sale, we will enter into a Transition Services Agreement with Marubeni. Under that agreement we will be paid a monthly fee to provide various accounting and administrative services to Marubeni for a limited period of time. See "Transition Services Agreement" on page 25.

DESCRIPTION OF TRAILER LEASING OPERATIONS

      Our trailer leasing operations specialize in the short-term rental of refrigerated trailers from 22 rental yards located throughout the United States, and our fleet includes approximately 2,660 refrigerated trailers and 1,340 dry van trailers. Since 1996 we have focused our efforts on growing the refrigerated trailer business and have targeted the foodservice distribution segment of the food industry. We offer short-term leases of refrigerated trailers that are specifically designed for the food service industry. This allows our customers the opportunity to lease refrigerated trailers at peak times only, and to have trailers in service while awaiting the arrival of additional trailers for their permanent fleet. We have found that our customers are willing to pay significantly higher lease rates for the flexibility of short-term rentals. For the year ended December 31, 1999, our trailer leasing operations generated approximately $25.7 million of revenues and $12.9 million of earnings before interest, taxes, depreciation and amortization. For the three months ended March 31, 2000 our trailer leasing operations generated approximately $7.5 million of revenues and $3.4 million of earnings before interest, taxes, depreciation and amortization. Historical financial information for our trailer leasing operations is set forth under the heading "Trailer Leasing" in the discussion of our operating segments included as Note 16 in our consolidated financial statements as of December 31, 1999 and 1998, which is included with the materials mailed with this proxy statement.

BACKGROUND OF THE PROPOSED SALE

      On an on-going basis, we consider various alternatives to maximize our stockholders' value. Most recently, we completed the sale of our wholly owned subsidiary, American Finance Group, Inc., after determining that we could not effectively continue to build that business. Soon after negotiating the sale of American Finance Group, in November 1999, we engaged Imperial Capital to review additional strategic alternatives to maximize shareholder value, including the sale of either one of our businesses, and to advise us concerning those alternatives. In connection with Imperial Capital's engagement, we determined that the aggregate value of our two businesses was greater than the value reflected in our stock price. We also determined that the trailer leasing operations could more readily and profitably be sold separately rather than as a part of a sale of the company as a whole.

         As part of its engagement, Imperial Capital distributed information describing our trailer leasing operations and the trailer assets of our managed investment programs to over 200 parties, including competitors, leasing companies and financial buyers. The information was delivered under cover of a confidentiality agreement, which, if signed, would allow such parties to receive non-public information about the trailer leasing operations and assets. Imperial Capital received over 50 signed confidentiality agreements and subsequently sent a confidential offering memorandum to the interested parties. The confidential offering memorandum includes the financial projections that are attached as Annex C to this proxy statement. These financial projections were prepared by us, and reflect various assumptions concerning anticipated results. These projections are therefore subject to significant business, economic and competitive uncertainties beyond our control. Consequently, these projections are likely to vary from our actual results of operations, and those variations could be material.

      Imperial Capital received, on our behalf, six letters of interest and two verbal indications of interest for the purchase of our trailer leasing operations and the trailer assets of the managed investment programs or some portion of those assets. The bids for the purchase of our trailer leasing operations and the trailer assets of the managed investment programs ranged from $80 million to approximately $130 million, including an expression of interest by a third party for between $110 million and $130 million based on assets as of November 30, 1999, and an expression of interest from Marubeni for $128 million based on the net book value of assets as of December 31, 1999. Each of these was subject to further due diligence and adjustments based on the purchase of additional equipment following the dates listed above, and Marubeni's bid was subject to further adjustment based on changes in the net book value of the assets over time. The third party who provided an expression of interest for between $110 million and $130 million decreased its bid during the time that it conducted its due diligence, and indicated that this amount was subject to further adjustment.

      After receipt of the third party's revised expression of interest and prior to our receipt of Marubeni's expression of interest, we entered into a letter agreement with the third party which gave that party the exclusive right to conduct due diligence and to negotiate with us for a specified list of assets, including all of our trailer assets and certain of those owned by the managed investment programs, in each case as of November 30, 1999. The letter agreement stated that we would pay the third party a termination fee of $2 million if (a) we received a proposal from another party for the assets described in the letter agreement during the period that the third party was negotiating with us in good faith, and (b) within twelve months of the end of such period we entered into an agreement for those assets with such other party for a purchase price greater than the revised amount the third party was willing to pay.

      During and after extensive due diligence by the two leading bidders (Marubeni and the third party), which included visits to all our rental yards and a thorough examination of our books, records and customer lists, we negotiated the terms and conditions of an asset purchase agreement with both parties. The negotiations with the third party terminated when we reached an impasse regarding certain of the terms and conditions, including indemnification obligations, the right of our Board to exercise its fiduciary obligations, a maximum payment in the event the transaction was cancelled, and adjustments to the purchase price. The negotiations with Marubeni resulted in Marubeni's agreement to purchase our trailer leasing operations for the net book value of specific assets and liabilities plus a premium of $13.6 million and a premium of $8.4 million for the assets Marubeni will purchase in the Related Transaction. The purchase price agreed to between Marubeni and us is in excess of the amount that was being negotiated with the third party, however we will be unable to determine whether the conditions for our payment of the $2 million termination fee have been met as a result of our entering into the Asset Purchase Agreement with Marubeni until the transaction is completed. Therefore, if we determine that the conditions have been met, we would be required to pay the third party $2 million promptly after the closing.

REASONS FOR THE PROPOSED SALE

      In reaching its decision to recommend and approve the Asset Purchase Agreement, our Board of Directors consulted with its advisors and considered the following factors:

     o Our determination that the value of the trailer leasing operations was greater than the value reflected in our stock price and that this business could more readily and profitably be sold separately rather than as a part of a sale of the company as a whole;

     o   Marubeni will pay us all cash;

     o The consideration that Marubeni will pay us and the terms and conditions that we agreed to with Marubeni are superior to all other offers received;

     o The Asset Purchase Agreement does not contain a financing condition for Marubeni and, accordingly, we are not taking the risk that Marubeni will be unable to obtain financing for the proposed sale;

     o The other terms of the Asset Purchase Agreement, which is the product of extensive, arm's-length negotiations;

     o The fact that Marubeni intends to make an offer of employment to a significant number of the employees of the trailer leasing operations. Our Board of Directors understood that one of its members, who is also an employee of ours, would be offered an executive position with Marubeni.

     o Our Board of Directors determined that the consideration to be received for our trailer leasing operations is fair, based on its assessment of the business and financial results of the trailer leasing operations as well as the opinion of Imperial Capital, our financial advisor, that the consideration that we would receive in the proposed sale is fair to us and our stockholders from a financial point of view; and

     o The risk arising from the fact that the sale of our trailer leasing operations will reduce significantly our revenues and income from operations and the related fact that the timely sale of our remaining operations will be important in order to maximize shareholders' value.

      No other factors considered by our Board of Directors were considered material to its decision to approve the Asset Purchase Agreement and the transactions contemplated by the agreement. Our Board of Directors did not find it practical to and did not quantify or attempt to attach relative weight to any of the specific factors that it considered. Our Board of Directors, however, did find that the positive factors listed above outweighed the potential risks of the proposed sale and found the opportunity to generate increased stockholder value through completion of the proposed sale compelling.


RECOMMENDATION OF OUR BOARD OF DIRECTORS

      At a special meeting held on May 12, 2000 to consider the Asset Purchase Agreement, our Board of Directors unanimously approved the proposed sale as being in the best interests of PLM and its stockholders. FOR THE REASONS DISCUSSED ABOVE, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PLM STOCKHOLDERS VOTE "FOR" THE PROPOSED SALE.

OPINION OF FINANCIAL ADVISOR

      Imperial Capital, as part of its engagement by us, rendered an opinion as to whether the proposed consideration to be received by us was fair to us from a financial point of view. The full text of the Imperial Capital opinion, dated May 17, 2000, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex B to this document. You should read the Imperial Capital opinion carefully and in its entirety. This summary of the Imperial Capital opinion is qualified in its entirety by reference to the full text of the Imperial Capital opinion.

         In connection with our Board of Directors' review of the Asset Purchase Agreement, Imperial Capital delivered its preliminary opinion on May 12, 2000, to the effect that, as of that date, and based upon its review and assumptions and subject to the limitations summarized below, the consideration to be received by us is fair to us from a financial point of view. The preliminary opinion was finalized on May 17, 2000. The Imperial Capital opinion was prepared at the request and for the benefit of our Board of Directors and does not constitute a recommendation to any holder of PLM common stock as to how to vote with respect to the transaction.

In connection with rendering its opinion, Imperial Capital, among other things:

     o Analyzed certain historical business and financial information relating to us and our trailer leasing operations, including our Annual Report on Form 10-K for the year ended December 31, 1999, and our Quarterly Report on Form 10-Q for the period ended March 31, 2000;

     o Reviewed certain financial forecasts and other data provided to Imperial Capital by us relating to our trailer leasing operations, including the most recent business plans prepared by our senior management responsible for day-to-day management of our trailer leasing operations;

     o Conducted discussions with members of our senior management with respect to the historical operations, businesses and prospects of our trailer leasing business, the strategic objectives of such business and possible benefits that may be realized;

     o Reviewed public information with respect to certain other companies with financial profiles that Imperial Capital deemed to be generally comparable in whole or in part to that of our trailer leasing operations;

     o Reviewed the historical market prices and trading activity for our common stock and compared them with those of certain publicly traded companies that Imperial Capital deemed relevant;

     o Prepared and delivered to over 200 potential financial and strategic buyers an executive summary describing our trailer leasing operations and subsequently prepared and delivered to over 50 interested parties a confidential information memorandum describing our trailer leasing operations;

     o Received six written letters of interest and two oral indications of interest to purchase our trailer leasing operations and certain of the trailer assets owned by investment programs managed by our subsidiary; and

     o Conducted such other financial studies, analyses and investigations as Imperial Capital deemed appropriate.

           In preparing its opinion, Imperial Capital relied on the accuracy and completeness of the foregoing financial and other information and did not assume responsibility for independent verification of such information or conduct any independent valuation or appraisal of any of our assets, nor were they furnished with any such appraisals. With respect to the financial forecasts, Imperial Capital assumed, with our consent, that the financial forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of our management as to the future financial performance of our trailer leasing operations. Imperial Capital also relied upon assurances of our senior management that they were unaware of any facts that would make the information or financial forecasts provided to Imperial Capital incomplete or misleading. Imperial Capital assumed no responsibility for, and expressed no view as to, such forecasts or the assumptions on which they were based.

         The Imperial Capital opinion was based upon economic, monetary and market conditions existing on the date of the opinion. Imperial Capital expressed no opinion, nor should one be implied, as to the fair market value of PLM's common stock or the prices at which PLM's common stock will trade at any time.

         The Imperial Capital opinion does not address the business decision of our Board of Directors to engage in the transaction or the relative merits of any alternatives. We did not place any limitations upon Imperial Capital with respect to the procedures followed or factors considered in rendering its opinion.

         The following paragraphs summarize the significant analyses performed by Imperial Capital in arriving at its opinion.

         AUCTION PROCESS ANALYSIS. Imperial Capital believes that a company is able to best determine the fair value of any of its operations by soliciting bids from a number of the most logical buyers of those operations. This is considered to be an auction process. As part of the auction process for our trailer leasing operations, Imperial Capital distributed information describing our trailer leasing operations to over 200 parties, including competitors, leasing companies and financial institutions. The information was delivered with a confidentiality agreement which, if signed, would allow the parties who signed it to receive non-public information about our trailer leasing operations. Imperial Capital received over 50 signed confidentiality agreements and subsequently sent additional information to those parties. Imperial Capital received, on our behalf, six letters of interest and two verbal bids for some or all of our trailer leasing operations and certain of the trailer assets owned by investment programs managed by one of our subsidiaries. The bids for our trailer leasing operations and the trailer assets of the investment programs ranged from $80 million to approximately $130 million. The two parties who submitted the leading bids conducted extensive due diligence, including visits by those parties to all our rental yards and a thorough examination of our books, records and customer lists. After this due diligence period, we reached an agreement with Marubeni pursuant to which Marubeni would purchase our trailer leasing operations for the net book value of specific assets and liabilities, plus a premium of $13.6 million, plus the assumption of debt. We estimate that, based on the closing of the sale on or about August 31, 2000, Marubeni will pay us $65.8 million in cash and assume $49.1 million in debt, for a total purchase price of $114.9 million, as described elsewhere in this document (this amount does not include the amount Marubeni will pay for the trailer assets of the investment programs).

         SELECTED COMPARABLE PUBLIC COMPANY ANALYSIS. Using publicly available information, Imperial Capital compared selected historical and projected financial, operating and stock market performance data of our trailer leasing operations to the corresponding data of certain publicly traded companies that Imperial Capital deemed to be relevant for the purposes of comparison to our trailer leasing operations. The comparable companies that Imperial Capital identified are Rollins Truck Leasing Corp., Ryder Systems, Inc., and XTRA Corporation.


         Imperial Capital reviewed, among other information, the comparable companies' multiples of total enterprise value ("TEV"), which consists of the market value of equity plus total long-term debt and preferred stock less cash and cash equivalents to:

o        Latest twelve months revenue;

o Latest twelve months earnings before interest, taxes, depreciation and amortization ("EBITDA");

o        Latest twelve months earnings before interest and taxes ("EBIT");

o        Latest twelve months free cash flow;

o        Latest twelve months net income; and

o        Latest twelve months book capitalization.

         The comparable companies analysis resulted in the following range of values as of May 8, 2000:

Analysis                                         Range             Median
TEV/Latest twelve months revenue              0.7x to 3.0x          2.2x
TEV/Latest twelve months EBITDA               2.3x to 4.6x          4.3x
TEV/Latest twelve months EBIT                 3.8x to 10.8x         8.9x
TEV/Latest twelve months free cash flow     Not meaningful to
TEV/Latest twelve months net income           23.4x to 31.0x       30.0x
TEV/Latest twelve months book capitalization   1.0x to 1.2x         1.2x

          Imperial Capital determined that the most relevant multiple to utilize was the TEV/EBITDA multiple based on the fact that this multiple is commonly used and accepted in the financial industry for this type of analysis. Applying the EBITDA of our trailer leasing operations for the latest twelve months ended April 30, 2000 to the multiple range described above results in a TEV of between $36-$72 million, which is less than the estimated $114.9 million consideration that we will receive from Marubeni.

         DISCOUNTED CASH FLOW ANALYSIS. Imperial Capital analyzed the unleveraged after-tax cash flows of our trailer leasing operations based on financial projections prepared by our management for five years. The discounted cash flow analysis determined the present value of the unleveraged after-tax cash flows generated over the projection period and then added a terminal value based on ranges of multiples of EBITDA. Imperial Capital also analyzed the present value of unleveraged after-tax cash flows assuming a range of perpetual growth rates that Imperial Capital deemed relevant. For purposes of its analysis, Imperial Capital used the revenue growth projections provided by our management through 2004 and growth rates of 9.1% for periods thereafter. In determining the present value, Imperial Capital used discount rates that it deemed appropriate. Given the nature of our trailer leasing operations, market position, volatility of revenues, cash flow and earnings and the illiquidity of its equity and/or ownership interests as a small public company, Imperial Capital chose a discount rate in the range of 10 - 18% for which to discount the projected cash flow of our trailer leasing operations. This discounted cash flow analysis indicated an aggregate net present value for our trailer leasing operations of $ 53.0 million to $ 124.9 million.

         ANALYSES SUMMARY. Imperial Capital performed an auction process that produced eight competitive bids and resulted in Marubeni's agreement to purchase our assets and assume our liabilities for approximately $114.9 million (based on anticipated closing date of this transaction of August 31, 2000). Additionally, Imperial Capital performed a discounted cash flow analysis and comparable public company analysis, which resulted in valuations of $53 - $124.9 million and $36 - $72 million, respectively. Both of these valuation ranges are indicative of the fairness and attractiveness of the purchase price.

         The summary of the Imperial Capital opinion set forth above describes in all material respects, but is not a complete description of the data or analyses presented by Imperial Capital. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, Imperial Capital's analysis must be considered as a whole. The review of only a portion of Imperial Capital's analysis and of the factors considered, without reviewing all analyses and factors, could create a misleading or incomplete view of the process underlying the Imperial Capital opinion.

         We entered into an engagement letter with Imperial Capital dated November 3, 1999. Under the terms of that engagement letter, Imperial Capital earned a fee of $175,000 for rendering the Imperial Capital opinion, independent of the result of the opinion. In addition, PLM will pay Imperial Capital a fee, payable upon completion of the sale of our trailers, of approximately $1.1 million, against which the opinion fee will be credited, and will be reimbursed for certain of its out-of-pocket expenses. Imperial Capital will not be entitled to any additional fees or compensation in the event the transaction is not approved or otherwise consummated. We also agreed, under a separate agreement, to indemnify Imperial Capital, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling Imperial Capital or any of its affiliates against certain liabilities, including liabilities under federal securities laws.

      In the ordinary course of its business and in accordance with applicable state and federal securities laws, Imperial Capital may trade PLM securities for its own account and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

USE OF PROCEEDS

      We estimate that we will receive net after-tax proceeds of approximately $45.9 million upon completion of the proposed sale. We plan to invest these proceeds in short-term money market accounts while our Board of Directors evaluates the following strategic alternatives:

o The repurchase of PLM shares pursuant to PLM's share repurchase program.

o        A self-tender for PLM shares.

o        A distribution to shareholders from the net proceeds.

      Our Board of Directors will consider the tax and financial aspects of these alternatives in determining which alternative or combination of alternatives to pursue. Although the net proceeds of the sale may be held in interest-bearing accounts pending our Board's decision, the attached proforma financial statements do not reflect any interest income that might be earned by those accounts.

ACCOUNTING TREATMENT FOR THE PROPOSED SALE

      After the sale, the trailer leasing operations will be treated for accounting purposes as a discontinued operation. This means that financial statements for all prior periods will be restated to show the trailer leasing operations separately from our continuing operations. Our gain on the sale will be measured by the difference between the amount paid by Marubeni and the net book value of the assets sold, reduced by transaction costs and applicable taxes.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The proposed sale of the assets of our trailer leasing operations will not result in any United States federal income tax consequences to you. The proposed sale, however, will be a taxable event to us for United States federal income tax purposes.

APPRAISAL RIGHTS

      PLM stockholders are not entitled to appraisal rights under the Delaware General Corporation Law with respect to the proposed sale or any other transactions contemplated by the Asset Purchase Agreement.

REGULATORY FILINGS AND APPROVALS

         Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Marubeni and we must make appropriate filings with the Federal Trade Commission and the Antitrust Division of the Department of Justice concerning the proposed transactions. There is a waiting period of 30 days after we make these filings during which we can not complete the proposed transactions. Marubeni and we plan to make the required filings by the end of July, 2000, and we will both request early termination of this waiting period. If we are not granted early termination of the waiting period, the waiting period should expire on August 30, 2000. This waiting period could, however, be extended if Marubeni or we receive a request for additional information from the FTC or the Antitrust Division. In practice, complying with a request for additional information can take a significant amount of time. In addition, if the Antitrust Division or the FTC raises material issues in connection with the proposed transactions, there may be a delay in the completion of the proposed transactions while Marubeni and we address these issues.

         At any time before or after the completion of the proposed transactions, the Antitrust Division or the FTC could take any action under the antitrust laws that they believe is necessary or desirable in the public interest. This includes prohibiting the proposed transactions, imposing additional conditions on the proposed transactions, or requiring Marubeni to sell some of its assets. Additionally, at any time before or after the completion of the proposed transactions, and even if the waiting period has expired, any state could take any action under the antitrust laws that it believes is necessary or desirable in the public interest. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.


                        TERMS OF ASSET PURCHASE AGREEMENT

      THE FOLLOWING DISCUSSION OF THE TERMS AND CONDITIONS OF THE ASSET PURCHASE AGREEMENT, WHILE MATERIALLY COMPLETE, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE ASSET PURCHASE AGREEMENT, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX A. TERMS NOT OTHERWISE DEFINED IN THIS DISCUSSION HAVE THE MEANINGS SET FORTH IN THE ASSET PURCHASE AGREEMENT.

SELLER OF ASSETS

      The assets to be sold to, and the liabilities to be assumed by, Marubeni pursuant to the Asset Purchase Agreement are owned by the following entities:

o        PLM International, Inc., a Delaware corporation;

o PLM Rental, Inc., a Delaware corporation (a wholly owned subsidiary of PLM International, Inc.) which does business as PLM Trailer Leasing;

o TEC AquiSub, Inc., a California corporation (an indirect wholly owned subsidiary of PLM International, Inc.); and

o PLM Transportation Equipment Corporation, a California corporation (a wholly owned subsidiary of PLM International, Inc.).

      For purposes of the description of the Asset Purchase Agreement that follows, the sellers listed above are referred to as a group as the "PLM Group." Any part of the description that follows that applies only to PLM International, will refer to PLM International as "PLM".

ASSETS AND LIABILITIES OF THE TRAILER LEASING OPERATIONS

      The assets to be sold or assigned to Marubeni include the following:

(1) The trailers owned by the PLM Group.

(2) The PLM Group's rights to the trailers leased by the PLM Group from various financial institutions and the leases relating to such equipment. These leases are referred to as TRAC leases.

(3) The right to acquire trailers that the PLM Group purchases before the closing, and for which the PLM Group entered into purchase orders, and the purchase orders for such trailers.

(4) The accounts receivable and prepayments of the PLM Group relating to the assets being sold.

(5) The PLM Group's tire and parts inventory for the repair and maintenance of the trailers.

(6) The leases and subleases for the facilities at which the PLM Group conducts the trailer leasing operations.

(7) The customer trailer lease agreements, trailer rental agreements, and any other agreements that the PLM Group has for the lease of the trailers to customers.

(8) Other equipment, furniture, books, records, software and information systems contracts used by the PLM Group in operating the trailer leasing operations.

Additionally, the PLM Group will license to Marubeni for 5 years the name "PLM Trailer Leasing," and related service marks.

      The liabilities to be assumed by Marubeni include the following:

(1) The purchase orders that the PLM Group has entered into for the purchase of trailers.

(2) The leases and subleases for the facilities at which the PLM Group conducts the trailer leasing operations other than those Marubeni chooses not to assume as described below.

(3) The customer trailer lease agreements, trailer rental agreements, and any other agreements that the PLM Group has for the lease of the trailers to customers.

(4) The TRAC leases.

(5) The loan facility extended to PLM by Mees Pierson, N.V., as the lender.

(6) Various information systems contracts.

         Marubeni may, up to 60 days after the date of the Asset Purchase Agreement, elect not to assume up to 10 of the leased or subleased facilities if Marubeni has received information about any of those facilities concerning impairments of title to such facilities that would adversely affect the use of such facilities, or due to the results of environmental assessments or other environmental information received by Marubeni concerning such facilities. If Marubeni has not received or reviewed definitive environmental assessments for any facilities within 60 days after the date of the Asset Purchase Agreement due to events beyond the control of Marubeni, Marubeni shall have up to an additional 30 days, for a total of up to 90 days after the date of the Asset Purchase Agreement to obtain and review environmental information and to elect whether to assume those leases or subleases and the closing of the transaction will be deferred until that time.

LOCATION OF ASSETS

         The trailers owned or leased by the PLM Group that will be transferred to Marubeni are located in various locations throughout the United States, either in one of the PLM Group's rental yards or on lease to a customer. The PLM Group leases and operates 22 rental yards. These rental yards are located in California, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Maryland, Massachusetts, Michigan, Missouri, New Jersey, Pennsylvania, Texas and Washington. The PLM Group's interest in these facilities as lessee (and in some cases also as sublessor) will be transferred to Marubeni pursuant to the terms of the Asset Purchase Agreement other than those Marubeni chooses not to assume.

PURCHASE PRICE

         The purchase price for the trailer leasing operations is the net book value of some of the assets being purchased, less the net book value of some of the liabilities being assumed (each as of the date of the closing of the transaction), plus a premium of $13,587,270. The net book value of the assets is calculated by aggregating the book value of:

o        accounts receivable (net of reserves and bad debt allowances);

o        the cost of the trailer equipment less accumulated depreciation;

o        the  cost  of   property,   plant  and   equipment   less   accumulated
         depreciation;

o        prepaid expenses and real property lease deposits; and

o        unamortized loan fees.

The net book value of the liabilities is calculated by aggregating the book value of:

o        the obligations under the TRAC leases;

o        the principal amounts owing under Mees Pierson loan facility;

o        accounts payable;

o        accrued sales taxes arising out of the lease of trailer equipment;

o        accrued interest on the TRAC leases and the Mees Pierson loan facility;
         and

o        customer lease deposits.

         Marubeni will assume all of these liabilities and other liabilities of the PLM Group.

ESCROW

         Up to $2 million of the purchase price will be paid into an escrow account to cover any obligations for certain pre-closing sales and use taxes or employment taxes. In the event any of the escrowed funds are in excess of the amounts required to be paid by the PLM Group and/or the managed investment programs for such pre-closing obligations, those amounts will be disbursed to the PLM Group once Marubeni has received confirmation that it will not be liable for any such obligations as a successor to the trailer leasing operations of the PLM Group or as a successor to the assets of the managed investment programs. The managed investment programs will reimburse the PLM Group for any deductions made from the escrow account to cover obligations of the managed investment programs.

RELATED TRANSACTION

      In the Related Transaction, Marubeni will purchase additional trailers for an estimated $25.4 million, based on an anticipated closing date of August 31, 2000, from certain investment programs for which a subsidiary of PLM acts as general partner or manager, pursuant to a separate purchase agreement with those programs.

THE CLOSING

      The sale and transfer of the assets by the PLM Group to Marubeni will take place shortly after the special meeting of the PLM shareholders and after all necessary governmental or regulatory approvals have been obtained.
The anticipated date of the closing is August 31, 2000.

REPRESENTATIONS AND WARRANTIES

      The Asset Purchase Agreement contains various representations and warranties by the PLM Group and Marubeni. These include representations and warranties by the PLM Group as to (1) the organization and good standing of each member of the PLM Group; (2) proper authority and requisite approvals; (3) no violation of any organizing documents or other contracts; (4) ownership of or valid TRAC leases for all of the trailers to be sold, valid purchase orders for trailers on order, valid customer leases, insurance, and valid facilities leases; (5) absence of litigation; (6) consents of government authorities; (7) consents; (8) compliance with law; (9) assignability of assets and TRAC and facility leases; (10) brokers, finders and fees; (11) insider interests; (12) environmental, health and safety matters; (13) accounts receivable and prepayment items; (14) validity of loan facility; (15) SEC filings and financial statements; (16) absence of certain changes; (17) taxes; (18) conduct of business; (19) employees; (20) no material misstatements or omissions; and (21) ownership of the name "PLM Trailer Leasing" and the related service marks.

      The Asset Purchase Agreement also contains representations and warranties of Marubeni, including representations and warranties as to (1) the organization and good standing of Marubeni, (2) proper corporate authority and requisite approvals, (3) no violations of any organizing documents or other contracts, (4) consents of government authorities, (5) absence of litigation, (6) consents, (7) brokers, finders and fees and (8) availability of funding.

      For a description of the survivability of the representations and warranties and related indemnification, see "Indemnification; Survival and Limits of Indemnification Obligations" beginning on page 24.

COVENANTS

      The Asset Purchase Agreement also contains various covenants of the PLM Group. During the period from the date of the Asset Purchase Agreement to the date the transaction is completed, the PLM Group will (1) give Marubeni full access to information and make any investigations that Marubeni requests with respect to the trailer leasing operations of the PLM Group; (2) use commercially reasonable efforts to obtain all consents necessary to be obtained by the PLM Group to complete the proposed sale; (3) make all filings which are required under the Hart-Scott-Rodino Act; (4) prepare and file with the Securities and Exchange Commission a proxy statement soliciting the approval of PLM's shareholders; (5) cause the trailer leasing operations to be conducted in the ordinary course consistent with past practice; (6) use its best efforts to preserve the trailer leasing operations and to preserve the goodwill of customers, suppliers and others having business relations with the trailer leasing business; (7) not materially breach any of its material contracts with respect to the trailer assets or leased facilities; (8) not solicit, initiate, encourage, discuss or agree to a transaction for the acquisition of 50% or more of the net book value of the trailer leasing business and the assets being sold in the Related Transaction (except that PLM's Board of Directors has the right to pursue discussions with any party that offers a proposal superior to Marubeni's in the Board's good faith judgment); (9) notify Marubeni of breaches of the representations or warranties made by the PLM Group in the Asset Purchase Agreement; (10) cooperate in Marubeni's efforts to hire employees of the trailer leasing operations designated by Marubeni; and (11) file with the Securities and Exchange Commission the Asset Purchase Agreement, the non-competition agreement, and the license for use of the name "PLM Trailer Leasing." Within 15 days of the date of the Asset Purchase Agreement PLM will disclose to Marubeni information relating to environmental, health and safety laws relevant to PLM's trailer leasing operations. Further, following the closing, the PLM Group will change the name of the entity PLM Rental, Inc., to another name not confusingly similar to the name "PLM Rental, Inc."

      The Asset Purchase Agreement also contains various covenants of Marubeni. Marubeni will (1) make all filings which are required under the Hart-Scott-Rodino Act; (2) offer employment to employees of the PLM Group as chosen by Marubeni on employment terms at least as favorable as those that those employees have with the PLM Group; (3) be responsible for all transfer taxes associated with the transfer to Marubeni of the PLM Group's trailer leasing operations; (4) notify the PLM Group of breaches of the representations or warranties made by Marubeni in the Asset Purchase Agreement; (5) arrange for environmental assessments for all of the trailer leasing facilities to be provided to Marubeni not later than 50 days after the date of the Asset Purchase Agreement; and (6) use commercially reasonable efforts to obtain releases of the PLM Group's obligations under the loan facility, the TRAC leases and the facilities leases. Following the closing of the transaction, Marubeni will be responsible for obtaining titles for the trailers in its name.

CONDITIONS

      BOTH PARTIES' CLOSING CONDITIONS. The respective obligations of each party to complete the sale and transfer of the assets of the trailer leasing operations are subject to the satisfaction or waiver at or prior to the closing date of various conditions, including the following: (1) the representations and warranties of each party being true, complete and accurate; (2) each party having performed and complied with all agreements, obligations and conditions of the Asset Purchase Agreement; (3) the application waiting period under the Hart-Scott-Rodino Act expires or terminates; (4) the absence of any action, suit or proceeding by any governmental body that questions the validity of the sale of the assets; (5) no injunction, writ or restraining order has been issued by any court directing that the sale not occur or imposing conditions on the sale;
(6) each party having delivered an opinion of counsel; (7) the stockholders of PLM having approved the transaction; and (8) each party having entered into an escrow agreement concerning the amount of the purchase price that will be held in escrow.

      MARUBENI'S CLOSING CONDITIONS. The obligation of Marubeni to complete the sale and transfer of the assets is further subject to the satisfaction or waiver on or prior to the closing date of the following conditions: (1) consents under the TRAC leases, the loan facility, and the facility leases shall have been obtained; (2) Marubeni shall be purchasing not less than 90% of the net book value of the PLM Group's trailer leasing operations and the assets being sold in the Related Transaction; (3) the PLM Group shall have obtained insurance on behalf of Marubeni for environmental, health and safety matters arising out of the pre-closing condition of the leased facilities; (4) the PLM Group shall have entered into a license for the use of the PLM name, a transition services agreement, and a non-competition agreement; (5) Marubeni shall have consummated the Related Transaction; (6) Marubeni shall have entered into employment agreements with a certain number of employees of the PLM Group; and (7) there shall have been no material adverse change in the trailer leasing business since March 31, 2000.

      PLM GROUP'S CLOSING CONDITIONS. The obligation of the PLM Group to effect the closing is further subject to the satisfaction or waiver on or prior to the closing date of the following conditions: (1) Marubeni shall have provided officers' certificates certifying compliance with the Asset Purchase Agreement and (2) Marubeni shall have offered employment to a certain number of employees of the PLM Group.

TERMINATION OR ABANDONMENT

      The Asset Purchase Agreement may be terminated or the purchase and sale may be abandoned at any time prior to the completion of the purchase and sale of the trailer leasing operations: (1) by mutual written consent of the PLM Group and Marubeni; (2) by the PLM Group or Marubeni if the completion of the transaction has not occurred on or prior to September 30, 2000 unless the failure to complete the sale is the result of the actions or omissions of the party seeking to terminate the agreement; (3) by either party if the majority of PLM's stockholders do not approve the transaction; (4) by Marubeni if it reasonably determines that any representation, warranty or covenant of the PLM Group has been breached or was not true and correct and such breach under the Asset Purchase Agreement and/or any similar breaches under the Related Transaction documents would result in aggregate damages to Marubeni in excess of $2.2 million; or (5) by the PLM Group if it reasonably believes that any representation, warranty or covenant of Marubeni has been breached or was not true and correct.

      In the event of abandonment of the transactions contemplated by the Asset Purchase Agreement, as provided above: (1) each party will return all documents and materials to the other party; (2) all confidential material will continue to be treated as confidential as required by the Asset Purchase Agreement; and (3) neither party shall have any further obligation to any other party except for breaches of the Asset Purchase Agreement that occur prior to its abandonment. If
(a) PLM fails to have a stockholders' meeting for the purpose of obtaining approval of the transaction by September 25, 2000 (other than as a result of events substantially and reasonably beyond the control of PLM), or PLM materially breaches its obligations to negotiate exclusively with Marubeni; or
(b) the PLM Board of Directors withdraws its unanimous approval or recommendation of this transaction and PLM stockholder approval is not obtained; or (c) PLM stockholder approval is not obtained at a meeting duly called, held and convened for that purpose and a transaction between PLM and a third party involving at least 50% of the net book value of the trailer leasing operations and the assets being sold in the Related Transaction occurs within 9 months of the date of the Asset Purchase Agreement, PLM will be required to pay Marubeni $3 million.

INDEMNIFICATION; SURVIVAL AND LIMITS OF INDEMNIFICATION OBLIGATIONS

      Each of the PLM Group, jointly and severally, has agreed to indemnify, defend and hold Marubeni and its affiliates harmless from and against all losses and liabilities incurred by any of Marubeni and its affiliates, resulting from or relating to: (1) any breach of any representation or warranty of the PLM Group contained in the Asset Purchase Agreement; (2) any liabilities not assumed by Marubeni under the Asset Purchase Agreement, (3) the breach of any covenant or agreement of the PLM Group contained in the Asset Purchase Agreement; and (4) any liabilities or obligations attributable to any period prior to the closing of the transaction arising under any environmental or health and safety laws. PLM has also agreed to be liable for any claim that Marubeni may have under the Related Transaction. The managed investment programs must reimburse PLM for any such costs that PLM incurs.

      Marubeni will indemnify, defend, and hold the PLM Group and its affiliates harmless from and against all losses and liabilities incurred by any of the PLM Group and its affiliates, resulting from: (1) a breach of any representation or warranty of Marubeni contained in the Asset Purchase Agreement; (2) any liabilities assumed by Marubeni or arising after the closing of the transaction; and (3) the breach of any covenant or agreement of Marubeni contained in the Asset Purchase Agreement.

      The representations, warranties and covenants of the PLM Group relating to the sale of the assets of the trailer leasing operations and assignment of related contracts, confidentiality, access to books and records, transfer fees and taxes, the change of the name of "PLM Rental", the filing of related agreements, retitling, and the indemnification provisions of the Asset Purchase Agreement shall survive either according to their terms or until the applicable statute of limitations has expired. All other representations, warranties covenants and obligations of the PLM Group shall terminate upon the later of December 31, 2000 or six months after the closing of the transaction, except that (1) the PLM Group's covenants and indemnification relating to ownership of the name "PLM Trailer Leasing" and environmental, health and safety liabilities shall survive for three years following the completion of the transaction and
(2) the PLM Group's representation concerning taxes and obligations for any liabilities not assumed by Marubeni shall survive until the applicable statute of limitations has expired. The representations and warranties of Marubeni shall survive until the applicable statute of limitations has expired.

      The PLM Group shall not be required to indemnify Marubeni or any of its affiliates until the aggregate amount of damages suffered by Marubeni and its affiliates under the Asset Purchase Agreement and under the Related Transaction exceeds $1.25 million. If Marubeni's damages reach this amount, PLM has agreed to indemnify Marubeni for all damages, including the first $1.25 million of damages. The managed investment programs must reimburse PLM for any such costs that PLM incurs due to indemnification obligations under the Related Transaction documents. The PLM Group shall also be responsible for all damages, regardless of whether the $1.25 million threshold is met, relating to liabilities not assumed by Marubeni under the Asset Purchase Agreement, including liabilities arising out of any pre-closing obligations of the PLM Group to pay sales and use tax in connection with their ownership or leasing of the trailer leasing operations. The PLM Group's indemnification obligations will not exceed $22.2 million; except for (1) any claim relating to any liability or obligation attributable to any period prior to the closing of the transactions arising under any environmental or health and safety law in which event the PLM Group's indemnification obligation will not exceed the deductible of the insurance coverage the PLM Group is required to obtain for such claims if such claim is covered by such insurance, or the maximum amount of such insurance if such claim is not covered; and (2) any claim arising from any liabilities not assumed by Marubeni under the Asset Purchase Agreement, including liabilities arising out of any pre-closing obligations of the PLM Group to pay sales and use tax in connection with the trailer leasing operations, in which event there will be no limit to the PLM Group's indemnification obligation.

FEES AND EXPENSES

      Whether or not the proposed sale is completed, all costs and expenses incurred in connection with the Asset Purchase Agreement and the consummation of the transactions contemplated by the Asset Purchase Agreement will be paid by the party incurring those expenses, except as specifically provided in the Asset Purchase Agreement and except that the PLM Group and Marubeni will each bear 50% of the fee payable in connection with the filings required by the Hart-Scott-Rodino Act. Marubeni will pay all sales, use, transfer, and other taxes that may be payable in connection with the sale and transfer of the purchased assets except (1) taxes or related interest or penalties relating to activities of the PLM Group prior to the completion of the transaction, (2) taxes or related interest or penalties that would otherwise not be payable but for the PLM Group's failure to comply with any required tax filings in connection with this transaction, and (3) taxes relating to any pre-closing liabilities of the PLM Group and any interest or penalties relating to the PLM Group's failure to make any state or local filings that are required in connection with a transaction of this type if Marubeni requested the PLM Group to make such filings.

INTELLECTUAL PROPERTY

      Marubeni is licensing the name "PLM Trailer Leasing," and other related service marks on an exclusive basis for a period of 5 years following the completion of the transactions. PLM and Marubeni will execute a License Agreement that will permit Marubeni to exclusively use the name "PLM Trailer Leasing" in connection with the trailer leasing operations of Marubeni or its affiliates. Within 30 days of the completion of the transaction, PLM Rental, Inc., will change its name, and the PLM Group shall not use the name "PLM Trailer Leasing" during the term of the license granted to Marubeni.

TRANSITION SERVICES AGREEMENT

         PLM and Marubeni will enter into an agreement whereby PLM or its affiliates will provide administrative and support services to Marubeni such as MIS and communications systems and support, rental of headquarters space, payables and receivables services, tax and accounting services, and other similar services. Marubeni will pay PLM a monthly fee for these services based on PLM's cost to provide these services. The term of the agreement will be from the date of the completion of the transactions until the later of December 31, 2000 or six months after the completion of the transactions. Marubeni may terminate the services agreement with respect to any one or more of the categories of services prior to the expiration of the term of the agreement. PLM may terminate the services agreement if Marubeni fails to pay for the services PLM provides under the agreement.

NONCOMPETITION AGREEMENT

         The PLM Group and Marubeni will enter into an agreement whereby the PLM Group will agree not to engage in any competitive activities with any trailer leasing operations of Marubeni, or solicit employees of or divert business from Marubeni. The PLM Group also will agree not to purchase more than 5% of the stock of any publicly traded corporation that engages in any of the restricted activities under the agreement. This agreement will terminate on the earlier of the date Marubeni no longer operates a trailer leasing or similar business in a given area (as to that area only), or 5 years from the completion of the transaction. The agreement will not restrict the PLM Group from being acquired by any entity that is already engaged in an activity that is competitive with the trailer leasing operations being sold to Marubeni if that entity will not use any name that includes the phrase "PLM" in connection with such competitive activity. Marubeni may assign its assets and rights under the noncompete agreement to any affiliates or successors to Marubeni, and the agreement will remain in effect for the benefit of such affiliates or successors.

                          MARKET PRICE DATA; DIVIDENDS

      PLM's common stock trades under the ticker symbol "PLM" on the American Stock Exchange. The table below sets forth, for the calendar periods indicated, the quarterly high and low prices of PLM common stock as reported by the AMEX.


         ----------------------------------------------------------------------
                                                HIGH             LOW
         1998
         First Quarter.............            $6.250           $5.063
         Second Quarter............             9.250            5.813
         Third Quarter.............             7.750            5.438
         Fourth Quarter............             7.000            5.063
         ----------------------------------------------------------------------
         1999
         First Quarter.............            $6.250           $5.310
         Second Quarter............             6.750            5.500
         Third Quarter.............             5.940            4.500
         Fourth Quarter............             6.130            4.440
         ----------------------------------------------------------------------

         2000
         First Quarter.............            $7.125           $5.750
         Second Quarter............            $7.438           $6.250


         ----------------------------------------------------------------------

     On May 23, 2000, the last full trading day before the public announcement of the proposed sale, the high sales price per share of PLM common stock, as quoted by the AMEX, was $6.375 and the low sales price per share was $6.250.

     The closing sales price for the shares of PLM common stock as reported by the AMEX on July 20, 2000 (the latest practicable date prior to mailing this proxy statement) was $6.875. As of the close of business on the record date, there were approximately 2,912 holders of record of PLM common stock.

     On July 24, 1997, PLM redeemed all outstanding share purchase rights under its Shareholder Rights Plan at a cost of $.01 per right. Between January 1, 1997 and May 23, 2000 PLM repurchased a total of 1,599,651 shares of its common stock. Since November 1991, PLM has not paid cash dividends on any of its common stock. See the consolidated financial statements of PLM and the accompanying notes contained in PLM's annual report on Form 10-K for the year ended December 31, 1999 and quarterly report on Form 10-Q for the three-month period ended March 31, 2000, which are included with the materials mailed with this proxy statement, concerning restrictions on dividends.

                             PLM INTERNATIONAL, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The unaudited pro forma condensed consolidated financial information as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 and the years ended December 31, 1999, 1998 and 1997 presented in this proxy statement gives effect to the sale of our trailer leasing operations. The unaudited pro forma condensed consolidated statement of income for the three months ended
March 31, 2000 and 1999 and the unaudited pro forma condensed consolidated statements of income for the years ended December 31, 1999, 1998 and 1997 assume that the proposed sale occurred on January 1, 1997. Accordingly, the pro forma financial information for the 2000 and 1999 periods is based upon our historical financial statements for the three months ended March 31, 2000 and 1999. The pro forma financial information for 1999, 1998 and 1997 is based upon our historical financial statements.

     The unaudited pro forma condensed consolidated financial statements give effect to events that are directly attributable to the proposed sale. Explanations for these adjustments are included in the notes accompanying the unaudited pro forma condensed consolidated balance sheet and income statements.

     Our unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical financial statements and the information contained in our "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our annual report on Form 10-K for the year ended December 31, 1999 and quarterly report on Form 10-Q for the three-month period ended March 31, 2000, which are included with the materials mailed with this proxy statement. The unaudited pro forma condensed consolidated financial data should not be construed to be indicative of our financial condition, results of operations or covenant compliance had the proposed sale and events described above been completed on the dates assumed and are not intended to project our financial condition on any future date or our results of operations for any future period.



                             PLM INTERNATIONAL, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 2000


                                                         Trailer        Proposed         Unaudited
                                       Historical        Leasing      Transaction        Pro Forma
                                       ------------    -------------  -------------     ------------

                                                                    (in thousands of dollars)

Balance Sheet Data:
Cash and cash equivalents            $      22,636   $           --  $      31,434 (3)  $    54,070
Receivables                                 10,329           (4,766)            --            5,563
Receivables from affiliates                  4,248               --             --            4,248
Equity interest in affiliates               18,165               --             --           18,165
Transportation equipment
  held for operating leases, net            84,974          (84,974)            --               --
Restricted cash and cash
  Equivalents                                1,477              (43)            --            1,434
Other, net                                   7,815             (480)            --            7,335
                                     ===============================================================
Total assets                         $     149,644   $      (90,263) $      31,434      $    90,815
                                     ===============================================================

Long-term secured debt               $      76,255   $      (57,456) $          --       $   18,799
Payables and other liabilities               8,570           (1,214)            --            7,356
Deferred income taxes                       15,503           (5,967)         1,365 (3)       10,901
Shareholders' equity                        49,316          (25,626)        30,069 (2)       53,759
Total liabilities and
                                     ===============================================================
  shareholders' equity               $     149,644   $      (90,263) $      31,434      $    90,815
                                     ===============================================================











      The notes to the unaudited pro forma condensed consolidated financial statements are an integral part of this statement.

                             PLM INTERNATIONAL, INC.
                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET

1.       TRAILER LEASING

         The pro forma condensed consolidated balance sheet gives effect to the proposed sale of the assets of the trailer leasing division assuming the sale occurred on March 31, 2000.

2.       PROPOSED TRANSACTION

     The proposed transaction assumes the following for PLM (in millions of dollars):

     Projected sales proceeds after transaction costs               $   46.6
     Net assets of trailer leasing division at March 31, 2000          (39.1)
     Senior loan fees written off                                       (0.1)
     Additional transaction tax liability of PLM due to sale
       of trailer leasing division                                      (2.9)
                                                                     ---------
       Gain from transaction                                        $     4.5
                                                                     =========

         The net gain amount has been included in shareholders' equity in the pro forma condensed consolidated balance sheets as of March 31, 2000.

3.       USE OF PROCEEDS

     The following table represents the net sale proceeds (in millions of dollars):

           Projected sales proceeds after transaction costs         $   46.6
           Tax liability                                                (8.9)
           Tax liability partially offset by the deferred tax
             assets of PLM                                               1.4
           Liabilities of the trailer leasing division not assumed
             by the purchaser to be paid at the close of the
             transaction                                                (7.7)
                                                                     --------
              Net sale proceeds                                     $   31.4
                                                                     ========

         The net sale proceeds will be deposited into the bank and are presumed to be non-interest bearing cash for the proforma statements of income.

4.       CLOSING ADJUSTMENTS

                  The actual sales proceeds will be adjusted at the closing date from the amounts presented herein on a dollar for dollar basis for increases or decreases in the net book value of the assets sold and liabilities assumed of the trailer division between March 31, 2000 and the closing date.

5.       SEVERANCE AGREEMENTS

                  PLM has entered into Severance Agreements with the Chief Executive Officer and the Senior Vice President, which allows either PLM or the employee to terminate the individual's employment after the assets of the trailer leasing division are sold. Upon termination of their employment, the individuals would be entitled to a lump sum payment of 2 to 3 years of their annual base compensation. In addition, they will be entitled to certain benefits for a similar period. The total cost under these agreements is $1.5 million. This expense is not considered as part of the proposed transaction and accordingly has not been included in the accompanying pro forma financial statements.

                             PLM INTERNATIONAL, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    For the Three Months Ended March 31, 2000



                                                                   Trailer          Unaudited
                                                 Historical        Leasing          Pro Forma
                                                 ------------    -------------     ------------

                                                   (in thousands, except per share amounts)

  Income Statement Data
  Total revenues                               $       9,907   $       (7,472)   $       2,435
  Operations support                                   4,273           (4,052)(2)          221
  Depreciation and amortization                        2,522           (2,365)             157
  General and administrative                           1,586               --            1,586
                                              ---------------------------------------------------
  Operating income                                     1,526           (1,055)             471

  Interest expense                                    (1,520)           1,089             (431)
  Interest income                                        203               --              203
  Provision for income tax                               (79)             (14)(5)          (93)
                                              ---------------------------------------------------
  Income from continuing
    Operations                                 $         130   $           20    $         150
                                              ===================================================

  Basic earnings per weighted-average
    common share outstanding:
      Income from continuing operations        $        0.02                     $        0.02

  Diluted earnings per weighted-average
    common share outstanding:
      Income from continuing operations        $        0.02                     $        0.02




      The notes to the unaudited pro forma condensed consolidated financial statements are an integral part of this statement.

                             PLM INTERNATIONAL, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    For the Three Months Ended March 31, 1999


                                                                          Trailer          Unaudited
                                                        Historical        Leasing          Pro Forma
                                                       -------------    ------------      ------------

                                                          (in thousands, except per share amounts)

        Income Statement Data
        Total revenues                               $        7,136   $      (3,975)    $       3,161
        Operations support                                    2,699          (2,229)(2)           470
        Depreciation and amortization                         1,577          (1,459)              118
        General and administrative                            1,484              --             1,484
                                                     ---------------------------------------------------
        Operating income                                      1,376            (287)            1,089

        Interest expense                                     (1,097)            554              (543)
        Interest income                                          97              --                97
        Provision for income tax                               (145)           (104)(5)          (249)
                                                     ---------------------------------------------------
        Income from continuing operations            $          231   $         163     $         394
                                                     ===================================================

        Basic earnings per weighted-average common share outstanding:
            Income from continuing operations        $         0.03                     $        0.05

        Diluted earnings per weighted-average common share outstanding:
            Income from continuing operations        $         0.03                     $        0.05



           The notes to the unaudited pro forma condensed consolidated financial statements are an integral part of this statement.

                             PLM INTERNATIONAL, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 1999


                                                                        Trailer          Unaudited
                                                     Historical         Leasing          Pro Forma
                                                     ------------     ------------      ------------

                                                       (in thousands, except per share amounts)

      Income Statement Data
      Total revenues                               $      37,265    $     (25,681)       $   11,584
      Operations support                                  14,148          (12,743)(2)        1,405
      Depreciation and amortization                        8,097           (7,620)              477
      General and administrative                           6,828               --             6,828
                                                   --------------------------------------------------
      Operating income                                     8,192           (5,318)            2,874

      Interest expense                                    (5,424)           3,163            (2,261)
      Interest income                                        343               --               343
      Other income                                           721               --               721
      (Provision for) benefit from income tax             (1,487)             841 (5)          (646)
                                                   --------------------------------------------------
      Income (loss) from continuing operations     $       2,345    $      (1,314)       $     1,031
                                                   ==================================================

      Basic earnings per weighted-average
        common share outstanding:
          Income from continuing operations        $        0.29                         $     0.13

      Diluted earnings per weighted-average
        common share outstanding:
          Income from continuing operations        $        0.29                         $     0.13




      The notes to the unaudited pro forma condensed consolidated financial statements are an integral part of this statement.

                             PLM INTERNATIONAL, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 1998


                                                                            Trailer          Unaudited
                                                          Historical        Leasing          Pro Forma
                                                         -------------    ------------      ------------

                                                             (in thousands, except per share amounts)

          Income Statement Data
          Total revenues                               $       30,120   $     (11,321)    $      18,799
          Operations support                                   12,383          (6,397)(2)         5,986
          Depreciation and amortization                         4,868          (3,802)            1,066
          General and administrative                            7,624              --             7,624
                                                       ---------------------------------------------------
          Operating income                                      5,245          (1,122)            4,123

          Interest expense                                     (3,826)          1,754            (2,072)
          Interest income                                         941              --               941
          Other income                                            473              --               473
          Provision for income tax                             (1,154)           (246)(5)        (1,400)
                                                       ---------------------------------------------------
          Income from continuing operations            $        1,679   $         386     $       2,065
                                                       ===================================================

          Basic earnings per weighted-average
             common share outstanding:
              Income from continuing operations        $         0.20                     $        0.25

          Diluted earnings per weighted-average
             common share outstanding:
              Income from continuing operations        $         0.20                     $        0.24



      The notes to the unaudited pro forma condensed consolidated financial statements are an integral part of this statement.

                             PLM INTERNATIONAL, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 1997


                                                                           Trailer          Unaudited
                                                         Historical        Leasing          Pro Forma
                                                        -------------    ------------      ------------

                                                             (in thousands, except per share amounts)

         Income Statement Data
         Total revenues                               $       31,169   $      (7,634)    $      23,535
         Operations support                                   13,166          (4,503)(2)         8,663
         Depreciation and amortization                         4,489          (1,672)            2,817
         General and administrative                            9,536              --             9,536
                                                      ---------------------------------------------------
         Operating income                                      3,978          (1,459)            2,519

         Interest expense                                     (4,572)          1,201            (3,371)
         Interest income                                       1,311              --             1,311
         Other income (expense)                                 (342)              2              (340)
         Benefit from income tax                                 423             100 (5)           523
                                                      ---------------------------------------------------
         Income (loss) from continuing operations     $          798   $        (156)    $         642
                                                      ===================================================

         Basic earnings per weighted-average
          common share outstanding:
             Income from continuing operations        $         0.09                     $        0.07

         Diluted earnings per weighted-average
          common share outstanding:
             Income from continuing operations        $         0.09                     $        0.07




      The notes to the unaudited pro forma condensed consolidated financial statements are an integral part of this statement.

                             PLM INTERNATIONAL, INC.
                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         CONSOLIDATED INCOME STATEMENTS

1.       TRAILER LEASING

         The pro forma condensed consolidated statements of income give effect to the proposed sale of the assets of the trailer leasing division assuming the sale occurred on January 1, 1997. The pro forma condensed consolidated statements of income exclude all direct expenses and overhead costs of the trailer leasing division that will be eliminated on the completion of the sale of the assets of the trailer leasing division. In addition, the fees earned from the management of the trailers owned by affiliated entities, which will be disposed of in a separate but related transaction, are also eliminated in the pro forma income statements.

2.       OPERATIONS SUPPORT

         The pro forma condensed consolidated statements of income exclude all direct expenses and overhead costs of PLM International, Inc. related to the trailer leasing division that will be eliminated on the completion of the sale of the assets of the trailer leasing division.

3.      PROPOSED TRANSACTION

         The estimated gain on sale of the assets of the trailer leasing division, net of taxes, is $4.5 million. The estimated gain has not been included in any of the pro-forma income statements.

4.       USE OF PROCEEDS

         The following table represents the net sale proceeds (in millions of dollars):

           Projected sales proceeds after transaction costs      $   46.6
           Tax liability                                             (8.9)
           Tax liability partially offset by the deferred
             tax assets of PLM                                        1.4
           Liabilities of the trailer leasing division not
             assumed by the purchaser to be paid at the
             close of the transaction                                (7.7)
                                                                  --------
              Net sale proceeds                                  $   31.4
                                                                 =========

         The net sale proceeds will be deposited into the bank and are presumed to be non-interest bearing cash for the pro forma statements of income.

     5.  INCOME TAXES

         The pro forma condensed consolidated statements of income give effect to the tax adjustments at a statutory rate of 39%, of which 35% is for Federal tax and 4% for state tax.

     6.  CLOSING ADJUSTMENTS

         The actual sales proceeds will be adjusted at the closing date from the amounts presented herein on a dollar for dollar basis for increases or decreases in the net book value of the assets sold and liabilities assumed of the trailer division between March 31, 2000 and the closing date.

                             PLM INTERNATIONAL, INC.
                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         CONSOLIDATED INCOME STATEMENTS

     7.  SEVERANCE AGREEMENTS

         PLM has entered into Severance Agreements with the Chief Executive Officer and the Senior Vice President, which allows either PLM or the employee to terminate the individual's employment after the assets of the trailer leasing division are sold. Upon termination of their employment, the individuals would be entitled to a lump sum payment of 2 to 3 years of their annual base compensation. In addition, they will be entitled to certain benefits for a similar period. The total cost under these agreements is $1.5 million. This expense is not considered as part of the proposed transaction and accordingly has not been included in the accompanying pro forma financial statements.

     8. RECONCILIATION OF PRO FORMA STATEMENTS OF OPERATIONS TO HISTORICAL FINANCIAL STATEMENTS

         The following table reconciles income (loss) in the trailer leasing division's pro forma statements of operations to income (loss) in the trailer leasing division's historical financial statements.



                                                          For the Twelve Months Ended         For the Three Months
                                                                 December 31,                   Ended March 31,
                                                           1999       1998       1997            2000         1999
                                                       ----------------------------------     ---------------------

                                                               (in thousands of dollars)

     Income (loss) in the trailer leasing division's
       - pro forma statements                            $ 1,314    $   (386) $    156         $     (20)   $   (163)
     Pro forma adjustments to reflect
       income earned from management of trailers
       by non-trailer subsidiaries, net of tax              (189)       (279)     (299)              (40)        (54)
     Indirect costs allocated to trailer leasing that
       will not be eliminated as a result of the sale,
       net of tax                                           (517)       (273)     (228)             (200)        (90)
                                                        --------------------------------------------------------------
     Income (loss) in the trailer leasing division's
       - historical financial statements                 $   608    $   (938) $   (371)        $    (260)   $   (307)
                                                        ==============================================================



                              INDEPENDENT AUDITORS

              We expect representatives of KPMG LLP, PLM's independent auditors, to be present at the special meeting. We will afford them the opportunity to make a statement if they desire to do so and expect them to be available to respond to questions.

                              STOCKHOLDER PROPOSALS

              Pursuant to PLM's by-laws, a stockholder who desires to present a proposal at a meeting of stockholders of PLM without inclusion of such proposal in PLM's proxy materials relating to the meeting must give timely notice of the proposal in writing to the Secretary of PLM. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of PLM not less than 50 days nor more than 75 days prior to the meeting; provided, however, that if less than 65 days' prior notice or prior public disclosure of the date of the meeting is given or made to stockholders, a stockholder's notice must be so received not later than the close of business on the fifteenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. PLM reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

              All notices of proposals of stockholders should be sent to the attention of the Secretary, PLM International, Inc., One Market, Steuart Street Tower, Suite 800, San Francisco, California 94105.

                       WHERE YOU CAN FIND MORE INFORMATION

              PLM files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Stockholders may read and copy any reports, statements or other information that PLM files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our filings are also available from commercial document retrieval services and at the Internet web site maintained by the SEC at http:www.sec.gov. PLM's annual report on Form 10-K for the year ended December 31, 1999 and quarterly report on Form 10-Q for the three-month period ended March 31, 2000 are included with the materials mailed with this proxy statement.

              The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

     PLM SEC FILINGS (FILE NO. 1-9670)                PERIOD

     Annual Report on Form 10-K............. Year ended December 31, 1999
     Quarterly Report on Form 10-Q.......... Quarter ended March 31, 2000

              Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement, by requesting them in writing or by telephone from PLM at the following address:

              PLM International, Inc.
              One Market
              Steuart Street Tower, Suite 800
              San Francisco, California 94105
              Attention:  Investor Relations
              Telephone: (415) 974-1399
                         (800) 626-7549

     Please request documents by August 17, 2000 to ensure receipt before the special meeting.

                               PLM TRAILER LEASING
                     Unaudited Combined Financial Statements



- Combined Statements of Operations for the Three Months Ended March 31, 1999 and 2000 (unaudited)
-        Combined Balance Sheets as of March 31, 1999 and 2000 (unaudited)
- Combined Statements of Changes in Stockholders' Equity for the Year Ended December 31, 1999 and the Three Months Ended March 31, 2000 (unaudited)
- Combined Statements of Cash Flows for the Three Months Ended March 31, 1999 and 2000 (unaudited)
-        Notes to Unaudited Combined Financial Statements
- Combined Statements of Operations for the Years Ended December 31, 1997, 1998 and 1999 (unaudited)
-        Combined Balance Sheets as of December 31, 1998 and 1999 (unaudited)
- Combined Statements of Changes in Stockholders' Equity for the Years Ended December 31, 1997, 1998 and 1999 (unaudited)
- Combined Statements of Cash Flows for the Years Ended December 31, 1997, 1998 and 1999 (unaudited)
-        Notes to Unaudited Combined Financial Statements

                               PLM TRAILER LEASING
                        COMBINED STATEMENTS OF OPERATIONS
                            (in thousands of dollars)
                                    Unaudited


                                                    For the Three Months
                                                        Ended March 31,
                                                      2000           1999
                                                 --------------------------

    REVENUES
    Lease income                                  $    7,245      $    3,691
    Management fees                                      173             205
    Loss on the sale or disposition of assets, net       (13)             (9)
    Other                                                  3              --
                                                  ---------------------------
        Total revenues                                 7,408           3,887
                                                  ---------------------------
    Costs and expenses
    Operations support                                 3,640           1,899
    Depreciation and amortization                      2,365           1,459
    General and administrative expenses                  740             478
                                                  ---------------------------
        Total costs and expenses                       6,745           3,836
                                                  ---------------------------
    Operating income                                     663              51

    Interest expense                                  (1,089)           (554)
                                                  ---------------------------
     Loss before income taxes                           (426)           (503)

    Benefit from income taxes                           (166)           (196)
                                                  ---------------------------
          Net loss                                $     (260)    $     (307)
                                                  =============================




















    See accompanying notes to these unaudited combined financial statements.

                               PLM TRAILER LEASING
                             COMBINED BALANCE SHEETS
                            (in thousands of dollars)
                                    Unaudited




                                     ASSETS

                                                                                                 March 31,          December 31,
                                                                                                   2000                 1999
                                                                                            ---------------------------------------

  Receivables (net of allowance for doubtful accounts of $0.8 million and
    $0.5 million as of March 31, 2000 and December 31, 1999, respectively)                   $     4,766      $           6,367
  Trailers held for operating leases                                                             108,272                103,000
    Less accumulated depreciation                                                                (23,298)               (21,093)
                                                                                             -------------------------------------
                                                                                                  84,974                 81,907

  Restricted cash and cash equivalents                                                                43                     46
  Other assets, net                                                                                  480                    581
                                                                                             =====================================
      Total assets                                                                           $    90,263      $          88,901
                                                                                             =====================================


                             LIABILITIES AND EQUITY

  LIABILITIES
  Senior secured loan                                                                        $     7,353      $           8,824
  Other secured debt                                                                              50,103                 50,697
  Payables and other liabilities                                                                     488                  2,438
  Deferred income taxes                                                                            5,967                  4,202
                                                                                             -------------------------------------
    Total liabilities                                                                             63,911                 66,161

  EQUITY
    Total equity                                                                                  26,352                 22,740
                                                                                             =====================================
      Total liabilities and equity                                                           $    90,263      $          88,901
                                                                                             =====================================





    See accompanying notes to these unaudited combined financial statements.

                               PLM TRAILER LEASING
                    COMBINED STATEMENTS OF CHANGES IN EQUITY
 For the Year Ended December 31, 1999 and the Three Months Ended March 31, 2000
                           (in thousands of dollars)
                                    Unaudited




                                                        Total
                                                        Equity
                                              ------------------------


  Balance, December 31, 1998                      $        19,879

  Capital contributions from Parent                         2,253

  Net income                                                  608
                                                --------------------
  Balance, December 31, 1999                               22,740

  Capital contributions from Parent                         3,872

  Net loss                                                   (260)
                                                ---------------------
  Balance, March 31, 2000                         $        26,352
                                               =======================



    See accompanying notes to these unaudited combined financial statements.

                    PLM TRAILER LEASING For the Three Months
                        COMBINED STATEMENTS OF CASH FLOWS
                           (in thousands of dollars)
                                   Unaudited

                                                                                                         For the Three Months
                                                                                                            Ended March 31,
                                                                                                          2000               1999
                                                                                                  ---------------------------------
  OPERATING ACTIVITIES
  Net loss                                                                                         $       (260)       $      (307)
  Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation and amortization                                                                       2,365              1,459
      Deferred income tax                                                                                 1,765                661
      Loss on sale or disposition of assets, net                                                             13                  9
      (Decrease) increase in payables and other liabilities                                              (1,950)               369
      Decrease in receivables                                                                             1,601                109
      Decrease (increase) in other assets                                                                    91                (40)
                                                                                                   --------------------------------
        Net cash provided by operating activities                                                         3,625              2,260
                                                                                                   --------------------------------

  INVESTING ACTIVITIES
  Purchase of property, plant, and equipment                                                                 --                 (6)
  Purchase of transportation equipment and capital improvements                                          (5,480)            (8,106)
  Proceeds from the sale of transportation equipment for lease                                               45                103
  Decrease (increase) in restricted cash and restricted cash equivalents                                      3                (25)
                                                                                                   --------------------------------
        Net cash used in investing activities                                                            (5,432)            (8,034)
                                                                                                   --------------------------------

  FINANCING ACTIVITIES
  Borrowings of short-term warehouse credit facilities                                                       --              5,800
  Repayment of senior secured loan                                                                       (1,471)            (1,471)
  Borrowings of other secured debt                                                                          273                 --
  Repayment of other secured debt                                                                          (867)              (298)
  Capital contributions from Parent                                                                       3,872              1,743
                                                                                                   --------------------------------
        Net cash provided by financing activities                                                         1,807              5,774
                                                                                                   --------------------------------

  Net change in cash and cash equivalents                                                                    --                 --
  Cash and cash equivalents at beginning of period                                                           --                 --
                                                                                                   ================================
  Cash and cash equivalents at end of period                                                       $         --        $        --
                                                                                                   ================================




    See accompanying notes to these unaudited combined financial statements.

                               PLM TRAILER LEASING
                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

1.   GENERAL

In the opinion of management, the accompanying unaudited combined financial statements contain all adjustments necessary, consisting primarily of normal recurring accruals, to present fairly PLM Trailer Leasing financial position as of March 31, 2000 and December 31, 1999, statements of operations for the three months ended March 31, 2000 and 1999, statements of changes in equity for the year ended December 31, 1999 and the three months ended March 31, 2000 and statements of cash flows for the three months ended March 31, 2000 and 1999. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the accompanying unaudited combined financial statements.

2.   DEBT

During the first quarter of 2000, PLM Trailer Leasing borrowed $0.3 million under the $15.0 million credit facility used to purchase trailers. This facility's outstanding balance at March 31, 2000 was $15.0 million.

During the first quarter of 2000, PLM Trailer Leasing repaid $1.5 million of the senior secured loan and $0.9 million of the other secured debt, in accordance with the debt repayment schedules.

3.   TRANSACTIONS WITH AFFILIATES

The Parent and its various subsidiaries, including PLM Trailer Leasing, incur costs associated with management, accounting, legal, data processing, and other general and administrative activities. Direct costs are charged directly to PLM Trailer Leasing as incurred. Indirect costs are allocated among PLM Trailer Leasing, the Parent, and other subsidiaries of the Parent using an allocation method that management believes is reasonable when compared to business activities.

General and administrative expenses allocated from the Parent to PLM Trailer Leasing totalled $0.7 million, and $0.5 million for the three months ended March 31, 2000 and 1999, respectively.

4.   PURCHASE COMMITMENTS

As of June 20, 2000, PLM Trailer Leasing had committed to purchase $16.5 million of trailer equipment.

5.   SUBSEQUENT EVENTS

From January 1 to June 20, 2000, PLM Trailer Leasing purchased 257 trailers for $10.4 million.

On May 24, 2000, PLM International, Inc. and Marubeni America Corporation signed an asset purchase agreement to sell the refrigerated and dry trailer assets of PLM International, Inc. to Marubeni America Corporation. It is estimated that at the closing of the sale, Marubeni America Corporation will pay approximately $63 million in cash to the Parent for its 4,000 trailers and assume $50 million in debt and other liabilities, including the operation of up to 22 of PLM Trailer Leasing's trailer yards located throughout the United States. The estimated $63 million cash proceeds assumes PLM Trailer Leasing's purchases of $7.9 million in trailer equipment prior to the close, in addition to the $10.4 million of trailers purchased from January 1 to June 20, 2000. The trans-action is expected to close in the third quarter of 2000.

                               PLM TRAILER LEASING
                        COMBINED STATEMENTS OF OPERATIONS
                            Years Ended December 31,
                            (in thousands of dollars)
                                    UNAUDITED


                                                                                    1999            1998            1997
                                                                               ----------------------------------------------
  REVENUES
  Lease income (Note 2)                                                        $    24,561      $    9,743       $    5,544
  Management fees (Note 1)                                                             835           1,022            1,283
  (Loss) gain on the sale or disposition of assets, net                                (49 )            94              313
  Other                                                                                 23               4                2
                                                                               ----------------------------------------------
    Total revenues                                                                  25,370          10,863            7,142
                                                                               ----------------------------------------------

  COSTS AND EXPENSES
  Operations support (Notes 7)                                                      11,422           5,127            3,282
  Depreciation and amortization (Note 1)                                             7,620           3,802            1,672
  General and administrative expense (Note 9)                                        2,169           1,717            1,594
                                                                               ----------------------------------------------
    Total costs and expenses                                                        21,211          10,646            6,548
                                                                               ----------------------------------------------

  Operating income                                                                   4,159             217              594

  Interest expense (Note 5)                                                         (3,163)         (1,754)          (1,201)
  Other expenses, net                                                                   --              --               (2)
                                                                               ----------------------------------------------
    Income (loss) before income taxes                                                  996          (1,537)            (609)

  Provision for (benefit from) income taxes (Note 6)                                   388            (599)            (238)

                                                                               ----------------------------------------------
      Net income (loss)                                                         $      608      $     (938)      $     (371)
                                                                               ==============================================



    See accompanying notes to these unaudited combined financial statements.

                               PLM TRAILER LEASING
                             COMBINED BALANCE SHEETS
                               As of December 31,
                            (in thousands of dollars)
                                    UNAUDITED


                                     ASSETS

                                                                                             1999             1998
                                                                                        -------------------------------
  Receivables (net of allowance for doubtful accounts of $0.5 million and
    $0.1 million as of December 31, 1999 and 1998, respectively)                          $     6,367      $     2,772
  Trailers held for operating leases (Note 2)                                                 103,000           63,044
    Less accumulated depreciation                                                             (21,093)         (15,516)
                                                                                          ------------------------------
                                                                                               81,907           47,528

  Restricted cash and cash equivalents (Note 3)                                                    46              115
  Other assets, net (Note 4)                                                                      581              404
                                                                                          ==============================
      Total assets                                                                        $    88,901      $    50,819
                                                                                          ==============================


                             LIABILITIES AND EQUITY

  LIABILITIES
  Senior secured loan (Note 5)                                                             $    8,824      $    14,081
  Other secured debt (Note 5)                                                                  50,697           13,142
  Payables and other liabilities                                                                2,438            1,147
  Deferred income taxes (Note 6)                                                                4,202            2,570
                                                                                          ------------------------------
    Total liabilities                                                                          66,161           30,940

  EQUITY
    Total equity (Note 10)                                                                     22,740           19,879
                                                                                          ==============================
      Total liabilities and  equity                                                       $    88,901      $    50,819
                                                                                          ==============================




    See accompanying notes to these unaudited combined financial statements.

                               PLM TRAILER LEASING
                     COMBINED STATEMENT OF CHANGES IN EQUITY
                  Years Ended December 31, 1999, 1998, and 1997
                            (in thousands of dollars)
                                    UNAUDITED



                                                    Total
                                                    Equity
                                              ---------------------


  Balance, December 31, 1996                   $           780

  Capital contributions from Parent                     12,771

  Net loss                                                (371)
                                               -------------------

  Balance, December 31, 1997                            13,180

  Capital contributions from Parent                      7,637

  Net loss                                                (938)
                                               --------------------

  Balance, December 31, 1998                            19,879

  Capital contributions from parent                      2,253

  Net income                                               608
                                               --------------------

  Balance, December 31, 1999                   $        22,740
                                               ====================



    See accompanying notes to these unaudited combined financial statements.

                               PLM TRAILER LEASING
                        COMBINED STATEMENTS OF CASH FLOWS
                            Years Ended December 31,
                            (in thousands of dollars)
                                    UNAUDITED


                                                                             1999              1998             1997
                                                                         --------------------------------------------------
OPERATING ACTIVITIES
Net income (loss)                                                        $         608      $      (938)     $      (371)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
    Depreciation and amortization                                                7,620            3,802            1,672
    Deferred income tax                                                          1,632           (1,027)          (2,915)
    Loss (gain) on the sale or disposition of assets, net                           49              (94)            (313)
    Increase (decrease) in payables and other liabilities                        1,291              841              (10)
    Increase in receivables                                                     (3,595)          (1,318)            (417)
    (Increase) decrease in other assets                                           (221)              93               86
                                                                         --------------------------------------------------
       Net cash provided by (used in) operating activities                       7,384            1,359           (2,268)

Investing activities
Principal payments received on finance leases                                       --               12               38
Purchase of property, plant, and equipment                                         (19)             (53)             (29)
Purchase of trailer equipment and capital improvements                         (42,542)         (34,150)          (9,115)
Proceeds from the sale of trailer equipment held for lease                         557            5,301            2,540
Decrease in restricted cash and cash equivalents                                    69           12,634              475
                                                                        ---------------------------------------------------
  Net cash used in investing activities                                        (41,935)         (16,256)          (6,091)

FINANCING ACTIVITIES
Repayment of senior secured loan                                                (5,257)          (5,882)          (4,412)
Borrowings of other secured debt                                                39,727           13,142               --
Repayment of other secured debt                                                 (2,172)              --               --
Capital contributions from Parent                                                2,253            7,637           12,771
                                                                         ------------------------------------------------
Net cash provided by financing activities                                       34,551           14,897            8,359

Net change in cash and cash equivalents                                             --               --               --
Cash and cash equivalents at beginning of year                                      --               --               --
                                                                         ==================================================
    Cash and cash equivalents at end of year                             $          --      $        --      $        --
                                                                         ==================================================





    See accompanying notes to these unaudited combined financial statements.

                               PLM TRAILER LEASING
                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited combined financial statements contain all necessary adjustments, consisting primarily of normal recurring accruals, to present fairly the results of operations, financial position, changes in equity, and cash flows of PLM Trailer Leasing.

PLM Trailer Leasing is not a legal entity. PLM Trailer Leasing represents the dry and refrigerated trailer leasing operations of PLM International, Inc. (the Parent) as well as operations conducted by two of PLM International's wholly owned subsidiaries, PLM Rental, Inc. and TEC AcquiSub, Inc.

These financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LEASING OPERATIONS

PLM's trailer leasing operations specialize in the short-term rental of dry and refrigerated trailers from 22 rental yards located throughout the United States. Trailers are depreciated over their estimated useful life. Rental payments are recorded as revenue over the lease term as earned in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards
(SFAS) No. 13, "Accounting For Leases".

EQUIPMENT

Trailer equipment held for operating lease is stated at cost. Depreciation is computed on the straight-line method down to the equipment's estimated salvage value, utilizing the estimated useful lives in 10 to 18 years. Salvage values for transportation equipment are 20% of original equipment cost.

In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," PLM Trailer Leasing reviews the carrying value of its equipment at least quarterly and whenever circumstances indicate that the carrying value of an asset may not be recoverable. If projected undiscounted future cash flows are lower than the carrying value of the equipment, the loss on revaluation is recorded. There were no equipment revaluation required during 1999, 1998, and 1997.

Repairs and maintenance costs are usually the obligation of PLM Trailer Leasing. Repair and maintenance expenses were $4.8 million, $1.7 million, and $1.3 million for 1999, 1998, and 1997, respectively.

MANAGEMENT FEES

Management fees are earned for managing the trailer portfolios owned by affiliated third parties as provided for in various agreements, and are recognized as revenue over time as they are earned.

                               PLM TRAILER LEASING
                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES

PLM Trailer Leasing recognizes income tax expense using the liability method. Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

PLM Trailer Leasing is included in the consolidated federal and certain combined state income tax returns of the Parent. Income taxes have been calculated on a separate company basis pursuant to SFAS No. 109, "Accounting for Income Taxes". PLM Trailer Leasing provides for the income tax expense (benefit) using a combined federal and state tax rate applied to pretax earnings.

Deferred income taxes arise primarily because of differences in the timing of reporting equipment depreciation and certain accruals for financial statement and income tax reporting purposes.

INTANGIBLES

Intangibles consist primarily of loan fees and software. They are reported at the lower of net amortized cost or fair value and are generally included on the balance sheet in other assets, net. Loan fees are amortized over the life of the related loan. Software is amortized over three to five years from the acquisition date.

COMPREHENSIVE INCOME

PLM Trailer Leasing's net income is equal to comprehensive income for the years ended December 31, 1999, 1998, and 1997.

CASH AND CASH EQUIVALENTS

PLM TRAILER LEASING DOES NOT MAINTAIN ANY CASH BALANCES. CASH OPERATION REQUIREMENTS ARE FINANCED BY CAPITAL CONTRIBUTION FROM THE PARENT.

2.   EQUIPMENT HELD FOR OPERATING LEASES

As of December 31, 1999 and 1998, transportation equipment held for operating leases consisted of refrigerated and dry van trailers.

During 1999, PLM Trailer Leasing purchased trailers for $42.5 million and sold trailers with a net book value of $0.6 million for $0.6 million. During 1998, PLM Trailer Leasing purchased trailers for $34.1 million and sold trailers with a net book value of $5.2 million for $5.3 million. During 1997, PLM Trailer Leasing purchased trailers for $9.1 million and sold trailers with a net book value of $2.2 million for $2.5 million.

Per diem and short-term rentals consisting of utilization rate lease payments included in revenue amounted to approximately $20.9 million in 1999, $8.4 million in 1998, and $5.2 million in 1997.

                               PLM TRAILER LEASING
                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

3.   RESTRICTED CASH

Restricted cash consists of a bank account that is subject to withdrawal restrictions per a loan agreement. The senior loan agreement requires proceeds from the sale of pledged assets be deposited into a collateral bank account and the funds used to purchase additional equipment to the extent required to meet certain debt requirements or to reduce the outstanding loan balance (refer to Note 5).

4.   OTHER ASSETS, NET

Other assets, net consists of the following as of December 31 (in thousands of dollars):

                                                                                   1999           1998
                                                                               ---------------------------
  Loan fees, net of accumulated amortization of $1,143 and $1,043
    in 1999 and 1998, respectively                                             $      290     $       208
  Prepaid expenses, deposits, and other                                               218              79
  Furniture, fixtures, and equipment, net of accumulated
    depreciation of $145 and $82 in 1999 and 1998, respectively                        73             117
                                                                               ---------------------------
      Total other assets, net                                                  $      581     $       404
                                                                               ===========================


5.       SECURED DEBT

Secured debt in various legal entities related to PLM Trailer Leasing consisted of the following as of December 31 (in thousands of dollars):

                                                                                   1999           1998
                                                                               -------------------------------
  Senior secured loan:
     Institutional  debt,  bearing  interest at 9.78%,  interest due  quarterly, principal  payments due quarterly  beginning June 30, 1997 through June 30,
     2001,  secured by certain of PLM Trailer Leasing's trailer equipment assets and associated leases, and cash in a cash collateral account


                                                                               $    8,824     $    14,081

  Other secured debt:
     Eight debt agreements, bearing interest from 5.35% to 7.05%, each with payments of $0.1 million due monthly in advance secured by certain trailer equipment. The final payments total $9.1 million and are due between December 2005 and October 2006. In return for favorable financing terms, these agreements give beneficial tax treatment in these secured trailers to the lenders




                                                                                   35,970          13,142

     Credit  facility  agreement,  bearing  interest  at LIBOR  plus  1.5%,  the facility  allows PLM Trailer Leasing to borrow up to $15.0 million within a one-year  period  with  quarterly  payments of $0.5  million.  This debt is secured by certain  trailer  equipment.  A final payment of $2.9 million is due August
     2006                                                                          14,727              --
                                                                               -------------------------------

        Total secured debt                                                     $   59,521     $    27,223
                                                                               ================================

                               PLM TRAILER LEASING
                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

5.       SECURED DEBT (continued)

During 1999, PLM Trailer Leasing repaid $5.3 million of the senior secured loan, in accordance with the debt repayment schedule. The senior secured loan facility provides that equipment sale proceeds from collateralized equipment or cash deposits be placed into cash collateral accounts or used to purchase additional equipment to the extent required to meet certain debt covenants. The senior secured loan agreement contains financial covenants related to net worth, ratios for leverage, interest coverage ratios, and collateral coverage. These covenants are tested using PLM International Inc.'s results of operations and financial position. The senior secured loan also contains a covenant requiring diversification of the equipment in the collateral pool. PLM Trailer Leasing is not in compliance with this covenant as virtually all of the pledged equipment are trailers. The lender has verbally waived this covenant and is expected to waive it in the future. As of December 31, 1999, the cash collateral balance was $46,000.

AS OF DECEMBER 31, 1999, PLM TRAILER LEASING HAD $36.0 MILLION OUTSTANDING IN EIGHT DEBT AGREEMENTS, BEARING INTEREST FROM 5.35% TO 7.05%, EACH WITH MONTHLY PAYMENTS OF $0.1 MILLION. THE DEBT IS SECURED BY CERTAIN TRAILER EQUIPMENT.
DURING 1999, PLM TRAILER LEASING REPAID $2.2 MILLION ON THE EIGHT DEBT AGREEMENTS ACCORDANCE WITH ITS DEBT AMORTIZATION SCHEDULES. THE FINAL PAYMENTS DUE UNDER THESE AGREEMENTS, WHICH EQUAL 15% TO 25% OF THE ORIGINAL LOAN TOTAL $9.1 MILLION AND ARE DUE BETWEEN DECEMBER 2005 AND OCTOBER 2006.

In the second quarter of 1999, PLM Trailer Leasing entered into a $15.0 million credit facility loan agreement bearing interest at LIBOR plus 1.5%. This facility allows PLM Trailer Leasing to borrow up to $15.0 million within a one-year period. The credit facility agreement contains financial covenants related to net worth, ratios for leverage, interest coverage ratios, and collateral coverage. These covenants are tested using PLM International Inc.'s results of operations and financial position. As of December 31, 1999, PLM Trailer Leasing had borrowed $14.7 million under this facility. Payments of $0.5 million are due quarterly beginning August 2000, with a final payment of $2.9 million due August 2006.

Scheduled principal payments on long-term secured debt as of December 31, 1999 are (in thousands of dollars):

          2000      $   10,344
          2001           8,539
          2002           5,842
          2003           6,101
          2004           6,378
    Thereafter          22,317
                    -----------
         Total      $   59,521
                    ===========
6.   INCOME TAXES

The provision for (benefit from) income taxes attributable to income from operations consists of the following (in thousands of dollars):

                                       1999
                        -------------------------------------------
                            Federal         State        Total
                        -------------------------------------------
   Current              $    (1,087)    $     (157)  $    (1,244)
   Deferred                   1,426            206         1,632
                        ===========================================
   Total                $       339     $       49   $       388
                        ===========================================

                               PLM TRAILER LEASING
                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

6.       INCOME TAXES (continued)

                                                 1998
                                 ---------------------------------------------
                                    Federal          State        Total
                                 ---------------------------------------------
   Current                       $      373     $       55  $        428
   Deferred                            (896)          (131)       (1,027)
                                 =============================================
   Total                         $     (523)    $      (76)  $      (599)
                                 =============================================

                                                 1997
                                 ---------------------------------------------
                                    Federal          State        Total
                                 ---------------------------------------------
   Current                       $    2,300     $      377  $      2,677
   Deferred                          (2,504)          (411)       (2,915)
                                 =============================================
   Total                         $     (204)    $      (34)  $      (238)
                                 =============================================

Amounts for the current year are based upon estimates and assumptions as of the date of this report and could vary significantly from amounts shown on the tax returns ultimately filed.

The difference between the effective rate and the expected federal statutory rate is reconciled below:

                                              1999         1998          1997
                                            -----------------------------------
Federal statutory tax expense (benefit) rate  35%          (35)%         (35)%
State income tax expense (benefit) rate        3            (3)           (3)
Other                                          1            (1)           (1)
                                            -----------------------------------
      Effective tax expense (benefit) rate    39%          (39)%         (39)%
                                            ===================================

The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities as of December 31 are presented below (in thousands of dollars):

                                                          1999           1998
                                                   ----------------------------
Deferred tax liabilities from continuing operations:
 Equipment, principally differences in depreciation  $   5,279       $   6,373
                                                   ============================

Management has reviewed all established tax interpretations of items reflected in its consolidated tax returns and believes that these interpretations do not require valuation allowances, as described in SFAS No. 109 "Accounting for Income Taxes".

7.   COMMITMENTS AND CONTINGENCIES

LITIGATION

PLM Trailer Leasing is involved as plaintiff or defendant in various legal actions incidental to its business. Management does not believe that any of these actions will be material to the financial condition of PLM Trailer Leasing.

LEASE AGREEMENTS

PLM Trailer Leasing has entered into operating leases for its rental yard operations. PLM Trailer Leasing's total rent expense was $1.3 million, $1.0 million, and $0.8 million in 1999, 1998, and 1997, respectively.

                               PLM TRAILER LEASING
                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

7.   COMMITMENTS AND CONTINGENCIES (continued)

Annual lease commitments for all of PLM Trailer Leasing's locations total $0.9 million in 2000, $0.6 million in 2001, $0.4 million in 2002, $0.3 million in 2003, and $0.1 million in 2004.

8.   PROFIT SHARING AND 401(k) PLAN

PLM Trailer Leasing participated in the Parent's Profit Sharing and 401(k) Plan (the Plan) effective as of February 1996. The Plan provides for deferred compensation as described in Section 401(k) of the Internal Revenue Code. The Plan is a contributory plan available to essentially all full-time employees of PLM Trailer Leasing in the United States. In 1999, employees who participated in the Plan could elect to defer and contribute to the trust established under the Plan up to 9% of pretax salary or wages up to $10,000. PLM Trailer Leasing matched up to a maximum of $4,000 of employees' 401(k) contributions in 1999, 1998, and 1997 to vest in four equal installments over a four-year period. PLM Trailer Leasing's total 401(k) contributions, net of forfeitures, were $0.1 million, $0.1 million, and $44,000 for 1999, 1998, and 1997, respectively.

During 1999, 1998, and 1997, PLM Trailer Leasing accrued discretionary profit-sharing contributions. Profit-sharing contributions are allocated equally among the number of eligible Plan participants. PLM Trailer Leasing's total profit-sharing contributions were $47,000, $44,000, and $0.1 million for 1999, 1998, and 1997, respectively.

9.   TRANSACTIONS WITH AFFILIATES

The Parent and its various subsidiaries, including PLM Trailer Leasing, incur costs associated with management, accounting, legal, data processing, and other general and administrative activities. Direct costs are charged directly to PLM Trailer Leasing as incurred. Indirect costs are allocated among PLM Trailer Leasing, the Parent, and other subsidiaries of the Parent using an allocation method that management believes is reasonable when compared to business activities.

General and administrative expenses, including direct costs of PLM Trailer Leasing and indirect costs of PLM International, allocated from the Parent to PLM Trailer Leasing totaled $2.2 million, $1.7 million, and $1.6 million in 1999, 1998, and 1997, respectively.

10.  RISK MANAGEMENT

CONCENTRATIONS OF CREDIT RISK

Financial   instruments  that   potentially   subject  PLM  Trailer  Leasing  to
concentrations of credit risk consist principally of receivables and leases.

Concentrations of credit risk with respect to leases are limited, due to the large number of customers comprising PLM Trailer Leasing's customer base and their dispersion across different businesses and geographic areas.
Currently, none of PLM Trailer Leasing's equipment is leased internationally.

No single lessee of PLM Trailer Leasing's equipment accounted for more than 10% of revenues for the years ended December 31, 1999, 1998, or 1997. As of December 31, 1999 and 1998, management believes PLM Trailer Leasing had no significant concentrations of credit risk that could have a material adverse effect on PLM Trailer Leasing's business, financial condition, or results of operations.

                               PLM TRAILER LEASING
                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

11.  ESTIMATED FAIR VALUE OF PLM TRAILER LEASING'S FINANCIAL INSTRUMENTS

PLM Trailer Leasing estimates the fair value of it's financial instruments based on recent similar transactions PLM Trailer Leasing has entered into. The estimated fair values of PLM Trailer Leasing's financial instruments are as follows as of December 31 (in thousands of dollars):


                                                1999                                 1998
                                     ------------------------------      -------------------------------
                                     Carrying            Fair             Carrying           Fair
                                     Amount              Value             Amount            Value
                                     -------------    -------------      -------------    --------------
     Financial assets:
       Restricted cash (Note 3)       $     46           $     46          $     115       $       115
     Financial liabilities:
       Senior loan (Note 5)              8,824              8,940             14,081            14,503
       Other secured debt (Note 5)      50,697             50,191             13,142            13,142


12.      PURCHASE COMMITMENTS

As of June 20, 2000, PLM Trailer Leasing had committed to purchase $16.5 million of trailer equipment.

13.  SUBSEQUENT EVENTS

From January 1 to June 20, 2000, PLM Trailer Leasing purchased 257 trailers for $10.4 million.

On May 24, 2000, PLM International, Inc. and Marubeni America Corporation signed an asset purchase agreement to sell the refrigerated and dry trailer assets of PLM International, Inc. to Marubeni America Corporation. It is estimated that at the closing of the sale, Marubeni America Corporation will pay approximately $63 million in cash to the Parent for its 4,000 trailers and assume $50 million in debt and other liabilities, including the operation of up to 22 of PLM Trailer Leasing's trailer yards located throughout the United States. The estimated $63 million cash proceeds assumes PLM Trailer Leasing's purchases of $7.9 million in trailer equipment prior to the close, in addition to the $10.4 million of trailers purchased from January 1 to June 20, 2000. The trans-action is expected to close in the third quarter of 2000.

                                     ANNEX A




                            ASSET PURCHASE AGREEMENT

                                      among

                          MARUBENI AMERICA CORPORATION
                                       and

                             PLM INTERNATIONAL, INC.
                                PLM Rental, Inc.
                               TEC AcquiSub, Inc.
                    PLM TRANSPORTATION EQUIPMENT CORPORATION

                                      dated

                                  May 24, 2000


                                TABLE OF CONTENTS


ARTICLE I -PURCHASE AND SALE OF ACQUIRED ASSETS AND ASSUMED LIABILITIES...............................   1
         1.1  DEFINITIONS.............................................................................   1
         1.2  PURCHASE AND SALE OF ASSETS AND ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS................   9
         1.3  CONSIDERATION...........................................................................  12
         1.4  CLOSING.................................................................................  12
         1.5  POST-CLOSING ADJUSTMENT TO THE ESTIMATED PURCHASE PRICE (OTHER THAN THE HOLDBACK AMOUNT)  14

ARTICLE II -RELATED MATTERS...........................................................................  15
         2.1  CONFIDENTIALITY.........................................................................  16
         2.2  FURTHER ASSURANCES; ACCESS TO BOOKS AND RECORDS.........................................  16
         2.3  ACCOUNTS RECEIVABLES/PREPAYMENT ITEMS PROCEEDS..........................................  18
         2.4  ASSIGNMENT AND TRANSFER FEES AND TAXES..................................................  18

ARTICLE III -REPRESENTATIONS AND WARRANTIES OF SELLERS................................................  19
         3.1  CORPORATE ORGANIZATION, ETC.............................................................  20
         3.2  AUTHORIZATION, ETC......................................................................  20
         3.3  NO VIOLATION............................................................................  21
         3.4  TITLE TO ASSETS; ENCUMBRANCES...........................................................  21
         3.5  LITIGATION..............................................................................  25
         3.6  CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES......................................  25
         3.7  CONSENTS................................................................................  25
         3.8  COMPLIANCE WITH LAW.....................................................................  25
         3.9  ASSIGNMENT..............................................................................  26
         3.10  BROKERAGE..............................................................................  26
         3.11  INSIDER INTERESTS......................................................................  26
         3.12  ENVIRONMENTAL, HEALTH AND SAFETY.......................................................  27
         3.13  ACCOUNTS AND NOTES RECEIVABLE..........................................................  27
         3.14  MEES PIERSON FACILITY..................................................................  28
         3.15  SEC FILINGS; FINANCIAL STATEMENTS......................................................  28
         3.16  ABSENCE OF ABSENCE OF CERTAIN CHANGES OR EVENTS........................................  28
         3.17  TAXES..................................................................................  29
         3.18  CONDUCT OF BUSINESS....................................................................  29
         3.19  EMPLOYEES..............................................................................  29
         3.20  MATERIAL MISSTATEMENTS OR OMISSIONS....................................................  30
         3.21  LICENSE OF PLM NAME....................................................................  30
         3.22  NO OTHER WARRANTIES OR REPRESENTATIONS.................................................  30

ARTICLE IV -REPRESENTATIONS AND WARRANTIES OF BUYER...................................................  30
         4.1  CORPORATE ORGANIZATION..................................................................  30
         4.2  AUTHORIZATION, ETC......................................................................  31
         4.3  NO VIOLATION............................................................................  31
         4.4  CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES......................................  31
         4.5  LITIGATION..............................................................................  31
         4.6  CONSENTS................................................................................  31
         4.7  BROKERAGE...............................................................................  32
         4.8  FUNDING.................................................................................  32
ARTICLE V -COVENANTS OF SELLER........................................................................  32
         5.1  FULL ACCESS.............................................................................  32
         5.2  CONSENTS................................................................................  32
         5.3  HSR ACT FILINGS.........................................................................  32
         5.4  PROXY STATEMENT; STOCKHOLDERS'MEETING...................................................  33
         5.5  CERTIFICATES............................................................................  33
         5.6  AGREEMENTS..............................................................................  33
         5.7  DELIVERY OF ASSETS AND DOCUMENTS........................................................  33
         5.8  REGULAR COURSE OF BUSINESS..............................................................  33
         5.9  BUSINESS RELATIONS......................................................................  34
         5.10  NO DEFAULT.............................................................................  34
         5.11  INTENTIONALLY OMITTED..................................................................  35
         5.12  EXCLUSIVITY............................................................................  36
         5.13  NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE...........................................  37
         5.14  EMPLOYEES OF THE BUYERS................................................................  38
         5.15  CHANGE OF NAME OF PLM RENTAL...........................................................  38
         5.16 FILING OF MATERIAL CONTRACTS OF PLM.....................................................  38
         5.17 ENVIRONMENTAL INFORMATION...............................................................  38

ARTICLE VI -COVENANTS OF BUYER........................................................................  38
         6.1  CERTIFICATES............................................................................  39
         6.2  HSR ACT FILINGS.........................................................................  39
         6.3  AGREEMENTS..............................................................................  39
         6.4  EMPLOYEES...............................................................................  39
         6.5  RE-TITLING; TRANSFER TAXES..............................................................  40
         6.6  DISCHARGE OF OBLIGATIONS................................................................  41
         6.7  NOTIFICATION............................................................................  41
         6.8  ENVIRONMENTAL ASSESSMENTS...............................................................  41
         6.9  RELEASES................................................................................  41

ARTICLE VII -CONDITIONS TO THE OBLIGATIONS OF SELLERS.................................................  42
         7.1  REPRESENTATIONS AND WARRANTIES TRUE.....................................................  42
         7.2  PERFORMANCE.............................................................................  42
         7.3  HSR ACT WAITING PERIODS; NO GOVERNMENTAL PROCEEDING OR LITIGATION.......................  42
         7.4  NO INJUNCTION...........................................................................  42
         7.5  CERTIFICATES............................................................................  42
         7.6  OPINION OF BUYER'S COUNSEL..............................................................  42
         7.7  STOCKHOLDER APPROVAL....................................................................  43
         7.8  ESCROW AGREEMENT........................................................................  43
         7.9 EMPLOYMENT ARRANGEMENTS..................................................................  43

ARTICLE VIII -CONDITIONS TO OBLIGATIONS OF BUYER......................................................  43
         8.1  REPRESENTATIONS AND WARRANTIES TRUE.....................................................  43
         8.2  PERFORMANCE.............................................................................  43
         8.3  HSR ACT WAITING PERIODS; NO GOVERNMENTAL PROCEEDING OR LITIGATION.......................  43
         8.4  NO INJUNCTION...........................................................................  44
         8.5  OPINION OF SELLER'S COUNSEL.............................................................  44
         8.6  CONSENTS OBTAINED; 90% OF THE BUSINESS OBTAINED; ENVIRONMENTAL INSURANCE OBTAINED.......  44
         8.7  AGREEMENTS..............................................................................  45
         8.8  PLM STOCKHOLDER APPROVAL................................................................  45
         8.9  EMPLOYMENT ARRANGEMENTS.................................................................  45
         8.10 PARTNERSHIP'S ASSET PURCHASE AGREEMENT..................................................  45
         8.11 NO BUSINESS MATERIAL ADVERSE EFFECT SINCE MARCH 31, 2000................................  45

ARTICLE IX -SURVIVAL; INDEMNIFICATION.................................................................  45
         9.1  SURVIVAL................................................................................  45
         9.2  INDEMNIFICATION BY BUYER................................................................  46
         9.3  INDEMNIFICATION BY SELLERS..............................................................  46
         9.4  INDEMNIFICATION PROCEDURES..............................................................  46
         9.5  INDEMNIFICATION LIMITS..................................................................  47

ARTICLE X -TERMINATION AND ABANDONMENT................................................................  48
         10.1 METHODS OF TERMINATION..................................................................  48
         10.2 PROCEDURE UPON TERMINATION..............................................................  49
         10.3  BREAK-UP FEE...........................................................................  49
ARTICLE XI -MISCELLANEOUS.............................................................................  50
         11.1 TIME OF THE ESSENCE.....................................................................  50
         11.2 AMENDMENT AND MODIFICATION..............................................................  50
         11.3  WAIVER OF COMPLIANCE...................................................................  50
         11.4 EXPENSES................................................................................  50
         11.5 NOTICES.................................................................................  50
         11.6 ASSIGNMENT..............................................................................  51
         11.7 PUBLICITY...............................................................................  51
         11.8 GOVERNING LAW...........................................................................  52
         11.9 ARBITRATION.............................................................................  52
         11.10 COUNTERPARTS...........................................................................  53
         11.11 HEADINGS...............................................................................  53
         11.12 ENTIRE AGREEMENT.......................................................................  53
         11.13 THIRD PARTIES..........................................................................  53
         11.14 SEVERABILITY...........................................................................  53
         11.15 SOLE REMEDY............................................................................  53
         11.16 PLM LIABILITY WITH RESPECT TO THE PARTNERSHIPS ASSET PURCHASE AGREEMENT................  53


                                    EXHIBITS

A-1      Owned Transportation Equipment

A-2      Customer Equipment Leases

A-3      TRAC Lease Transportation Equipment and TRAC Leases

A-4      Equipment Purchase Orders and Purchase Order Transportation Equipment

B-1      Leased Facilities and Facility Leases

B-2      Subleased Facilities and Facility Subleases

C-1      Other Assets

C-2      Information Systems Contracts

C-3      Miscellaneous Contractual Obligations

C-4      Receivables/Prepayment Items

D        Form of Assignment and Assumption of Equipment Purchase Orders

E-1 and E-1A Form of Assignment and Assumption of Customer Equipment Leases

E-2      Form of Assignment and Assumption of Information Systems Contracts

E-3      Form  of  Assignment  and  Assumption  of  Miscellaneous   Contractual
         Obligations

F        Form of Assignment and Assumption of TRAC Leases

G-1      Form of Assignment and Assumption of Facility Leases

G-2      Form of Assignment and Assumption of Facility Subleases

G-3      Form of Assignment and Assumption of Mees Pierson Facility

G-4      Form of Transition Services Agreement

H        Form of Sellers Bill of Sale

J        Form of License of PLM Name

K        Form of Opinion of Buyer's Counsel

L        Form of Opinion of Sellers' Counsel

N        Intentionally Omitted

P        Intentionally Omitted

Q        Escrow Agreement

R        Releases

S        Form of Partnerships Asset Purchase Agreement

T        Form of Non-Competition Agreement

U        PLM Name

                                    SCHEDULES

Schedule 1 - Purchase Price

Schedule 2.4-List of Taxing Jurisdictions

Schedule 3 - Sellers Disclosure Schedule

Schedule 8.6 - Consents obtained for satisfaction of Condition and Environmental Insurance

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT ("Agreement") dated May 24, 2000 is among Marubeni America Corporation, a New York corporation, PLM International, Inc., a Delaware corporation, PLM Rental, Inc, a Delaware corporation, TEC AcquiSub, Inc., a California corporation, and PLM Transportation Equipment Corporation, a California corporation.

         This Agreement sets forth the terms and conditions upon which Sellers will sell, and Buyer will purchase, all of the Acquired Assets and the Assumed Liabilities. As herein set forth, Buyer is permitted to assign its rights hereunder to MAC Leasing, Inc. or any Affiliate that is a direct or indirect subsidiary of Marubeni Corporation. Concurrently herewith, the Partnerships and Buyer will enter into the Partnerships Asset Purchase Agreement whereby the Partnerships will sell, and Buyer will purchase, those assets and agreements of the Business that are owned by the Partnerships.

         In consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                    Article I

          PURCHASE AND SALE OF ACQUIRED ASSETS AND ASSUMED LIABILITIES

         1.1 Definitions. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         "Acquired Assets" means, collectively, the Transportation Equipment, the Receivables/Prepayment Items, the Inventory, the PLM Name, the Other Assets, the Equipment Purchase Orders, the Facility Leases, the Facility Subleases, the Customer Equipment Leases, the TRAC Leases, the Information Systems Contracts and the assets that are set forth on Schedule 1 to the extent not otherwise identified in the foregoing items.

         "Acquisition Proposal" means any inquiry, proposal or offer for a transaction involving the lease other than in the ordinary course of business, sale or other disposition of all, or any portion or portions representing in aggregate 50% or more of the net book value, of the Business.

         "Affiliate" shall have the meaning prescribed by Rule 12b-2 of the regulations promulgated pursuant to the Securities Exchange Act.

         "Assignment and Assumption of Customer Equipment Leases" means an assignment and assumption of Customer Equipment Leases substantially in the form attached hereto as Exhibit E-1 (and E-1A with respect to Customer Equipment Leases owned by PLM Investment Management or PLM FSI).

         "Assignment and Assumption of Information System Contracts" means an assignment and assumption of Information System Contracts substantially in the form attached hereto as Exhibit E-2.

         "Assignment and Assumption of Facility Leases" means an assignment and assumption of Facility Leases substantially in the form attached hereto as Exhibit G-1.

         "Assignment and Assumption of Facility Subleases" means an assignment and assumption of Facility Subleases substantially in the form attached hereto as Exhibit G-2.

         "Assignment and Assumption of Equipment Purchase Orders" means an assignment and assumption of Equipment Purchase Orders substantially in the form attached hereto as Exhibit D.

         "Assignment   and  Assumption  of  Mees  Pierson   Facility"  means  an
assignment and assumption of the Mees Pierson Facility substantially in the form attached hereto as Exhibit G-3.

         "Assignment and Assumption of Miscellaneous Contractual Obligations" means an assignment and assumption of the Miscellaneous Contractual Obligations substantially in the form attached hereto as Exhibit E-3.

         "Assignment and Assumption of TRAC Leases" means an assignment and assumption of the TRAC Leases substantially in the form attached hereto as Exhibit F.

         "Assumed Liabilities" means, collectively, the Equipment Purchase Orders, the Facility Leases, the Facility Subleases, the Customer Equipment Leases, TRAC Leases, the Mees Pierson Facility, the Miscellaneous Contractual Obligations, the Information Systems Contracts and the liabilities that are set forth on Schedule 1 to the extent not otherwise identified in the foregoing items.

         "Business" means all of those assets and agreements of Sellers, Affiliates of Sellers and the Partnerships that are necessary for those trailer leasing operations carried on under the PLM Name.

         "Business Material Adverse Effect" shall mean, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), prospects, properties, or results of operations of the Business or the Acquired Assets, except for those changes, events and effects that are caused by (i) general business or economic conditions affecting the U.S. economy as a whole, (ii) conditions affecting the industry in which the Business competes as a whole, (iii) conditions resulting from the announcement of this Agreement or the pendency of the consummation of this Agreement, and (iv) conditions resulting from or relating to the taking of any action contemplated by this Agreement and not in violation of Section 5.8 or otherwise agreed to in writing by Buyer.

         "Buyer" means Marubeni America Corporation, a corporation formed under the laws of the State of Delaware.

         "Closing" means the closing referred to in Section 1.4 of this Agreement.

         "Closing Date" means 12:01 a.m. of the date on which the Closing occurs.

         "Closing List" means the lists in substantially the form of the relevant Exhibits, wherever such Exhibits are applicable, which: (A) shall be prepared by Sellers as of not less than three business days prior to Closing and provided to Buyer not less than three business days prior to Closing, but shall be updated and made accurate as of the Closing Date and provided to Buyer when the Closing Financial Statements are delivered to Buyer pursuant to Section 1.5(a) below, and (B) shall be of: (a) Owned Transportation Equipment, TRAC
Lease Transportation Equipment and TRAC Leases, and Purchase Order Transportation Equipment and Equipment Purchase Orders, (b) Leased Facilities, Facility Leases, Subleased Facilities and Facility Subleases, and (c) Receivables/Prepayment Items, Customer Equipment Leases, the Information Systems Contracts, PLM Name, and Other Assets as of the Closing Date.

         "Customer Equipment Leases" means the trailer lease agreements, trailer rental agreements and any other leases or subleases, together, in each case, with any amendments thereto and related security and other deposits (to the extent that such deposits have not been used to reduce the Purchase Price), guarantees and security agreements, related to (i) the Transportation Equipment with Sellers as lessor or sublessor, and (ii) the Equipment owned by any of the Partnerships or PLM Investment Management or PLM FSI with such entity as lessor or sublessor, in either case whether existing in written form or evidenced by computer records and data of Sellers, all of such Customer Equipment Leases, as of the date hereof being listed on Exhibit A-2 hereto.

         "Damages" means, whether suffered in connection with this Agreement or the Partnerships Asset Purchase Agreement, any assessments, losses, damages, judgments, liabilities, claims, losses, charges, actions, suits, proceedings, Taxes, deficiencies, interest, penalties, costs and expenses, including without limitation reasonable attorneys' fees, removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring), which for the avoidance of doubt it is expressly agreed and understood are irrespective of any actual or potential recovery under any insurance (except to the extent specifically set forth in Section 9.5), and all references herein to Damages shall be determined by reference not only to those suffered in connection with this Agreement but also the Partnerships Asset Purchase Agreement.

         "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Resource Conservation and Recovery Act of 1976, each as amended, together with all other laws (including without limitation, statutes, common law, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and changes thereunder) of federal, state and local governments (and all agencies thereof) concerning pollution or protection of the environment and public health and safety, including without limitation laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemical, industrial, hazardous or toxic materials, substances or wastes.

         "Equipment" means new or used trailers, refrigeration units for use on trailers, and all ancillary components for trailers and refrigeration units.

         "Equipment Purchase Orders" means the equipment purchase orders, vendor invoices and/or other obligations of Sellers relating to the purchase of Equipment, all of such Equipment Purchase Orders as of the date hereof being listed on Exhibit A-4 hereto.

         "Escrow Agreement" means an agreement substantially in the form attached hereto as Exhibit Q and the escrow agent thereunder shall be any of Harris Bank, Wells Fargo Bank, Imperial Bank or any such other bank independent of the parties mutually agreed upon by the parties.

         "Estimated Purchase Price" shall mean the amount as calculated in accordance with Schedule 1, which schedule sets forth the methodology by which the Purchase Price will be determined, such amount to be determined using such methodology and reviewed by KPMG, LLP with Buyer to be notified of the amount thereof not less than three business days before the Closing, and such amount will reflect the estimated net book value of the estimated assets that are set forth on Schedule 1 less the estimated liabilities that are set forth on
Schedule 1, estimated as of the Closing Date, plus the Premium.

         "Excluded Liabilities" means all liabilities or obligations that are either: (A) not fairly and accurately identified herein as Assumed Liabilities, or (B) Pre-Closing Liabilities.

         "Exhibit A" means  Exhibits A-1, A-2 , A-3 and A-4.

         "Exhibit B" means  Exhibits B-1 and B-2.

         "Exhibit C" means  Exhibits C-1, C-2, C-3 and C-4.

         "Facility Leases" means the leases relating to the Leased Facilities, all of such Facility Leases, as of the date hereof, together with all relevant permits or authorizations relating to zoning or land use in connection therewith, being listed and described on Exhibit B-1.

         "Facility Subleases" means the subleases relating to the Subleased Facilities, all of such Facility Subleases as of the date hereof, together with all relevant permits or authorizations relating to zoning or land use in connection therewith and any deposits that relate to the Subleased Facilities, being listed and described on Exhibit B-2.

         "GAAP" means generally accepted accounting principles consistently applied as in the consolidated financial statements of PLM for the period ended December 31, 1999.

         "Holdback Amount" shall bear the same meaning as shall be assigned to such term in the Escrow Agreement.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Inventory" means the entire tire and parts inventory of the Sellers relating to the repair and maintenance of the Transportation Equipment as such Inventory exists on the Closing Date.

         "Information   Systems   Contracts"  means  the  contracts   concerning
information systems relating to the Business as set forth on Exhibit C-2.

         "Knowledge" with respect to:(i) the Sellers, means, after having made reasonable inquiries of each of their respective officers, directors and responsible employees, (and in the case of Section 3.12(a)(ii), (c) and (d) to the extent the defined term is referred to in such subsections, having interviewed those of Sellers' employees with knowledge of environmental-related issues associated with any of the Leased Facilities), the actual knowledge of, or the receipt of notification by, Mr. Tidball, Mr. Goodrich, Mr. Chandler, Mr. Jardine, Mr. Bronson, Mr. Rhea, Mr. Alpert, Mr. Headley, Mr. Brock, Ms. Austin and Ms. Santo; and (ii) the Buyer, means, after having made reasonable inquiries of its officers, directors and responsible employees, the actual knowledge of, or the receipt of notification by, any senior executive officer of Buyer.

         "Leased Facility" or "Leased Facilities" means the land and buildings which are leased by Sellers as lessees pursuant to the Facility Leases, all of such Leased Facilities as at the date hereof being listed and described on Exhibit B-1 hereto.

         "License of PLM Name" means the irrevocable, royalty-free license of the PLM Name, substantially in the form attached hereto as Exhibit J.

         "Mees Pierson Facility" means that certain loan facility extended to PLM pursuant to the Facility Agreement dated as of May 6, 1999 between PLM as borrower and Mees Pierson N.V. as lender, as consented and agreed to by PLM Rental.

         "Miscellaneous Contractual Obligations" means the types of obligations of the Business as set forth on Exhibit C-3, to the extent fairly and accurately identified and not incurred in violation of Section 5.8.

         "Non-Competition Agreement" means the agreement substantially in the form attached as Exhibit T.

         "Other Assets" means Sellers' owned and leased interests and licenses in and of the service vehicles, yard tractors, equipment, office furniture, computer hardware and software, books and records and other tangible and intangible personal property of Sellers relating to the Business being listed and described on Exhibit C-1 hereto.

         "Owned Transportation Equipment" means the units of Equipment owned by Sellers as of the date hereof and listed and described on Exhibit A-1 hereto.

         "Partnerships" means, collectively, PLM Equipment Growth Fund, a California limited partnership, PLM Equipment Growth Fund II, a California limited partnership, PLM Equipment Growth Fund III, a California limited partnership, PLM Equipment Growth Fund IV, a California limited partnership, PLM Equipment Growth Fund V, a California limited partnership, PLM Equipment Growth Fund VI, a California limited partnership, PLM Equipment Growth & Income Fund VII, a California limited partnership, and Professional Lease Management Income Fund, L.L.C., a California limited liability company

         "Partnerships Asset Purchase Agreement" means that certain asset purchase agreement dated as of the date hereof between the Partnerships and Buyer.

         "PLM" means PLM International, Inc., a Delaware corporation.

         "PLM FSI" means PLM Financial Services, Inc., a Delaware corporation.

         "PLM Investment Management" means PLM Investment Management, Inc., a California corporation.

         "PLM Rental" means PLM Rental, Inc., a Delaware corporation.

         "PLM Trailer Leasing" means any trade name under which Sellers or the Partnerships are "doing business as" in connection with the Business (including without limitation PLM Rental) and, in the case of the name of PLM Trailer Leasing, which is the trade name under which PLM has registered a service mark and obtained a Certificate of Registration with the United States Patent and Trademark Office.

         "PLM Name" means "PLM Trailer Leasing" and related marks as listed and described on Exhibit U hereto.

         "PLM Stockholder Approval" means the affirmative vote of holders of a majority of the outstanding shares of the Common Stock of PLM approving the sale by PLM to the Buyer of the Acquired Assets owned by it for itself and not the other Sellers.

         "PLM Subsidiaries" means collectively: (i) PLM Rental, Inc., a Delaware corporation; (ii) TEC AcquiSub, Inc., a California corporation; (iii) PLM Transportation Equipment Corporation, a California corporation; (iv) PLM Investment Management, Inc., a California corporation; and (iv) PLM Financial Services, Inc., a Delaware corporation.

         "PLM TEC" means PLM Transportation Equipment Corporation, a California corporation.

         "Post-Closing Liabilities" means liabilities or obligations arising from or relating to the ownership, use or operation of the Acquired Assets or the Assumed Liabilities or the Business on or after the Closing Date.

         "Pre-Closing Liabilities" means (other than those that are fairly and accurately identified herein as Assumed Liabilities) liabilities or obligations arising from or relating to the ownership, use or operation of the Acquired Assets or the Assumed Liabilities or the Business before the Closing Date, including without limitation with respect to (i) all liabilities or obligations of Sellers for sales and use and employment Taxes arising from or relating to transactions of Sellers prior to Closing, for unpaid Taxes of any person or entity under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), or otherwise for Taxes due, accrued or relating to the period prior to Closing, (ii) all liabilities or obligations of Sellers under any arbitration or litigation proceeding, or any claims alleged or asserted relating to any event, circumstance or occurrence, arising prior to Closing, or
(iii) all liabilities or obligations attributable to any period prior to Closing arising under any Environmental, Health and Safety Laws.

         "Premium" is the amount identified in the defined term "Premium" set forth in Schedule 1.

         "Purchase Order Transportation Equipment" means any unit of Equipment for which the Sellers have entered into an Equipment Purchase Order, and which is purchased by Sellers between the date hereof and the Closing Date, which is described on Exhibit A-4 hereto.

         "Purchase Price" shall have the meaning ascribed thereto in Section 1.5(c).

         "Receivables/Prepayment Items" means all of Sellers' accounts receivable related to or arising from the Acquired Assets or the Assumed Liabilities, net of any loss reserves, and together with any prepaid expenses related to or arising from the Acquired Assets or the Assumed Liabilities, any claims related to or arising from the Acquired Assets or the Assumed Liabilities against any third party, and any rebates or recoveries or proceeds from insurance coverage or third parties related to or arising from the Acquired Assets or the Assumed Liabilities, the types of all of which are set forth on Exhibit C-4.

         "Reconciliation Schedule" means a list of all Equipment deleted or added to the Transportation Equipment after the date hereof and as of the Closing Date. Such "deleted" units of Transportation Equipment are those units of Transportation Equipment that are listed on Exhibits A-1, A-2 and A-3 but are not listed on the Closing List. Such "added" units of Transportation Equipment are those units of Purchase Order Transportation Equipment which are not listed on Exhibits A-1, A-2 and A-3 but are listed on the Closing List. The Reconciliation Schedule shall be prepared by Sellers as of not less than three business days prior to Closing and provided to Buyer not less than three business days prior to Closing, but shall be updated and made accurate as of the Closing Date and provided to Buyer when the Closing Financial Statements are delivered to Buyer pursuant to Section 1.5(a) below.

         "Rental Contract" means those Customer Equipment Leases identified and listed on Exhibit A-2 and which are documented in substantially the form of
Section 3.4.4 of the Sellers Disclosure Schedule.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Sellers" means PLM, PLM Rental, TEC, and PLM TEC.

         "Sellers Bill of Sale" means the bill of sale in the form attached hereto as Exhibit H delivered by each Seller pursuant to Section 1.4(b)(i).

         "Sellers Disclosure Schedule" means the document delivered by Sellers to Buyer simultaneously with the execution hereof containing the information required to be included therein pursuant to this Agreement.

         "Subleased Facility" means each Leased Facility that a Seller has subleased as sublessor pursuant to a Facility Sublease, all of such Subleased Facilities as of the date hereof being listed and described on Exhibit B-2.

         "Superior Proposal" means any unsolicited bona fide written Acquisition Proposal, for which financing, to the extent required, is committed, from a party other than Buyer or its Affiliates, which the board of directors of PLM determines in good faith in compliance with its fiduciary duties under Delaware law based upon the advice of outside legal counsel and after consultation with reputable investment bankers is superior to the transaction contemplated by this Agreement.

         "Taxes" shall mean all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, value added, severance, property, production, sales, use, license, excise, franchise, custom duty, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         "TEC" means TEC AcquiSub, Inc., a California corporation.

         "Term Lease" means those Customer Equipment Leases that are not Rental Contracts.

         "TRAC Lease Transportation Equipment" means the units of transportation equipment leased by Sellers as lessee from certain financial institutions pursuant to the TRAC Leases , all of such TRAC Lease Transportation Equipment at the date hereof being listed and described on Exhibit A-3 hereto.

         "TRAC Leases" means the TRAC leases which relate to the TRAC Leased Transportation Equipment, pursuant to which a Seller is lessee, all of such TRAC Leases as of the date hereof being listed and described on Exhibit A-3 hereto.

         "Transition Services Agreement" means an agreement between PLM and Buyer, in the form attached hereto as Exhibit G-4.

         "Transportation Equipment" means the Owned Transportation Equipment, the TRAC Lease Transportation Equipment and the Purchase Order Transportation Equipment.

         The plural or singular of any defined term shall have a meaning correlative to such defined term.

         1.2 Purchase and Sale of Assets and Assignment and Assumption of Obligations. Upon and subject to the terms and conditions of this Agreement, at the Closing:

                  (a) Sellers will sell, transfer, convey, assign and deliver to
         Buyer, and Buyer shall purchase, acquire and accept from Sellers, all of Sellers' right, title, interest and obligations in the Acquired Assets and the Assumed Liabilities, together with (i) all manufacturers' warranties (to the extent assignable), technical information and specifications, license plates (where permitted by law), certificates of title and all other rights relating to the Transportation Equipment, (ii) all security and other deposits paid to or deposited with Sellers under the terms of any Customer Equipment Lease and which have not been refunded or paid pursuant to the terms of such Customer Equipment Lease, to the extent that such deposits have not been used to reduce the Purchase Price, (iii) all existing correspondence and contract files relating to the Acquired Assets and the Assumed Liabilities, and (iv) the books, records (including without limitation, with respect to Purchase Order Transportation Equipment, copies of correspondence, specifications and delivery dates for such units of equipment), copies of electronic data files, billing files and credit files relating to vendors and customers of the Business;

                  (b) Sellers will assign to Buyer, and Buyer will assume, acquire and accept, all of Sellers' right, title, interest and obligations as lessee in and to the Facility Leases and the TRAC Leases described on the Closing List, in the form of Assignments attached as Exhibits F and G-1;

                  (c) Sellers will assign to Buyer, and Buyer will assume, acquire and accept all of Sellers' right, title and interest as lessor in and to the Facility Subleases and the Customer Equipment Leases described on the Closing List, in the form of Assignments attached as Exhibits G-2 and E-1 (other than those of the Customer Equipment Leases owned by PLM Investment Management and PLM FSI);

                  (d) Sellers will assign to Buyer, and Buyer will assume, acquire and accept, all of Sellers' right, title, interest and obligations in and to Equipment Purchase Orders listed and described on the Closing List, in the form of Assignments attached as Exhibit D;

                  (e) Sellers will enter into the License of PLM Name to license to Buyer and/or other entity or entities designated by Buyer, on an exclusive basis, the PLM Name, and Sellers will enter into with Buyer and/or other entity or entities designated by Buyer the Transition Services Agreement and the Non-Competition Agreement;

                  (f) Seller will assign to Buyer and Buyer will assume, acquire and accept, all of Seller's right, title, interest and obligations in and to the Mees Pierson Facility, in the form of Assignment attached as Exhibit G-3;

                  (g) Sellers will assign to Buyer and Buyer will assume, acquire and accept, all of Seller's right, title, interest and obligations in and to the Miscellaneous Contractual Obligations, in the form of Assignment attached as Exhibit E-3; and

                  (h) Sellers will assign to Buyer and Buyer will assume, acquire and accept, all of Seller's right, title, interest and obligations in and to the Information Systems Contracts, in the form of Assignment attached as Exhibit E-2.

                  (i) Sellers will cause each of PLM Investment Management and PLM FSI to transfer and/or assign to Buyer and Buyer will assume, acquire and accept, all of PLM Investment Management and PLM FSI's right, title, interest and obligations in and to those of the Customer Equipment Leases owned by PLM Investment Management and PLM FSI, in the form of Assignment attached as Exhibit E-1A.

         Other than the Assumed Liabilities, Buyer will not assume or have any responsibility with respect to any other obligation or liability of Sellers. For the avoidance of doubt, it is expressly agreed and understood that the Threshold (as defined in Section 9.5) and other limitations on survival or otherwise in
Article IX are not applicable with respect to the Excluded Liabilities, with the exception of those liabilities or obligations attributable to any period prior to Closing arising under any Environmental, Health and Safety Laws. Notwithstanding anything herein to the contrary, Buyer may, based upon (x) information received concerning impairments to title that are disclosed by Sellers to Buyer after the date hereof which materially and adversely affects the use consistent with past practice of the Leased Facilities, or (y) the results of environmental assessments received by Buyer, or if no definitive environmental assessment has been received by Buyer based upon any environmental information received up to the time of Buyer's determination, select, up to sixty (60) days after the date hereof, or if Buyer has not had sufficient time to receive definitive environmental assessments, or to review any definitive environmental assessment received, as a result of events substantially and reasonably beyond the control of Buyer, up to such date being no later than ninety (90) days after the date hereof (with Closing being deferred until ninety
(90) days after the date hereof in the event that all conditions to Closing have otherwise been satisfied or waived prior to such date), any one or more of the Leased Facilities, up to a maximum of ten (10) Leased Facilities, that Buyer shall determine not to purchase hereunder, so that Acquired Assets and Assumed Liabilities no longer include any such Leased Facility; provided that Buyer shall only be permitted not to purchase any such Leased Facility to the extent that Buyer nevertheless remains responsible for acquiring all of those assets that are Acquired Assets relating to that Leased Facility and that to the extent that Closing has been deferred for the reasons set forth above, Buyer shall have used its best efforts to have received and reviewed such environmental assessments within such ninety (90) day period.

         1.3 Consideration. Upon and subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of Sellers contained herein, and in consideration of the sale, assignment, transfer and delivery of the Acquired Assets, referred to in Section 1.2 hereof, Buyer will deliver, or cause to be delivered, the Estimated Purchase Price (less the Holdback Amount) at the Closing, and the Holdback Amount to the escrow agent under the Escrow Agreement, together with the following:

                  (a)      the Assignment and Assumption of TRAC Leases;

                  (b)      the Assignment and Assumption of Customer  Equipment
                           Leases;

                  (c)      the Assignment and Assumption of Facility Leases;

                  (d)      the Assignment and Assumption of Facility Subleases;

                  (e)      the Assignment and Assumption of Equipment  Purchase
                           Orders;

                  (f)      the   Assignment  and  Assumption  of  Mees  Pierson
                           Facility;

                  (g) the Assignment and Assumption of the Information Systems Contracts; and

                  (h)      the  Assignment  and  Assumption  of   Miscellaneous
                           Contractual Obligations.


         1.4  Closing.

                  (a) Subject to the terms and provisions of this Agreement, the Closing of the transactions contemplated by this Agreement will take place at the offices of Greene Radovsky Maloney & Share LLP, Four Embarcadero Center, Suite 4000, San Francisco, California 94111 on the later of sixty days after the date hereof (unless deferred in accordance with Section 1.2 or Section 2.4) and the second business day following satisfaction or waiver of all of the conditions set forth in Articles VII and VIII, at 10:00 A.M., local time, or at such other time and place as may be agreed upon by the parties hereto.

                  (b) At the Closing, each Seller will deliver to Buyer (or, in the case of (v), will cause PLM Investment Management and PLM FSI to deliver to Buyer): (i) a duly executed Sellers Bill of Sale; (ii) all documents of title, instruments and deeds necessary to transfer, assign and convey ownership to Buyer of all of the Acquired Assets and the Assumed Liabilities, which, at Sellers' option and only for the Owned Transportation Equipment, may take the form of executed powers of attorney; (iii) duly executed counterparts of each Assignment and Assumption of TRAC Leases, together with an original fully executed copy of each TRAC Lease (if in Sellers' possession and, if not in Sellers' possession, a true and complete copy thereof); (iv) a duly executed counterpart of the Assignment and Assumption of Mees Pierson Facility together with a fully executed copy thereof; (v) a duly executed counterpart of the Assignment and Assumption of Customer Equipment Leases, (together with all security and other deposits required under the Customer Equipment Leases, to the extent that such deposits have not been used to reduce the Purchase Price); (vi) a duly executed counterpart of each Assignment and Assumption of Facility Sublease described in Section 1.2(c) hereof together with an original Facility Sublease (together also with all security and other deposits required under the Facility Subleases, to the extent that such deposits have not been used to reduce the Purchase Price); (vii) a duly executed counterpart of each Assignment and Assumption of Facility Lease, together with an original executed copy of each Facility Lease, (viii) a duly executed counterpart of each Assignment and Assumption of Equipment Purchase Order, together with an original copy of each agreement, invoice or other document relating to each Equipment Purchase Order; (ix) an original executed copy of the License of PLM Name; (x) executed copies of the consents referred to in Section 8.6 hereof; (xi) the opinions of counsel referred to in Section 8.5 hereof;
         (xii) the Closing List and the Reconciliation Schedule; (xiii) a duly executed Transition Services Agreement and a duly executed Non-Competition Agreement; (xiv) a duly executed Assignment and Assumption of the Information Systems Contracts; and (xv) a duly executed Assignment and Assumption of Miscellaneous Contractual Obligations.

                  (c) At the Closing, Buyer will deliver to Sellers (or, in the case of (iii), will deliver to PLM Investment Management and PLM FSI):
         (i) duly executed counterparts of each Assignment and Assumption of TRAC Leases; (ii) a duly executed counterpart of the Assignment and Assumption of Mees Pierson Facility; (iii) a duly executed counterpart of the Assignment and Assumption of Customer Equipment Leases; (iv) a duly executed counterpart of each Assignment and Assumption of Facility Lease; (v) a duly executed counterpart of each Assignment and Assumption of Facility Sublease; (vi) a duly executed counterpart of each Assignment and Assumption of Equipment Purchase Order; (vii) duly executed counterparts of the License of PLM Name; (viii) the Estimated Purchase Price (less the Holdback Amount) and the Holdback Amount to the escrow agent under the Escrow Agreement; (ix) executed copies of the consents referred to in Section 7.9 hereof; (ix) the opinion of counsel referred to in Section 7.6 hereof; (x) a duly executed counterpart of the Transition Services Agreement and a duly executed counterpart of the Non-Competition Agreement; (xi) a duly executed Assignment and Assumption of the Information Systems Contracts; and
         (xii) a duly executed Assignment and Assumption of Miscellaneous Contractual Obligations.

         1.5 Post Closing Adjustment to the Estimated Purchase Price (other than the Holdback Amount).

                  (a) Within 30 days following the Closing, Sellers shall prepare, or cause to be prepared, and deliver to Buyer financial statements (the "Closing Financial Statements") which shall set forth the actual net book value of the assets that are set forth on Schedule 1 less the liabilities that are set forth on Schedule 1 as of the Closing Date. The Closing Financial Statements shall be prepared using the same methodology, other than as to the Premium and other than that the net book value will reflect the actual net book value of the assets that are set forth on Schedule 1 less the liabilities that are set forth on Schedule 1 as of the Closing Date, as set forth in Schedule 1 and reviewed by KPMG, LLP.

                  (b) Buyer and Buyer's accountants shall, within 15 days after the delivery by Sellers of the Closing Financial Statements, complete their review of the actual net book value of the assets that are set forth on Schedule 1 less the liabilities that are set forth on Schedule 1 as of the Closing Date as derived using the same methodology, other than as to the Premium and other than that the net book value will reflect the actual net book value of the assets that are set forth on
         Schedule 1 less the liabilities that are set forth on Schedule 1 as of the Closing, as set forth on Schedule 1 (the "Net Book Value"). In the event that Buyer objects to the Net Book Value, as derived from the Closing Financial Statements, Buyer shall inform Sellers in writing (the "Buyer's Objection"), setting forth a specific description of the basis of Buyer's Objection and the adjustments to the Net Book Value which Buyer believes should be made, on or before the last day of such 15-day period. Sellers shall then have 7 days to review and respond to Buyer's Objection. The parties shall use all reasonable efforts to resolve any dispute as to the proper calculation of Net Book Value as of the Closing Date. If Sellers and Buyer are unable to resolve all of their disagreements with respect to the determination of the foregoing items within 10 days following the completion of Sellers' review of Buyer's Objection, they shall refer their remaining differences to a nationally recognized firm of independent public accountants with a San Francisco office, jointly selected by Buyer and Sellers (the "CPA Firm"), who shall, acting as experts and not as arbitrators, determine on the basis of using the same methodology, other than as to the Premium and other than that the net book value will reflect the actual net book value of the assets that are set forth on Schedule 1 less the liabilities that are set forth on Schedule 1 as of the Closing, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Net Book Value, as derived from the Closing Financial Statements, requires adjustment. The parties shall instruct the CPA Firm to deliver its written determination to Buyer and Sellers no later than the twentieth day after the remaining differences underlying the Buyer's Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon Buyer and Seller. The fees and disbursements of the CPA Firm shall be shared equally by Buyer and Sellers. Buyer and Sellers shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the consolidated financial statements of PLM for the period ended December 31, 1999 and the Closing Financial Statements and all other items reasonably requested by the CPA Firm. The "Adjusted Closing Financial Statements" shall be (i) the Closing Financial Statements in the event that (x) no Buyer's Objection is delivered to Sellers during the 15-day period specified above or (y) Sellers and Buyer so agree,
         (ii) the Closing Financial Statements, adjusted in accordance with the Buyer's Objection in the event that Sellers do not respond to Buyer's Objection within the 7-day period following receipt by Sellers of Buyer's Objection, or (iii) the Closing Financial Statement, as adjusted by either (x) the agreement of Sellers and Buyer or (y) the CPA Firm.

                  (c) Within ten business days following issuance of the Adjusted Closing Financial Statements, the adjustment payments payable pursuant to this Section 1.5(c) shall be paid by wire transfer of immediately available funds to a bank account designated by Buyer or Sellers, as the case may be. Buyer or Sellers, as the case may be, shall make an adjustment payment in respect of Net Book Value in an amount equal to the difference between (x) the amount equal to the Estimated Purchase Price less the Premium (the "Estimated Net Book Value") and (y) the Net Book Value as derived from the Adjusted Closing Financial Statements. The adjustment payment in respect of Net Book Value will be made by Sellers to Buyer to the extent that Net Book Value on the Adjusted Closing Financial Statements is less than Estimated Net Book Value and by Buyer to Sellers to the extent that Net Book Value on the Adjusted Closing Financial Statements is greater than Estimated Net Book Value. The Estimated Purchase Price as adjusted by such adjustment payment shall be the "Purchase Price" for the purposes of this Agreement. For the avoidance of doubt, it is expressly agreed and understood that the Threshold (as defined in Section 9.5) and other limitations on survival or otherwise in Article IX are not applicable with respect to any obligations under this Section 1.5. For the avoidance of doubt, it is further expressly agreed and understood that in calculating the Purchase Price hereunder there shall be no double counting so that the Holdback Amount shall be irrelevant for the purposes of this Section and no adjustment to the Estimated Purchase Price shall affect the Holdback Amount or result in Buyer having to make more than one payment of the Holdback Amount hereunder to the escrow agent under the Escrow Agreement.

                                   Article II

                                 RELATED MATTERS

         2.1 Confidentiality. Each party hereto and their respective Affiliates will hold, and will cause all of its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party and their respective Affiliates furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or
(iii) later lawfully acquired from other sources by the party to which it was furnished), and each party will neither use such information nor release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement, as well as to any others to whom disclosure may be required by applicable law. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained, except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence; and such information shall not be disclosed to any employees or representatives of the party required to hold such information in confidence, except as is necessary to evaluate the transactions contemplated by this Agreement; and all such documents (including copies thereof) shall be returned to the other party immediately upon the written request of such other party, except to the extent copies are required to be retained to meet regulatory or other legal requirements. Without limiting the generality of the foregoing, Sellers agree to enforce any confidentiality agreements relating to the Business that have been entered into (including without limitation with any third parties that have acquired information in connection with any possible Acquisition Proposal whether before or after the date of this Agreement) and to cooperate and give reasonable assistance to Buyer in the enforcement thereof for the protection of the Business. In the case where such confidentiality agreements are to be enforced against individuals who are or were employees of the Business prior to Closing, Sellers shall bear the expenses thereof but shall be reimbursed by Buyer following Closing taking place. Otherwise, all expenses of enforcement of confidentiality agreements shall be borne by Buyer.

         2.2  Further Assurances; Access to Books and Records.

                  (a) After the Closing, each party hereto shall from time to time, at the request of the other party, (i) execute and deliver such other necessary instruments of conveyance and transfer as the other party may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in the other party good and marketable title to the assets being transferred hereunder (including, without limitation, assistance in the collection or reduction to possession of any of such assets being transferred hereunder, assignments of warranties and certificates of title) and
         (ii) provide to the other party such information as is, in the opinion of counsel to the other party, necessary to enable the other party to comply with applicable laws and regulations relating to the transactions contemplated hereby and the disclosure thereof.

                  (b) Buyer agrees that after the Closing, during normal business hours and upon reasonable prior notice, it will permit Sellers and its auditors, through their authorized representatives, to have access to and examine and take copies of (all under the supervision of Buyer's personnel and at Seller's expense) all books and records relating to the Acquired Assets which were acquired from Sellers (including but not limited to correspondence, memoranda, books of account and the like) and relating to events occurring prior to the Closing Date and to transactions or events occurring subsequent to the Closing Date which are related to or arise out of transactions or events occurring prior to the Closing Date.

                  (c) Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any governmental approval or application therefor, instrument, contract, lease, permit or other agreement or arrangement, or any claim, right or benefit arising thereunder or resulting therefrom, if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of the Buyer or Sellers, and any transfer or assignment of any interest under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date, Sellers shall continue to use all reasonable efforts to obtain such approval or consent after the Closing Date until such time as such consent or approval has been obtained, and Sellers will cooperate with the Buyer in any lawful and economically feasible arrangement to provide that the Buyer shall receive the benefits under any such instrument, contract, lease, permit or other agreement or arrangement, including performance by Sellers as agent, if economically feasible, provided that the Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Buyer would have been responsible therefor if such consent or approval had been obtained. To the extent any of the rights and obligations with respect to an Acquired Asset or Assumed Liability are not transferred to Buyer, Buyer's sole rights under this Agreement with respect to Sellers' failure to obtain consent to the transfer thereof is as provided in this Section 2.2.

                  (d) The parties shall allocate on or before Closing the Purchase Price (other than the Holdback Amount for so long as it has not been released under the Escrow Agreement) among the Acquired Assets and the Assumed Liabilities except to the extent that modifications are necessary to reflect changes in the Acquired Assets and the Assumed Liabilities between the date hereof and the Closing Date or to the extent that modifications are necessary to reflect any adjustment made to the Estimated Purchase Price in order to establish the Purchase Price pursuant to Section 1.5(c), and the parties agree to report for state and federal Tax purposes in accordance with such allocation of the Purchase Price.

         2.3 Accounts Receivables/Prepayment Items Proceeds. The Sellers hereby agree to remit, or assign any claims they may have with respect to, and to endorse to Buyer any payment they receive after the Closing in respect of any Receivable/Prepayment Item as promptly as reasonably practicable, and in any event within three business days of receipt thereof.

         2.4 Assignment and Transfer Fees and Taxes. Buyer and Sellers shall cooperate reasonably with each other and keep each other reasonably informed in the preparation and filing of all legally required or permitted documentation relating to, and in the minimization or, if possible, the elimination of, fees or Taxes to be paid by Buyer or Sellers to any third party (including government entities) or each other (as a result of an indemnification provision or provision allocating responsibility) arising from the transfer and/or assignment from Sellers to Buyer of the Acquired Assets and the Assumed Liabilities, including but not limited to all documents for the purposes of sales and use or other similar Taxes and employment Taxes in every state and local jurisdiction on the attached Schedule 2.4. Without limiting the obligations of Sellers as set forth in this Section 2.4, Sellers shall use all commercially reasonable efforts to assist Buyer to obtain and deliver, at the earliest practicable date, to Buyer all legally required or permitted documentation which has the effect that Buyer is not liable for any amounts for sales or use or other similar Taxes and employment Taxes as a successor to the business or assets of the Sellers (or other comparable documentation under state or local law). Notwithstanding the foregoing, subject to any of the parties' right to attempt to minimize or, if possible, eliminate any fees or Taxes through negotiation or appeal, Buyer and Sellers will comply with all lawful instructions and/or requirements imposed by taxing or other governmental authorities resulting from or associated with the filing of the aforementioned documents.

         Sellers intend to negotiate a voluntary disclosure agreement with state taxing or governmental authorities in Illinois with respect to sales or use Taxes, including Illinois Retailers Occupation and Use Taxes, and employment
Taxes, in Illinois attributable to periods prior to the Closing. In such negotiations, Sellers are entitled to negotiate for the reduction or elimination of Sellers' Taxes provided that they do not hold out Buyer or make reference to Buyer as an alternative source for the payment of such Taxes. Buyer shall have the burden of proof in the event that Buyer asserts that any of Sellers have held out Buyer or made reference to Buyer as an alternative source for the payment of such Taxes. Sellers shall use reasonable efforts to reach such a voluntary disclosure agreement with state taxing or governmental authorities in Illinois within sixty (60) days of the date hereof, but if any of Sellers shall not have reached such agreement by such date, as a result of events substantially and reasonably beyond the control of Sellers, Sellers shall have the right to defer the Closing to a date ninety (90) days after the date hereof in the event that all conditions to Closing have otherwise been satisfied or waived prior to such date; provided that to the extent that Closing has been deferred for the reasons set forth above, Sellers shall have used their best efforts to have reached such an agreement within such ninety (90) period.

         Notwithstanding anything contained in this Agreement or any Exhibit or Schedule to the contrary, except for the immediately succeeding sentence, Buyer shall not make any filings with, notify, contact, or otherwise communicate with any Illinois revenue or taxing authorities, prior to five (5) days from the date of Closing, with respect to any of the Taxes, interest or penalties referred to in Section 6.5 or employment Taxes of Sellers. Notwithstanding the foregoing, to the extent that Buyer receives any communication or contact from such taxing authorities, to which Buyer believes it is legally required to respond, Buyer will inform Sellers of the communication or contact and make reasonable efforts in coordination with the Sellers to jointly develop a response to such communication or contact. If Buyer and Sellers cannot develop a mutually satisfactory response or disagree as to whether a response is required or the extent to which a response is required to meet Buyer's legal obligations, Buyer and Sellers agree to seek and abide by an opinion of an independent law firm, waiving any potential objections to the opinion and, with respect to such law firm, any potential or actual conflicts of interest that such law firm may have. Such counsel shall be requested to address in its opinion any statutory, regulatory or other authority which would permit Buyer to legally delay the date upon which such response is required. Such counsel shall be retained within a reasonable time with respect to the due date for response specified in the communication or contact from such revenue or taxing authority, but shall not exceed more than five (5) days from the date Buyer informs Seller of such communication or notice. Buyer and Sellers further agree that such opinion will be sought from a law firm recognized as experts in the field of state and local tax law in Illinois (such as, Horwood, Marcus & Berk, Chartered). The reasonable fees and expenses of such legal counsel shall be the responsibility of the Sellers.

         From the period beginning five (5) days prior to Closing and thereafter, Buyer, after an initial three (3) days prior written notice (which will only be required to be made by Buyer once under this Agreement) may file a completed application for a seller's permit and all other legally required permits and applications and make all legally required filings under such permits or registrations once granted, in order to conduct business in Illinois post Closing.

                                   Article III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         For purposes of the representations and warranties made in this Article III as of the date hereof, "Transportation Equipment" shall mean the
Transportation Equipment listed on Exhibit A. For purposes of the representations and warranties made in this Article III as of the Closing Date, "Transportation Equipment" shall mean the Transportation Equipment specified in the Closing List. For purposes of the representations and warranties of Sellers contained herein, disclosure in any section of the Sellers Disclosure Schedule shall be deemed to be adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by Sellers which would reasonably call for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties; provided such disclosure is fair and accurate. The inclusion of any information in any section of the Sellers Disclosure Schedule or other document delivered by Sellers pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever. PLM and each other Seller hereby represents and warrants, jointly and severally, to Buyer as follows:

         3.1  Corporate Organization, Etc.

                  (a) Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization as listed in Section 3.1 of the Sellers Disclosure Schedule and has full power and authority, directly or indirectly, to own and lease the Acquired Assets and to carry on its business as presently conducted; and is duly qualified or licensed to do business as a foreign corporation in good standing in such other jurisdictions in which their direct or indirect ownership or possession of the Acquired Assets requires such qualification or, if one or more of the PLM Subsidiaries are not so qualified in any such jurisdiction, it or they can become so qualified in such jurisdiction without any material adverse effect upon the Acquired Assets.

                  (b) PLM Rental, TEC, PLM TEC, PLM Investment Management, and PLM FSI are direct and indirect wholly-owned subsidiaries of PLM.

         3.2 Authorization, Etc. The execution, delivery and performance by each Seller of this Agreement and the consummation by each Seller of the transactions contemplated hereby are within each Seller's powers and, except for the PLM Stockholder Approval for the sale by PLM of the Acquired Assets owned by it for itself and not the other Sellers, have been duly authorized by all necessary corporate action on the part of each Seller. The PLM Stockholder Approval is the only vote of the Sellers and the holders of any of the Sellers' equity or debt securities necessary in connection with the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of each Seller, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         3.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation, bylaws or other organizational documents of any Seller, or, except as specified in Section 3.3 of the Sellers Disclosure Schedule, violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any of the Acquired Assets under any agreement or commitment with respect to the Acquired Assets to which any Seller is a party or by which any Seller is bound, or to which any of the Acquired Assets is subject, or violate any statute or law or in any respect any judgment, decree, order, regulation or rule of, or proposed settlement before, any court or governmental authority.

         3.4  Title to Assets; Encumbrances.

                  3.4.1 Owned Transportation  Equipment.  Except as set forth in
         Section  3.4.1  of  Sellers  Disclosure  Schedule  and  except  for the
         Customer Equipment Leases and liens that a lessee is required to discharge, all such Owned Transportation Equipment is free and clear of all title defects, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation, chattel mortgages, conditional sales contracts, purchase options, collateral security arrangements and other title or interest retention arrangements, has been duly registered and licensed by appropriate governmental authorities, which registration is in full force and effect, and all registration and license fees due and payable relating to the Owned Transportation Equipment have been paid, and each unit of Owned Transportation Equipment has a valid license plate, registration, and certificate of title corresponding to such unit of Owned Transportation Equipment. The liens or encumbrances over any of the Acquired Assets or Assumed Liabilities securing the Senior Loan referred to in Section 3.4.1 of Sellers Disclosure Schedule shall have been released and discharged as of Closing. Exhibit A-1 contains, and the Closing List as of the Closing Date will contain, a fair, complete and accurate list of all Owned Transportation Equipment and a fair, complete and accurate description of the information disclosed under the categories addressed therein. Except as specifically identified in
         Section 3.4.1 of the Sellers Disclosure Schedule, all units that are off-lease of the Owned Transportation Equipment are in roadworthy, cargoworthy condition without incurring in excess of $500 of repairs (excluding the cost of repairing and replacing tires associated with normal wear and tear).

                  3.4.2 TRAC Lease. Sellers have made available to Buyer current, correct and complete copies of all TRAC Leases and all amendments, modifications, renewals and addenda to such TRAC Leases. Each Seller has valid and effective TRAC Leases relating to all of the TRAC Lease Transportation Equipment which it purports to lease as lessee as of the date hereof as set forth on Exhibit A-3 hereto and, as of the Closing Date, will have valid and effective leasehold interests pursuant to the relevant TRAC Leases to all of the TRAC Lease Transportation Equipment listed on the Closing List. Except as set forth in Section 3.4.2 of the Sellers Disclosure Schedule, each TRAC Lease is valid, binding and enforceable in accordance with its terms (except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors' rights generally and to general principles of equity), and is in full force and effect; there are no existing material defaults thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder. Except as set forth in Section 3.4.2 of the Sellers Disclosure Schedule and except for TRAC Leases and the Customer Equipment Leases and liens that a lessee is required to discharge, all such TRAC Lease Transportation Equipment is free and clear of all title defects, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, has been duly registered and licensed by appropriate governmental authorities, which registration is in full force and effect, and all registration and license fees due and payable relating to the TRAC Lease Transportation Equipment have been paid, and each unit of TRAC Lease Transportation Equipment has a valid license plate, registration, and certificate of title corresponding to such unit of TRAC Lease Transportation Equipment. Exhibit A-3 contains, and the Closing List as of the Closing Date will contain, a fair, complete and accurate list of all TRAC Lease Transportation Equipment and TRAC Leases and a fair, complete and accurate description of the information disclosed under the categories addressed therein. Except as specifically identified in
         Section 3.4.2 of the Sellers Disclosure Schedule, all units that are off-lease of the TRAC Lease Transportation Equipment are in roadworthy, cargoworthy condition without incurring in excess of $500 of repairs (excluding the cost of repairing and replacing tires associated with normal wear and tear).

                  3.4.3 Equipment Purchase Orders. Exhibit A-4 contains, and the Closing List shall contain, a complete and accurate list of all Equipment Purchase Orders Sellers have entered into (including without limitation details of specifications and delivery dates). Sellers have made available to Buyer current, correct and complete copies of all Equipment Purchase Orders and all amendments, modifications, renewals and addenda to such Equipment Purchase Orders. Except as set forth in
         Section 3.4.3 of the Sellers Disclosure Schedule, to Sellers' Knowledge each Equipment Purchase Order is valid, binding and enforceable in accordance with its terms (except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors' rights generally and to general principles of equity), and is in full force and effect.

                  3.4.4 Customer Equipment Leases. Exhibit A-2 contains as of May 15, 2000, and the Closing List shall contain, a complete and accurate list of all Customer Equipment Leases, which are constituted only of either Rental Contracts or Term Leases. Exhibit A-2 identifies the amount of each security and other deposit paid to or deposited with Sellers under the terms of the relevant Customer Equipment Lease. Exhibit A-2 identifies, and the Closing List shall identify, each Customer Equipment Lease as either a Rental Contract or a Term Lease. Each Customer Equipment Lease constituting a Rental Contract is documented in substantially the form that is included in Exhibit A-2. All Customer Equipment Leases constituting Term Leases are listed and described in Exhibit A-2, and Buyer has been provided a copy of all such Term Leases. Except as set forth in Section 3.4.4 of the Sellers Disclosure Schedule, to Sellers' Knowledge each Customer Equipment Lease is valid, binding and enforceable in accordance with its terms (except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors' rights generally and to general principles of equity), and is in full force and effect; to Sellers' Knowledge there are no existing material defaults thereunder; to Sellers' Knowledge no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder; and subject to the TRAC Leases, to Sellers' Knowledge and except for liens that a lessee is required to discharge, the Customer Equipment Leases are free and clear of any liens, charges, encumbrances, pledges or other rights of others of any nature or kind related to or affecting the rental and other payments due under the Customer Equipment Leases.

                  3.4.5 Other Agreements. Other than with respect to liabilities of no more than $5,000 in aggregate, Schedule 1 prepared as of the Closing Date and Exhibits A through C and the Closing List shall contain, a complete, fair and accurate list of each of the Acquired Assets (other than Inventory) and Assumed Liabilities. Sellers have made available to Buyer current, correct and complete copies of all such other agreements and all amendments, modifications, renewals and addenda to such other agreements. Section 3.4.5 of the Sellers Disclosure Schedule contains, and will contain as of the Closing Date, a complete list of the nature, scope and dollar amounts of coverage of all insurance policies relating to the Business maintained by Sellers and of the nature of coverage maintained by third parties for the benefit of Sellers under Customer Equipment Leases. All such insurances have been obtained and maintained consistent with Sellers' past policies, practices and procedures. To the Knowledge of Sellers, no event, circumstance or occurrence has occurred which has resulted in or could result in the invalidation of any claim under such insurances insofar as they relate to Transportation Equipment that is off-lease or the invalidation of any policy or in material adjustment in the amount of the premiums relating thereto insofar as they relate to Transportation Equipment that is off-lease.

                  3.4.6 Facilities. Exhibit B contains, and the Closing List shall contain, a complete and accurate list of all Leased Facilities, Subleased Facilities, Facility Leases and Facility Subleases. Sellers own no real property relating to the Business. Each Seller is the owner and holder of all the leasehold estates purported to be granted to it by Facility Leases listed on Exhibit B-1 hereto, and all such Facility Leases, and all Facility Subleases listed on Exhibit B-2, constitute valid and binding obligations of such Seller (except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws related to creditors' rights generally and general principles of equity), and are in full force and effect. Except as set forth in Section 3.4.6 of the Sellers Disclosure Schedule, (a) all rent and other sums and charges payable under any Facility Lease or Facility Sublease are current, (b) no notice of default, termination or breach or a condition or limitation has been received by any Seller with respect to any such Facility Lease or Facility Sublease, (c) no event or condition has occurred or exists which, with the giving of notice or the lapse of time or both, would constitute a default or breach of a condition or limitation or give rise to a right of termination by the lessor under any such Facility Lease or, to Seller's Knowledge, by the lessee under any such Facility Sublease and (d) the leasehold interest in and leasehold estate under each Facility Lease is held by the relevant Seller free and clear of all liens except for the Facility Subleases. Sellers have made available to Buyer current, correct and complete copies of all Facility Leases referred to in Exhibit B-1 hereto and all Facility Subleases referred to in Exhibit B-2 hereto and all amendments, modifications, renewals and addenda to such Facility Leases and Facility Subleases. Sellers have not been notified of any lis pendens or other filings regarding the pendency of any litigation or claim affecting any Leased Facility. Except for the Facility Subleases or as set forth in Section
         3.4.6 of the Sellers Disclosure Schedule, no Seller owns or holds nor is obligated under, or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any portion of or interest in any Leased Facility. Except for the Facility Subleases, no Seller is the lessor, sublessor or grantor under any lease or contract granting to another person any right to the possession, use occupancy or enjoyment of any Leased Facility. Except as set forth in Section 3.4.6 of the Sellers Disclosure Schedule, no condemnation proceeding or other regulatory action is pending or, to Sellers' knowledge, threatened, which would preclude or impair the use of any Leased Facility.

                  3.4.7 Other Assets. Exhibit C-1 sets forth, and the Closing List will contain, a complete list of the Other Assets.

         3.5 Litigation. Except as disclosed in Section 3.5 of the Sellers Disclosure Schedule, there is no action, suit, inquiry, proceeding, arbitration or investigation by or before any court or governmental or other regulatory or administrative agent or commission pending or, to the Knowledge of Sellers, threatened against any Seller which relates to the Acquired Assets or the Assumed Liabilities or which challenge the validity of this Agreement or any action taken or to be taken by Sellers pursuant to this Agreement or in connection with the transactions contemplated hereby. No Seller is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on the Acquired Assets, or the operation thereof.

         3.6 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by any Seller or the consummation by it of the transactions contemplated hereby other than compliance by the Closing with any applicable requirements of the HSR Act and the Securities Exchange Act of 1934.

         3.7 Consents. Except as set forth in Section 3.7 of the Sellers Disclosure Schedule, no consent of any person other than PLM Stockholder Approval is necessary to the consummation of the transactions by any Seller or any of the Partnerships contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether federal, state or local. The consents required with respect to item 4 of Section 3.3 of the Sellers Disclosure Schedule and item 2 of Section 3.7 of the Sellers Disclosure Schedule shall have been obtained and any liens or encumbrances arising in connection therewith shall have been released and discharged as against the Acquired Assets and the Assumed Liabilities as of Closing.

         3.8 Compliance with Law. To Sellers' Knowledge, the operations relating to the Acquired Assets have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over Sellers, including, without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, environmental, zoning and land use, currency exchange, equal opportunity, health, occupational safety, pension, securities and trading with-the-enemy matters. Since June 1, 1998, no Seller has received any notification of any asserted present or past failure by any Seller to comply with such laws, rules or regulations.

         3.9 Assignment. Each Seller has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver to Buyer, and upon consummation of the transactions contemplated by this Agreement, Buyer will acquire, good, valid and marketable title to the Acquired Assets, and, in the case of the Assumed Liabilities, TRAC Lease Transportation Equipment and the Leased Facilities, legal, valid and enforceable possessory rights therein, free and clear of all mortgages, pledges, liens, claims, purchase options, security interests, encumbrances or charges of any kind, except for those listed in
Section 3.4.1 or 3.4.2 or 3.9 of the Sellers Disclosure Schedule or as contemplated by Section 3.4.1 or 3.4.2 hereof. Any liens or encumbrances arising in connection with item 4 of Section 3.3 of the Sellers Disclosure Schedule and item 2 of Section 3.7 of the Sellers Disclosure Schedule shall have been released and discharged as against the Acquired Assets and the Assumed Liabilities as of Closing. The Sellers Bill of Sale and the deeds, endorsements, assignments and other instruments to be executed and delivered to Buyer by Sellers at the Closing will be valid and binding obligations of Sellers enforceable in accordance with their terms (except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general principles of equity), and will effectively vest in Buyer good, valid and marketable title to the Acquired Assets, and, in the case of TRAC Lease Transportation Equipment and the Leased Facilities, legal, valid and enforceable possessory rights therein. If in accordance with Section 8.6 Sellers are unable to obtain the consent of any lessor under one or more of the TRAC Leases or the lender under the Mees Pierson Facility and Buyer has waived the requirement to obtain such consent and the parties have consummated the transactions that are the subject of this Agreement, then without prejudice to Section 8.6 all obligations and liens or encumbrances arising under the relevant TRAC Lease(s) or the Mees Pierson Facility, as the case may be, shall have been discharged and released, and Buyer will acquire, good, valid and marketable title to the Owned Transportation Equipment to the extent the subject thereof, free and clear of all liens and encumbrances and applicable ownership rights of any lessor under the relevant TRAC Lease(s) or the lender under the Mees Pierson Facility, as the case may be

         3.10 Brokerage. Except for Imperial Capital, LLC ("Imperial"), Sellers have not retained any broker or finder in connection with the transactions contemplated by this Agreement. All fees of Imperial shall be exclusively for the account of Sellers, and any brokerage or finder's fee due to any broker or finder in violation of the foregoing representation shall be paid by Sellers.

         3.11 Insider Interests. No officer or director of any Seller nor any Affiliate of any Seller has any interest in any property, real or personal, tangible or intangible, including without limitation, inventions, patents, trademarks or trade names, used in or pertaining to the Acquired Assets or the Assumed Liabilities. None of the Assumed Liabilities will include any amount or liability owing to any Seller except as listed on Section 3.11 of the Sellers Disclosure Schedule.

         3.12  Environmental, Health and Safety.

                  (a) (i) Each Seller has complied with all Environmental, Health and Safety Laws; and (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed, commenced or, to the Knowledge of Sellers threatened, against any Seller alleging any failure so to comply. Each Seller has obtained and been in compliance with all of the terms and conditions of all permits, licenses and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, all Environmental, Health and Safety Laws.

                  (b) Each Seller has not handled, disposed of, arranged for the disposal of or exposed any individual to any substance, material or condition or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand under any Environmental, Health and Safety Laws or otherwise against the Business or any Seller giving rise to any liability for damage to any Leased Facility (surface or subsurface), or for any illness of or personal injury to any individual.

                  (c) To the Knowledge of Sellers, there are no past or present actions, activities, circumstances, conditions, events or incidents under any Environmental, Health and Safety Laws or otherwise which could form the basis of any claim against the Business or the Acquired Assets or against any person or entity whose liability for any claim the Business has or may have retained or assumed either contractually or by operation of law.

                  (d) To the Knowledge of Sellers, none of the Transportation Equipment has been used other than in compliance with Environmental, Health and Safety Laws.

         3.13 Accounts and Notes Receivable. Exhibit C-4 sets forth as of May 12, 2000, and the Closing List will contain, a complete list of Receivables/Prepayment Items. Except as set forth in Section 3.13 of the Sellers Disclosure Schedule, all of the Receivables/Prepayment Items and notes receivable (including direct financing leases and rental receivables) owing to Sellers as of the date hereof constitute, and as of the Closing Date will constitute valid claims arising from bona fide transactions in the ordinary course of business, and as of the date hereof Sellers have not received any written notice denying such obligations or asserting rights to set-off. None of the Receivables/Prepayment Items have been pledged to any third party. All loss reserves relating to the Business have been created and maintained consistent with Sellers' past policies, practices and procedures, including without limitation with respect to Ameriserv and other bankruptcies. For the avoidance of doubt, it is expressly agreed and understood that the Receivables/Prepayment Items acquired by Buyer hereunder are those Receivables/Prepayment Items related to or arising from the Acquired Assets or the Assumed Liabilities as of the Closing Date.

         3.14 Mees Pierson Facility. Except as set forth in Section 3.14 of the Sellers Disclosure Schedule, the Mees Pierson Facility is valid, binding and enforceable in accordance with its terms (except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors' rights generally and to general principles of equity), and is in full force and effect; there are no existing material defaults thereunder; and no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder. Sellers have made available to Buyer a current, correct and complete copy of the Mees Pierson Facility and all amendments, modifications, renewals and addenda to the Mees Pierson Facility.

         3.15 SEC Filings; Financial Statements. PLM's consolidated revenues for refrigerated and dry van trailers for its fiscal years ended December 31, 1997 and December 31, 1998 were respectively $5,544,000 and $9,744,000. Utilization of Sellers' refrigerated trailers increased from 62% in 1998 to approximately 76% in 1999. Utilization of Sellers' dry vans decreased from approximately 77% in 1998 to approximately 74% in 1999. Transportation Equipment has been depreciated by Sellers on a straight-line method down to such equipment's estimated salvage value. During the three months ended March 31, 2000 Sellers purchased Transportation Equipment for $5,500,000.00 and sold Transportation Equipment with a net book value of $58,000.00 for $45,000.00. As of May 2, 2000 Sellers had committed to purchase $19,700,000.00 of Transportation Equipment. The information presented in Note 9 regarding the trailer leasing segment in PLM's Notes to Consolidated Financial Statements March 31, 2000 as filed in PLM's Quarterly Report on Form 10Q for the period ended March 31, 2000 fairly presents the information stated therein insofar as it is applicable to the Acquired Assets and Assumed Liabilities.

         3.16 Absence of Certain Changes or Events.  Except as listed on Section
3.16 of the Sellers Disclosure Schedule, since December 31, 1999, there has not been (i) any Business Material Adverse Effect, (ii) any material loss or damage (whether or not covered by insurance) to any of the Acquired Assets, which materially affects or impairs the ability of any Seller to conduct the Business, or any other event or condition of any character which has materially and adversely affected the business or operation of the Business, (iii) any mortgage or pledge of any of the Acquired Assets or the Assumed Liabilities other than in the ordinary course of business, (iv) any indebtedness incurred by any Seller creating an encumbrance on the Acquired Assets or the Assumed Liabilities other than in the ordinary course of business, (v) any contract or other transaction entered into by any Seller relating to, or otherwise affecting in any way, the Acquired Assets or the Assumed Liabilities, other than in the ordinary course of business, (vi) any sale or transfer of the Acquired Assets or the Assumed
Liabilities, except in the ordinary course of business, (vii) any material changes in the accounting systems, accounting policies or accounting practices of any Seller, (viii) any waiver by any Seller of any rights affecting the Acquired Assets or the Assumed Liabilities which have any material value, and
(ix) no person has made or, to the Knowledge of the Sellers, threatened to make any claim that the operation of the Business is in violation or infringement of any patent, patent license, tradename, trademark, servicemark, copyright, know-how or other proprietary or trade right (collectively, "Intellectual Property Rights") of any third party. Since December 31, 1999, the Business has been conducted in all respects only in the ordinary course.

         3.17 Taxes. Each Seller has made all withholding of Taxes required to be made under all applicable tax laws and regulations. No claim has ever been made by any authority in any jurisdiction in which no Tax return has been filed with respect to the Business that any of the Sellers or the Business is or may be subject to Tax in that jurisdiction. Subject as set forth in the second paragraph of Section 6.5, Buyer will not be liable for any Taxes attributable to any Seller as a result of the consummation of the transactions contemplated by this Agreement. None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Section 280G of the Code or an obligation to pay sales or use Taxes in any jurisdiction with respect to transactions of Sellers arising prior to Closing.

         3.18 Conduct of Business. Except for rights of PLM under the License of PLM Name, those overhead facilities, personnel, working capital, insurance policies (except to the extent claims, rebates, recoveries or proceeds comprise Receivables/Prepayment Items), or functions or services to be provided by Sellers under the Transition Services Agreement, the Acquired Assets and Assumed Liabilities, when taken together with those assets or agreements that are being concurrently purchased by Buyer pursuant to the Partnerships Asset Purchase Agreement, constitute all of the assets and agreements of Sellers, Affiliates of Sellers and the Partnerships that are necessary for the operation of the Business as presently conducted by Sellers, Affiliates of Sellers and the Partnerships including constituting all or substantially all of the operating assets and goodwill of the Business.

         3.19 Employees. No payments will be required to be made by Buyer to those employees who accept employment by Buyer effective as of the Closing as a result of the consummation of this Agreement, except to the extent set forth in the second sentence of Section 6.4. No employee of the Business is a member of a union and there is no collective bargaining agreement relating to any of the employees of the Business and no efforts have been made to organize for union or collective bargaining purposes any such employees. None of Sellers, nor any trade or business, whether or not incorporated, that would be treated as a single employer with any of Sellers under Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 414(b),
(c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code"), maintains, contributes to, or is obligated to contribute to, or has ever maintained, contributed to or been obligated to contribute to, any employee benefit plan that is subject to Title IV of ERISA or Section 412 of the Code.

         3.20 Material Misstatements or Omissions. No representation or warranty by any Seller and no document, certificate or other information furnished in Sellers Disclosure Schedule or the Closing List or any Schedule or Exhibit hereto or required hereunder to be furnished to Buyer, in the context of the other representations or warranties by any Seller or any other information furnished in Sellers Disclosure Schedule or any Schedule or Exhibit hereto or required hereunder to be furnished to Buyer as a whole, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements of fact contained herein or therein, in light of the circumstances in which they are made, not misleading.

         3.21 License of PLM Name. PLM is the exclusive owner of the entire and unencumbered right, title and interest in and to the Service Marks (as defined in the License of PLM Name) that are the subject of the License of PLM Name and such Service Marks are subsisting and have not been adjudged invalid or unenforceable, in whole or in part.

         3.22 No Other Warranties or Representations. SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III, SELLERS MAKE NO WARRANTY THAT ANY OF THE ACQUIRED ASSETS ARE MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE NOR IS THERE ANY OTHER WARRANTY OR CONDITION WITH RESPECT THERETO, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT WITH RESPECT TO SUCH ACQUIRED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OR CONDITIONS WITH RESPECT TO THE MERCHANTABLE QUALITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY SUCH ACQUIRED ASSETS, PROPERTIES AND PRODUCTS WHICH MIGHT OTHERWISE BE IMPLIED BY THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, BUYER SPECIFICALLY ACKNOWLEDGES THAT THE ACQUIRED ASSETS BEING TRANSFERRED AND CONVEYED PURSUANT TO THIS AGREEMENT ARE BEING SOLD AND PURCHASED ON AN "AS IS" AND "WHERE IS" BASIS AND THAT NO WARRANTY OF COLLECTIBILITY OF ANY SPECIFIC RECEIVABLE/PREPAYMENT ITEM OR NOTE RECEIVABLE IS MADE UNDER THIS AGREEMENT.

                                   Article IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Sellers as follows:

         4.1 Corporate Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         4.2 Authorization, Etc. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within Buyer's corporate power and authority and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the Certificates of Incorporation or bylaws of Buyer, or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Buyer under, any material agreement or commitment to which Buyer is a party or by which Buyer is bound, or to which the property of Buyer is subject, or materially violate any statute or law or in any material respect any judgment, decree, order, regulation or rule of any court or governmental authority.

         4.4 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Buyer or the consummation by it of the transactions contemplated hereby other than compliance by the Closing with any applicable requirements of the HSR Act.

         4.5 Litigation. There is no material action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the Knowledge of Buyer, threatened against Buyer or any of its Affiliates which challenges the validity of this Agreement or any action taken or to be taken by Buyer pursuant to this Agreement or in connection with the transactions by Buyer contemplated hereby.

         4.6 Consents. Except as set forth in section 3.7 of the Sellers Disclosure Schedule, no consent of any person is necessary to the consummation of the transactions by Buyer contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether federal, state or local.

         4.7  Brokerage.  Except  for  J.P.  Morgan  & Co.  Incorporated  ("J.P.
Morgan"), Buyer has not retained any broker or finder in connection with the transactions contemplated by this Agreement. All fees of J.P. Morgan shall be exclusively for the account of Buyer, and any brokerage or finder's fee due to any broker or finder in violation of the foregoing representation shall be paid by Buyer.

         4.8 Funding. Buyer has immediately available funds sufficient to make all of its payment obligations hereunder at the times set forth herein.

                                    Article V

                               COVENANTS OF SELLER

         Sellers hereby covenant and agree with Buyer:

         5.1 Full Access. Sellers shall afford to Buyer, its counsel, accountants and other representatives full access (under supervision of Sellers' personnel and at Buyer's expense) prior to the Closing Date to the offices, facilities, properties, books and records of Sellers in order that Buyer may have full opportunity to make such investigations as it shall desire to make of the affairs of Sellers with respect to the Acquired Assets, TRAC Lease Transportation Equipment, the Leased Facilities and the Assumed Liabilities; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the businesses of Sellers.

         5.2 Consents. Sellers will use all commercially reasonable efforts to obtain, prior to the Closing, all consents necessary to be obtained by Sellers and will cooperate reasonably in obtaining all approvals and consents necessary to be obtained by Buyer in connection with the consummation of the transactions contemplated hereby. All such consents if obtained will be in writing, and executed counterparts thereof will be delivered to Buyer at or prior to the Closing.

         5.3 HSR Act Filings. Promptly following the date hereof, the Sellers shall make any and all filings which are required under the HSR Act. The Sellers will furnish to Buyer such necessary information and reasonable assistance as Buyer may request in connection with its preparation of necessary filings or submissions under provisions of the HSR Act. The Sellers will supply Buyer copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between any of the Sellers or their representatives, on the one hand, and the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or any other governmental agency or authority or members of their respective staffs on the other hand, with respect to this Agreement or the transactions contemplated hereby, other than confidential or proprietary information therein.

         5.4 Proxy Statement; Stockholders' Meeting. In connection with the PLM Stockholder Approval, after the date hereof PLM will promptly prepare and file with the SEC a proxy statement (the "PLM Proxy Statement"), soliciting the PLM Stockholder Approval. The PLM Proxy Statement shall be filed no later than the date that the proxy statement for the annual meeting of PLM is filed and such proxy statement for such annual meeting may comprise part of the PLM Proxy Statement. PLM will promptly respond to any comments of the SEC, and will cause the PLM Proxy Statement to be mailed to all stockholders of PLM at the earliest practicable time and in any event no later than the proxy statement for the annual meeting of PLM, notwithstanding any exercise of its fiduciary-out pursuant to Section 5.12. PLM will notify Buyer promptly upon the receipt of any comments from the SEC or its staff of any request by the SEC or its staff for amendments or supplements to the PLM Proxy Statement or for additional information, and will supply Buyer with all such portions of correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, as relate to the PLM Proxy Statement insofar as it relates to the transaction the subject of this Agreement. Buyer shall be afforded a reasonable opportunity to review the PLM Proxy Statement and all other related proxy materials insofar as affecting Buyer. PLM shall duly call, hold and convene its stockholders' meeting to obtain the PLM Stockholder
Approval as promptly as practicable after the date on which the PLM Proxy Statement is mailed to its stockholders. PLM shall solicit from its stockholders proxies in favor of the PLM Stockholder Approval, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the Delaware General Corporation Law and the certificate of incorporation and bylaws of the Company to obtain such approval. Unless acting in compliance with the specific terms of the fiduciary-out provided pursuant to
Section 5.12, the Board of Directors of PLM shall unanimously recommend that PLM's stockholders vote in favor of the PLM Stockholder Approval, the PLM Proxy Statement shall include a statement to such effect, and neither the Board of Directors of PLM nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify such unanimous recommendation.

         5.5 Certificates. At the Closing, Sellers will furnish Buyer with such certificates of their respective officers to evidence compliance with the covenants set forth in this Article V.

         5.6 Agreements. Sellers shall deliver to Buyer on the Closing Date executed counterparts of the documents set forth in Section 1.4(b) hereof.

         5.7 Delivery of Assets and Documents. Sellers will deliver the items set forth in Section 1.4(b)hereof.

         5.8 Regular Course of Business. Except as otherwise required by the terms of this Agreement, Sellers will promptly provide to Buyer a copy of all PLM SEC Reports and will:(i) not take or, if within Sellers' control, suffer or permit any action, which would render untrue any representations and warranties contained in this Agreement (ii) take any commercially reasonable action, in any one instance up to $10,000.00 and in a maximum aggregate of instances under this Agreement and the Partnerships Asset Purchase Agreement up to $250,000.00, to cure, to the extent capable of cure, any inaccuracy in any representation or warranty contained in this Agreement, (iii) operate the Acquired Assets and the Assumed Liabilities in the ordinary and usual course, substantially in the same manner as heretofore operated, and (iv) not institute any new methods of purchase, sale, lease, management, accounting or operation or engage in any transaction, enter into any agreement or make any commitment that is not in the ordinary course of the business unless required by law. Without limiting the generality of the foregoing, except as otherwise contemplated by the terms of this Agreement, from the date hereof until the Closing, Sellers will: (a) maintain the Acquired Assets consistent with past practice; (b) keep in full force and effect, to the extent commercially reasonable, insurance comparable in amount and scope of coverage to that now maintained; (c) perform in all material respects all obligations under all material contracts of the Business and not defer necessary maintenance; (d) maintain the books of account and records and loss reserves of the Business in the usual and regular manner, and not sell or encumber the Acquired Assets or the Assumed Liabilities other than in the ordinary course of business; (e) not, except with Buyer's consent which consent will not be unreasonably withheld, delayed or conditioned, approve any new individual capital expenditures in excess of $10,000.00 (excluding Purchase Order Transportation Equipment), incur any liability that would otherwise constitute any of the Assumed Liabilities (excluding Customer Equipment Leases) in excess of $10,000.00, transfer, encumber or otherwise deal with any of the Acquired Assets having a book value or fair market value in any one transaction in excess of $50,000.00, and vary the pricing schedule for Customer Equipment Leases other than in accordance with Sellers' past pricing practices and procedures; (f) comply in all material respects with all laws and regulations applicable to the Business; (g) maintain and protect all Intellectual Property Rights relating to the Business; and (h) not make, other than in the ordinary course of business, any change in any benefit plan or compensation to officers, directors or employees or adopt any new benefit Plan relating to its employees who work primarily for the Business, provided that any change affecting any senior executive that is not of broad application to employees at large shall be deemed to be outside the ordinary course of business. Sellers may fill vacancies for positions as employees of the Business in the ordinary course of business other than with respect to senior executives.

         5.9 Business Relations. Sellers shall use their best efforts to preserve for Buyer the Business and the relationships with licensors, lessors, creditors, suppliers, distributors, customers, depots, employees and others having business relations with respect to the Acquired Assets, the Assumed Liabilities and the Business.

         5.10 No Default. Sellers shall not do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any Assumed Liability or any material contract or commitment of Sellers with respect to the Transportation Equipment or Leased Facilities.

         5.11  Intentionally Omitted.

         5.12  Exclusivity.

         (a) Until the earlier of (i) the Closing or (ii) the date of termination of this Agreement pursuant to the provisions of Article X (the "Exclusivity Period"), each of Sellers shall not, and shall not authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by any of them to directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations  regarding,  or  furnish  to  any  person  or  entity  any non-public information with respect to, or take any action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal,
         (iii) engage in discussions with any person or entity with respect to any Acquisition Proposal, or (iv) enter into any letter of intent or any agreement relating to any Acquisition Proposal; provided, however, that at any time prior to obtaining the PLM Stockholder Approval, the Board of Directors of PLM, in response to a Superior Proposal, may authorize Sellers to (x) furnish non-public information with respect to Sellers to the person or entity which made such Acquisition Proposal pursuant to a customary written confidentiality agreement, and (y) participate in negotiations and discussions regarding such Acquisition Proposal. PLM will immediately cease and cause to be terminated any existing activities, discussions and negotiations conducted prior to the date hereof with respect to any Acquisition Proposal with any third party. PLM shall provide Buyer with (i) at least 48 hours prior notice of any meeting of the Board of Directors of PLM at which they are reasonably expected to consider an Acquisition Proposal, and (ii) five business days prior written notice of a meeting of the Board of Directors, or any committee thereof, at which they are reasonably expected to withdraw, amend or modify their unanimous recommendation to vote in favor of PLM Stockholder Approval or to make the determination to recommend instead a Superior Proposal.

                  (b) During the Exclusivity Period, each of the Sellers also agree to:

         notify Buyer immediately upon receiving any inquiry from any person or entity relating to any Acquisition Proposal; and

                  disclose the identity of any person or entity, making a bona fide offer relating to an Acquisition Proposal, the terms and conditions of such offer, and keep Buyer fully informed on a current basis of the status and details of any Acquisition Proposal.

                  (c) Each of the Sellers acknowledges that this Section 5.12 was a significant inducement for Buyer to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the Purchase Price or (ii) a failure to induce Buyer to enter into this Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions of this
         Section 5.12 were not performed in accordance with their specific terms or were otherwise breached. The parties hereto agree that Buyer shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 5.12 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Buyer may be entitled at law or in equity.


         5.13  Notification; Updates to Disclosure Schedule.

                  (a) During the period between the date hereof and the Closing, the Sellers shall promptly notify Buyer in writing of the discovery by any of the Sellers of: any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of or inaccuracy in any representation or warranty made by the Sellers in this Agreement; any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of or inaccuracy in any representation or warranty made by the Sellers in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; any breach of any covenant or obligation of any of the Sellers contained in this Agreement; and any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article VIII impossible or unlikely.

                  (b) If any  event,  condition,  fact or  circumstance  that is required to be disclosed pursuant to this Section 5.13 requires any change in any disclosure schedule hereunder, or if any such event, condition, fact or circumstance would require such a change assuming the disclosure schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Sellers shall promptly deliver to Buyer an update to the disclosure schedule (a "Disclosure Schedule Update") specifying such change. No such Disclosure Schedule Update shall be deemed to supplement or amend the disclosure schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Sellers in this Agreement as of the Closing, or (ii) determining whether the conditions set forth in Article 8 have been satisfied; provided, however that the Closing of the transaction contemplated by this Agreement will be deemed a waiver by Buyer of any untrue representation or warranty made by Sellers if and to the extent such inaccuracy is fairly and accurately disclosed in any of Sellers Disclosure Schedules or any such Disclosure Schedule Update.

         5.14 Employees of the Buyers. Each of the Sellers agrees that Buyer is under no obligation to offer to or to hire any employee of the Business and agrees (i) to cooperate in Buyer's efforts to hire those employees of the Business designated by Buyer; (ii) to advise Buyer of the terms and conditions of employment (including existing severance, retirement benefits, etc.) of all such employees; (iii) to make such employees available for interview by Buyer; and (iv) to encourage all such employees as are selected by Buyer to consider employment with Buyer. In addition, for those employees whom Buyer has agreed to hire and who have agreed to become employees of Buyer effective as of the Closing ("New Hires"), each of the Sellers agrees during the period between the date hereof and the Closing (i) not to terminate the employment of any of the New Hires (other than for cause in line with Sellers' current employment policies) without the express written permission of Buyer (which shall not be unreasonably withheld); and (ii) to continue to pay the compensation, withhold and pay taxes and other deductions, provide the benefits to which the New Hires are entitled pursuant to federal and state law and pursuant to the policies and practices of Sellers.

         5.15 Change of Name of PLM Rental. Within 30 days following the Closing, Sellers shall have changed the name of PLM Rental to another name not confusingly similar to the current name of PLM Rental and provided evidence of the amendment of PLM Rental's charter for this purpose having taken effect in PLM Rental's state of incorporation and in any state that such corporation is qualified to do business.

         5.16 Filing of Material Contracts of PLM. PLM shall file with the Securities and Exchange Commission this Agreement, the Non-Competition Agreement and the License of PLM Name (in each case without Exhibits or Schedules or any information that PLM requests confidential treatment for from the Securities and Exchange Commission, if PLM shall so request) as material contracts, in the case of this Agreement, as part of the exhibits to the PLM Proxy Statement and, in the case of the Non-Competition Agreement and the License of PLM Name, after the Closing as part of the exhibits to PLM's next periodic report under the Securities Exchange Act of 1934.

         5.17 Environmental Information. Sellers shall have disclosed to Buyer no later than fifteen (15) business days after the date hereof, having interviewed those of Sellers' employees with knowledge of environmental-related issues associated with any of the Leased Facilities, all written information and all documents in Sellers' possession, custody or control, that discuss, arise from, or otherwise relate to the generation, transportation, use, storage, emission, discharge, release, or threatened release of any material or substance regulated or defined by any Environmental, Health and Safety Laws.

                                   Article VI

                               COVENANTS OF BUYER

         Buyer hereby covenants and agrees with Sellers:

         6.1 Certificates. At the Closing, Buyer will furnish Sellers with such certificates of its officers and others to evidence compliance with the covenants set forth in this Article VI.

         6.2 HSR Act Filings. Promptly following the date hereof, Buyer shall make any and all filings which are required under the HSR Act. Buyer will furnish to the Sellers such necessary information and reasonable assistance as the Sellers may request in connection with its preparation of necessary filings or submissions under provisions of the HSR Act. Buyer will supply the Sellers copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Buyer or its representatives, on the one hand, and the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or any other governmental agency or authority or members of their respective staffs on the other hand, with respect to this Agreement or the transactions contemplated hereby, other than confidential or proprietary information therein.

         6.3 Agreements. Buyer shall deliver to Sellers on the Closing Date executed counterparts of the documents set forth in Section 1.4(c) hereof.

         6.4 Employees. Buyer will offer as promptly as reasonably practicable following the date hereof employment to no less than sixty (60) employees of the Business designated by Buyer that Buyer selects on such terms and conditions as Buyer will determine, but on terms that are at least as good with respect to job responsibility, salary, and bonus and commission plans and that are comparable overall, to the extent reasonably feasible, with respect to benefits to those currently enjoyed by such employees. The parties shall work together to insure that at Closing at least fifty (50) of the employees of the Business designated by Buyer that Buyer selects shall have accepted employment and become employees of Buyer. Buyer shall notify PLM within forty-five (45) days after the date hereof, in the event that the transactions that are the subject of this Agreement have not been consummated by such date, of the progress made by such date with respect to the number of employees of the Business who are reasonably anticipated to have entered into employment arrangements with Buyer by Closing and whether five of those seven individuals identified in writing previously by Buyer to Seller are reasonably anticipated to have entered into employment arrangements with Buyer by Closing. Buyer shall have financial responsibility for those employee severance costs which are associated with any employee who accepts employment with Buyer in accordance with Buyer's employee severance policies, having given credit for prior employment with Sellers. As to any employees of Sellers who receive severance payments from Sellers and are subsequently hired by Buyer or any of its Affiliates (either as employees or contractors) within 5 months from the Closing Date, the aggregate amount of severance payments made by Sellers to all such employees shall be promptly paid by Buyer to Sellers.

         6.5 Re-Titling; Transfer Taxes. Following the Closing, Buyer will take all steps necessary to re-title all units of Transportation Equipment acquired hereunder out of the name of Sellers and into Buyer's name within 60 days after Closing, or if not feasible by such date, as promptly as reasonably practicable thereafter, and to pay the fees payable to the relevant DMV for re-titling of Transportation Equipment. Sellers will cooperate reasonably with Buyer in connection therewith.

         For purposes of this Section 6.5, "Transfer Taxes" means sales and use Taxes, or other similar Taxes, imposed upon and related to sales or uses of tangible personal property. Notwithstanding anything to the contrary in this Agreement, Buyer shall be responsible for all Transfer Taxes associated with the consummation of the transactions that are the subject of this Agreement, including Taxes or any related interest or penalties arising from or relating to the position that the transfers made pursuant to this Agreement qualify or are asserted by Buyer to qualify for exemption or exclusion from Transfer Taxes. Sellers shall be responsible for (i) Transfer Taxes and any related interest and penalties arising from or relating to transactions or activities of Sellers prior to Closing, however they arise, e.g., whether assessed to Buyer or any of Sellers directly or indirectly, (ii) Taxes and any related interest and penalties which would otherwise not be payable by Buyer, but for, any of Sellers' failure to comply with Transfer Tax filings or notifications that are legally required to be filed by any of Sellers with taxing and other governmental authorities in connection with a sale of this type, unless such failure resulted from any action or inaction of any of Sellers approved, in advance, by Buyer in writing, and (iii) any Taxes, directly or indirectly related to or arising from Pre-Closing liabilities, and interest and penalties, with respect thereto, arising from or relating to any of Sellers' failure to make any filings or notifications that are permitted to be filed by any of Sellers with state and local taxing and other governmental authorities in connection with a sale of this type for the states listed in Schedule 2.4 in circumstances where Buyer has reasonably requested any of Sellers to make such filings or notifications. Provided, however, that to the extent Buyer requests any of Sellers to make any filings or notifications for which any of Sellers are not legally required to make, Buyer shall reimburse Seller for any reasonable out-of-pocket costs, including legal and accounting expenses and fees, and any amounts payable to a governmental or regulatory authority, not directly or indirectly related to or arising from Pre-Closing Liabilities, for which Seller otherwise would not be responsible hereunder.

         Buyers and Sellers agree to use all commercially reasonable efforts to separately determine the Transfer Tax filings and notifications that they are legally required to make in a transaction of this type for the state and local jurisdictions of the states listed in Schedule 2.4. After using such commercially reasonable efforts, Buyers and Sellers will inform each other as to their respective determination as to the required filings along with any permitted filings of which they are or become aware. After so informing each other, Buyer and Sellers will reasonably cooperate with each other and will make available copies of each filing or notification upon reasonable request that they respectively make (whether legally required or permitted).

         To the extent Seller's payment of sales or use Taxes attributable to periods prior to the Closing generate credits, deductions, exemptions or exclusions in Illinois, which may be available to Buyer or any of Sellers in determining the Illinois sales and use and other similar taxes due in Illinois in connection with the transactions under this Agreement, Buyer shall, to the extent not legally prohibited, receive the benefit of any such credits, deductions, exemptions or exclusions, directly or indirectly.

         6.6 Discharge of Obligations. Buyer will timely pay, perform and discharge all obligations assumed pursuant to Section 1.3.

         6.7 Notification. During the period between the date hereof and the Closing, Buyer shall promptly notify the Sellers in writing of:

                  (a) the discovery by Buyer of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of or inaccuracy in any representation or warranty made by Buyer in this Agreement;

                  (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of or inaccuracy in any representation or warranty made by Buyer in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                  (c)  any breach of any covenant or obligation of Buyer; and

                  (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article VII impossible or unlikely.

         6.8 Environmental Assessments. Buyer will promptly following the date hereof organize for environmental assessments to be carried out on each of the Leased Facilities and will use reasonable efforts to provide in any engagement arrangement entered into with any firm of environmental consultants that the results of such assessments shall be provided to Buyer no later than fifty (50) days after the date hereof.

         6.9 Releases. Buyer will use all commercially reasonable efforts to obtain prior to Closing releases substantially in the form set forth in Exhibit R in respect of the Mees Pierson Facility, the TRAC Leases and the Facility Leases.

                                   Article VII

                    CONDITIONS TO THE OBLIGATIONS OF SELLERS

         Each and every obligation of Sellers under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Sellers:

         7.1 Representations and Warranties True. All of the representations and warranties of Buyer set forth in this Agreement that are qualified as to materiality shall be true and complete when taken as a whole and any such representations and warranties that are not so qualified shall be true and complete in all material respects when taken as a whole as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and complete, or true and complete, as the case may be, as of such specified date).

         7.2 Performance. Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing, including without limitation the agreements in Section 1.4(c) hereof.

         7.3 HSR Act Waiting Periods; No Governmental Proceeding or Litigation. All waiting periods applicable to the transactions contemplated hereby with respect to the Acquired Assets under the HSR Act shall have expired or been terminated. No suit, action or other proceeding by any governmental body shall have been instituted which questions in any material way the validity or legality of the transfer of the Acquired Assets and the Business.

         7.4 No Injunction. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which Sellers deems unacceptable in its sole discretion.

         7.5  Certificates.   Buyer  shall  have  furnished  Sellers  with  such
certificates of its officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Sellers.

         7.6 Opinion of Buyer's Counsel. Buyer shall have delivered to Sellers an opinion of Morrison & Foerster, counsel to Buyer, dated as of the Closing Date, substantially in the form attached hereto as Exhibit K.

         7.7 Stockholder Approval. PLM Stockholder Approval shall have been obtained.

         7.8  Escrow  Agreement.  Buyer  shall  have  entered  into  the  Escrow
Agreement.

         7.9 Employment Arrangements. Buyer shall have as promptly as reasonably practicable following the date hereof made offers of employment arrangements to not less than sixty (60) of the employees of the Business on terms that are at least as good with respect to job responsibility, salary, and bonus and commission plans and that are comparable overall, to the extent reasonably feasible, with respect to benefits to those currently enjoyed by such employees. This condition shall terminate automatically and no longer be applicable sixty
(60) days after the date hereof.

                                  Article VIII

                       CONDITIONS TO OBLIGATIONS OF BUYER

         Each and every obligation of Buyer under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the closing, of each of the following conditions, unless waived in writing by Buyer:

         8.1 Representations and Warranties True. All of the representations and warranties of Sellers set forth in this Agreement that are qualified as to materiality shall be true and complete when taken as a whole and any such representations and warranties that are not so qualified shall be true and complete when taken as a whole as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and complete, or true and complete in all material respects, as the case may be, as of such specified date). Notwithstanding the foregoing, Buyer agrees that this condition shall be satisfied for all purposes hereunder so long as the aggregate amount of any Damages Buyer would have with respect to any breaches of the representations and warranties of (x) Sellers set forth in this Agreement, and (y) the Partnerships set forth in the Partnerships Asset Purchase Agreement, does not exceed in the aggregate Two Million Two Hundred Thousand Dollars ($2,200,000.00).

         8.2 Performance. Sellers shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing, including without limitation the agreements in Section 1.4(b) hereof.

         8.3 HSR Act Waiting Periods; No Governmental Proceeding or Litigation. All waiting periods applicable to the transactions contemplated hereby with respect to the Acquired Assets under the HSR Act shall have expired or been terminated. No suit, action or other proceeding by any governmental body shall have been instituted which questions in any material way the validity or legality of the transfer of the Acquired Assets and the Business.

         8.4 No Injunction. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which Buyer deems unacceptable in its sole discretion.

         8.5 Opinion of Seller's Counsel. Sellers shall have delivered to Buyer the opinion of Greene Radovsky Maloney & Share LLP, counsel to Sellers, dated as of the Closing Date, substantially in the form attached hereto as Exhibit L.

         8.6 Consents Obtained; 90% of the Business Obtained; Environmental Insurance Obtained. All approvals and consents referred to in Schedule 8.6 in a form reasonably satisfactory to Buyer, including without limitation under the TRAC Leases, the Facility Leases and the Mees Pierson Facility, shall have been obtained; provided, however, that, at the request of Sellers, if Sellers are unable to obtain the consent of any lessor under one or more of the TRAC Leases or the lender under the Mees Pierson Facility and Buyer is willing to waive the requirement to obtain such consent and is willing to consummate the transactions that are the subject of this Agreement, then the Estimated Purchase Price shall be adjusted as a result of adjusting the Assumed Liabilities to take into account the amounts owing to such lessor(s) or lender, as the case may be, (excluding prepayment and breakage fees and expenses), and all obligations and liens or encumbrances arising under the relevant TRAC Lease(s) or the Mees Pierson Facility, as the case may be, shall have been discharged and released. Not less than 90% of the net book value of the Business shall as a result of consummation of this Agreement and the Partnerships Asset Purchase Agreement be owned by Buyer. Sellers shall have paid all premiums on and incepted coverage with reputable insurers on behalf of Buyer (with Buyer named as loss payee) on a policy of insurance on no less favorable terms to the parties than those set forth in the specimen policy and related memo attached as Schedule 8.6 hereto with respect to any liability relating to investigation, removal, remediation, containment, cleanup or abatement required under any Environmental, Health and Safety Laws, whether on-site or off-site, arising out of or relating to, in whole or in part, any event, release, circumstance or occurrence arising prior to the Closing, whether or not disclosed in this Agreement; such coverage to relate to any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand under any Environmental, Health and Safety Laws against the Business or Buyer and giving rise to any liability for Damage in connection with any Leased Facility (surface or subsurface) that is assumed by Buyer as an Assumed Liability at Closing, or for any illness of or bodily injury to any individual and to include without limitation business interruption in relation thereto; such coverage also to have a per occurrence limit of $5,000,000.00 and an aggregate maximum limit of $15,000,000.00, and to be effective for a period of not less than 3 years following the Closing Date.

         8.7 Agreements. Sellers shall have entered into the License of PLM Name, the Transition Services Agreement, the Non-Competition Agreement, and the Escrow Agreement.

         8.8 PLM Stockholder Approval. The PLM Stockholder Approval shall have been obtained.

         8.9 Employment Arrangements. Buyer shall have entered into employment arrangements with not less than fifty (50) of the employees of the Business, who shall include not less than five of those seven individuals identified in writing previously by Buyer to Seller. This condition shall terminate automatically and no longer be applicable sixty (60) days after the date hereof.

         8.10 Partnerships Asset Purchase Agreement. At the Closing, the transactions contemplated by the Partnerships Asset Purchase Agreement shall be consummated.

         8.11 No Business Material Adverse Effect since March 31, 2000. There shall have been no Business Material Adverse Effect since March 31, 2000.

                                   Article IX

                            SURVIVAL; INDEMNIFICATION

         9.1 Survival. The representations, warranties, covenants and obligations of the parties contained in this Agreement shall survive the Closing for the period set forth in this Section 9.1 and shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by, or the Knowledge of, any of the parties. The covenants and obligations of each of the Sellers in Sections 1.2, 1.5, Article II, Sections 5.15, 5.16 and 6.5, Article IX and XI shall survive the Closing in accordance with their terms and otherwise until the applicable statute of limitations has run thereon. Save as set forth above and below, following the Closing all of the representations, warranties, covenants and obligations of Sellers contained in this Agreement and all claims and causes of action with respect thereto, shall terminate upon expiration of the later of December 31, 2000 or six months after the Closing Date, except that (i) the representations and warranties in Section 3.21 and 3.12 (and the covenants and obligations related thereto) and the indemnification in Section 9.3(iv) (and the covenants and obligations related thereto) shall survive the Closing until the third anniversary of the Closing Date, and (ii) the representations and warranties in
Section 3.17 (and the covenants and obligations related thereto) and the indemnification in Section 9.3(ii) (and the covenants and obligations related thereto) shall survive the Closing until the applicable statute of limitations has run thereon, and the representations, warranties, covenants and obligations of Buyer contained in this Agreement and all claims and causes of action with respect thereto shall survive the Closing until the applicable statute of limitations has run thereon, it being understood that in the event notice of any claim for indemnification under Section 9.2 or Section 9.3 hereof shall have been given within the applicable survival period, the representations, warranties, covenants and obligations that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

         9.2 Indemnification by Buyer. Buyer hereby agrees that it shall indemnify, defend and hold harmless Sellers, their Affiliates, and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the "Seller Indemnified Parties") from, against and in respect of any Damages imposed on, sustained, incurred or suffered by or asserted against any of the Seller Indemnified Parties, directly or indirectly relating to or arising out of (i) any breach of any representation or warranty made by Buyer contained in this Agreement, (ii) the Assumed Liabilities and the Post-Closing Liabilities, and (iii) the breach of any covenant or agreement of Buyer contained in this Agreement.

         9.3 Indemnification by Sellers. Each of the Sellers hereby jointly and severally agrees that it shall indemnify, defend and hold harmless Buyer, its Affiliates and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the "Buyer Indemnified Parties" collectively with the Seller Indemnified Parties, "Indemnified Parties" and each an "Indemnified Party") from, against and in respect of any Damages imposed on, sustained, incurred or suffered by or asserted against any of the Buyer Indemnified Parties, directly or indirectly relating to or arising out of (i) any breach of any representation or warranty made by any of the Sellers contained in this Agreement for the period such representation or warranty survives, (ii) the Excluded Liabilities (with the exception of those liabilities or obligations attributable to any period prior to Closing arising under any Environmental, Health and Safety Laws), (iii) the breach of any covenant or agreement of any of the Sellers contained in this Agreement for the period that such covenant or agreement survives the Closing, and (iv) liabilities or obligations attributable to any period prior to Closing arising under any Environmental, Health and Safety Laws.

         9.4 Indemnification Procedures. With respect to third party claims, all claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 9.4. In the event that any written claim or demand for which an indemnifying party, any Seller or Buyer as the case may be (a "Seller Indemnifying Party" or a "Buyer Indemnifying Party" as the case may be and collectively, an "Indemnifying Party") would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnified Party may proceed with the defense of such claim or demand and the Indemnifying Party shall bear and pay all costs and expenses (including reasonable attorneys' fees and costs) in connection with the Indemnified Party's defense of any such claim or demand (whether or not incurred by the Indemnified Party). The Indemnified Party shall not settle, adjust or compromise a claim or demand without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party permits the Indemnifying Party to have control of the defense of any such claim or demand, then the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, settle, adjust or compromise any such claim or demand. If the Indemnifying Party elects not to contest such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder. The Indemnifying Party will give the Indemnified Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnifying Party.

         9.5 Indemnification Limits. Other than in the case of any claim arising under Section 6.5 and 9.3(ii), a Seller Indemnifying Party shall not be required to indemnify any Buyer Indemnified Party with respect to any claim for indemnification pursuant to this Article IX unless and until the aggregate amount of Damages suffered by the Buyer Indemnified Parties under this Agreement or by the Buyer Indemnified Parties (as defined therein) under the Partnerships Asset Purchase Agreement exceeds in aggregate One Million Two Hundred And Fifty Thousand Dollars ($1,250,000.00) (the "Threshold"), at which point the Seller Indemnifying Parties shall indemnify the full amount of the Damages, subject to any applicable limitations in this Article IX on the Seller Indemnifying Party's indemnification obligations. Buyer shall notify PLM as promptly as reasonably practicable of all claims that count towards the Threshold. In addition, to the extent the Threshold is applicable, the aggregation of claims must only reach the Threshold once, and after such point the Buyer Indemnified Parties may seek indemnification for all claims that may arise under this Article IX. Other than in the case of any claim arising under Section 6.5 and 9.3(ii), the indemnification obligations of the Seller Indemnifying Parties under this
Article IX shall not exceed in the aggregate an amount equal to the Premium under this Agreement and the Premium (as defined therein) under the Partnerships Asset Purchase Agreement in aggregate; provided that, in the case of any claim relating to any liability or obligation attributable to any period prior to Closing arising under any Environmental, Health and Safety Laws, the indemnification obligations of the Seller Indemnifying Parties under this
Article IX shall not exceed in aggregate the amount of the deductible of the coverage obtained pursuant to Section 8.6, except above the amount of such deductible, if applicable, to the extent of any exclusion or limitation in such coverage or lack of coverage in which case the indemnification obligations of the Seller Indemnifying Parties under this Article IX shall not exceed the excess of the per occurrence limit of $5,000,000.00 and the aggregate maximum limit of $15,000,000.00 that would otherwise have been applicable under such coverage had it been available, as the case may be, over the sum of (x) any proceeds actually received by, or actually paid by the insurer for the benefit of, Buyer in accordance with the policy of insurance referred to in Section 8.6 and (y) such deductible, if applicable, to the extent paid by Sellers hereunder. Other than in the case of any claim arising under Section 6.5 and 9.3(ii), with respect to any claim for indemnification hereunder made after Closing (but not with respect to assessing the extent of Damages suffered by Buyer with respect to Sections 8.1 and 10.1) if and to the extent that an Indemnified Party has actually recovered from a third party (including without limitation an insurer) on an absolute basis that is not contingent in any way the amount of any liability recoverable hereunder, then to the extent of such actual recovery and only when actually received by the recovering party the amount thereof shall accordingly reduce the extent of any claim that would otherwise have arisen hereunder. Each party agrees to use its reasonable efforts to pursue any rights that it may have against any such third party, but unless and until there is any such actual receipt by the recovering party from such third party no liability shall be reduced hereunder to any Indemnified Party.

                                    Article X

                           TERMINATION AND ABANDONMENT

         10.1 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned in whole at any time before the Closing (i) by any party if the PLM Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a meeting of PLM's stockholders duly convened therefor or at any adjournment thereof; provided however, that the right to terminate this Agreement under this Section 10.1(i) shall not be available to any of Sellers where the failure to obtain the PLM Stockholder Approval shall have been caused by the action or failure to act of any of Sellers and such action or failure to act constitutes a breach by any of Sellers of this Agreement, (ii) by mutual consent of the parties, (iii) by Buyer at any time prior to the Closing in the event that Buyer reasonably believes that any representation, warranty or covenant of any Seller in this Agreement has been breached or was or is not true and correct, provided that such breach results or would result in aggregate Damages under this Agreement and under the Partnerships Asset Purchase Agreement in excess of Two Million Two Hundred Thousand Dollars ($2,200,000.00), and provided that such Seller shall have 5 business days to cure any such breach after receipt of written notice thereof from Buyer, (iv) by Sellers at any time prior to the Closing if Sellers reasonably believe that any representation, warranty or covenant of Buyer in this Agreement has been materially breached or was or is not materially true and correct, provided that Buyer shall have 5 business days to cure any such breach after receipt of written notice thereof from Sellers, or (v) by any party, if the Closing has not occurred on or prior to September 30, 2000, unless the failure to close is a result of the actions or omissions of the party seeking to terminate this Agreement.

         10.2 Procedure upon Termination. In the event of termination and/or abandonment by the Buyer or by the Sellers pursuant to Article X hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and abandoned, without further action by Buyer or Sellers. If the transactions contemplated by this Agreement are terminated and abandoned as a whole or if the obligations hereunder expire as provided pursuant to Article IX:

                  (a) each party will re-deliver all documents, work papers and other material of any other party (including all copies) relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                  (b) all confidential information received by any party hereto with respect to the business of any other party or its subsidiaries and partners shall be treated in accordance with Section 2.1 hereof; and

                  (c) no party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in subparagraphs (a) and (b) of this Section 10.2, except for breaches of this Agreement occurring prior to termination of this Agreement that were intentional or for representations or warranties that were fraudulent or incorrect when made, and except to the extent remaining applicable for Section 10.3 and Article XI.

         10.3 Break-Up Fee. If: (A) there shall be a failure by PLM to have duly called, held and convened its stockholders' meeting for the purpose of obtaining PLM Stockholder Approval by September 25, 2000 (other than as a result of events substantially and reasonably beyond the control of PLM) or any material breach by PLM of Section 5.12, or (B) the PLM Board of Directors or any committee thereof withdraws its unanimous approval or recommendation of this Agreement and PLM Stockholder Approval is not obtained at a meeting duly called, held and convened for such purpose, or (C) PLM Stockholder Approval is not obtained at a meeting duly called, held and convened for such purpose and any Acquisition Proposal with any person or entity other than with Buyer is consummated within 9 months of the date of this Agreement, then PLM shall pay to Buyer $3,000,000 (which payment the parties acknowledge is an integral part of the transactions contemplated by this Agreement and that without this provision Buyer would not have entered into this Agreement and that in any event such payment would be a reasonable and genuine estimate of Damages that would be suffered by Buyer if the eventualities in which it would be payable occur) in immediately available funds within one (1) business day after demand by Buyer. In the case of such fee becoming payable pursuant to Section 10.3(A) or (B), Buyer agrees to reimburse such fee if nevertheless Closing shall subsequently occur within 9 months of the date of this Agreement.

                                   Article XI

                            MISCELLANEOUS PROVISIONS

         11.1 Time of the Essence. Time is of the essence under this Agreement.

         11.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of the Sellers and Buyer at any time prior to the Closing with respect to any of the terms contained herein.

         11.3 Waiver of Compliance. Any failure of any Seller, on the one hand, or Buyer, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by Buyer or Sellers, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         11.4 Expenses. (With the exception of the fees and expenses incurred in relation to filings under the HSR Act, which shall be shared equally between the parties), whether or not the transactions contemplated by this Agreement shall be consummated, each Seller agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by Sellers, and Buyer agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by Buyer including, without limitation, all fees of counsel and accountants.

         11.5 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid:

                  (a)  If to Buyer, to:

                            Marubeni America Corporation
                            450 Lexington Avenue
                            New York, New York 10017
                            Attention:  General Counsel

         with a copy to:

                            Morrison & Foerster
                            425 Market Street
                            San Francisco, California 94105
                            Attention:  Robert Townsend, Esq.

         or to such other person or address as Buyer shall furnish to Sellers in writing.

                  (b) If to Sellers, to:

                            PLM International, Inc.
                            One Market
                            Steuart Street Tower, Suite 800
                            San Francisco, California  94105
                            Attention:  Susan Santo, Esq.

         with a copy to:

                            Greene Radovsky Maloney & Share LLP
                            Four Embarcadero Center, Suite 4000
                            San Francisco, California  94111
                            Attention:  Joseph S. Radovsky

         or to such other person or address as Sellers shall furnish to Buyer in writing.

         11.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and, except as otherwise provided in this Section, inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law and except that Buyer may assign its rights and interests (but not its obligations) under this Agreement to MAC Leasing, Inc. or any Affiliate that is a direct or indirect subsidiary of Marubeni Corporation.

         11.7 Publicity. Neither party shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without first providing the other parties a copy of any such statement or announcement and the parties shall, whenever practicable, consult with each other concerning the timing and content of such announcement before such announcement is made. Sellers have provided to Buyer a copy of PLM's proposed announcement of the signing of this Agreement and permitted Buyer to have a reasonable opportunity to consult thereon and to organize for Buyer's parent to announce as contemporaneously as reasonably possible in Japan.

         11.8 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California without regard to its conflicts of law doctrine.

         11.9 Arbitration. Subject to Sections 1.5 and 5.12, any dispute arising out of this Agreement, or its performance or breach, shall be resolved by binding arbitration at San Francisco, California, under the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-14. The Parties agree that pursuant to Section 9 of the Federal Arbitration Act, a judgment of a United States District Court of competent jurisdiction shall be entered upon the award made pursuant to the arbitration. A single arbitrator, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected according to the AAA Rules within ten (10) days of the submission to the AAA of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The arbitrator shall be required to furnish to the parties to the arbitration a preliminary statement of the arbitrator's decision that includes the legal rationale for the arbitrator's conclusion and the calculations pertinent to any damage award being made by the arbitrator. The arbitrator shall then furnish each of the parties to the arbitration the opportunity to comment upon and/or contest the arbitrator's preliminary statement of decision either, in the discretion of the arbitrator, through briefs or at a hearing. The arbitrator shall render a final decision following any such briefing or hearing. The arbitrator shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrator shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrator shall have the power to enter any award of monetary and/or injunctive relief (including the power to issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by any party and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by any party), including the power to render an award as provided in Rule 43 of the AAA Rules; provided, however, THAT THE ARBITRATOR SHALL NOT HAVE THE POWER TO AWARD CONSEQUENTIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES UNDER ANY CIRCUMSTANCES (WHETHER STYLED AS LOSS OF PROFIT, LOSS OF EXPECTED ECONOMIC ADVANTAGE, PUNITIVE, EXEMPLARY OR TREBLE DAMAGES, OR ANY PENALTY OR PUNITIVE TYPE OF DAMAGES) REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER ANY APPLICABLE LAW, THE PARTIES ARE HEREBY WAIVING THEIR RIGHTS, IF ANY, TO RECOVER ANY SUCH DAMAGES, WHETHER IN ARBITRATION OR LITIGATION. The arbitrator shall have the power to award the prevailing party its costs and reasonable attorneys' fees; provided, however, that the arbitrator shall not award attorneys' fees to a prevailing party if the prevailing party received a settlement offer unless the arbitrator's award to the prevailing party is greater than such settlement offer without taking into account attorneys' fees in the case of the settlement offer or the arbitrator's award. Any arbitration shall be held in San Francisco, California, for any claim brought by the parties. In addition to the above courts, the arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration.

         11.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.11 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         11.12 Entire Agreement. This Agreement, including the Exhibits hereto, the Sellers Disclosure Schedule and the other documents and certificates delivered pursuant to the terms hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         11.13 Third Parties. Except with respect to MAC Leasing, Inc. or any Affiliate that is a direct or indirect subsidiary of Marubeni Corporation, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

         11.14 Severability. If a court of competent jurisdiction should hold any of the provisions of this Agreement invalid, illegal or unenforceable in any respect, the remaining provisions shall nevertheless be given full effect and shall be construed as if such invalid, illegal or unenforceable provisions or part of a provision had never been contained in this Agreement.

         11.15 Sole Remedy. Buyer's sole and exclusive remedy for breach of any representation, warranty or covenant herein (other than with respect to Article
II) following Closing having occurred hereunder shall be the indemnification provision contained in Article IX.

         11.16 PLM Liability with respect to the Partnerships Asset Purchase Agreement. PLM agrees hereunder that PLM shall be jointly and severally liable to Buyer with respect to any claim that may be made against any or all of the Partnerships or PLM FSI by Buyer with respect to the Partnerships Asset Purchase Agreement and for which any or all of the Partnerships or PLM FSI would have liability to Buyer thereunder (except that for the purposes of PLM being liable under this Section of this Agreement, if any one or more of the Partnerships or PLM FSI is liable with respect to the Partnerships Asset Purchase Agreement, it shall not be necessary for Buyer to show which of the Partnerships or PLM FSI is individually liable or to have to allocate liability among the Partnerships or PLM FSI with respect to the Partnerships Asset Purchase Agreement), without prejudice to the liabilities and obligations of the Partnerships or PLM FSI under the Partnerships Asset Purchase Agreement. For the avoidance of doubt, it is hereby expressly agreed and understood that the only limitations applicable to any claim against PLM under this Section 11.16 shall be those limitations that would be applicable to any claim under the Partnerships Asset Purchase Agreement and that no other limitations shall be applicable hereunder.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed , all as of the day and year first above written.

                          MARUBENI AMERICA CORPORATION


                          By:  /s/ Toru Nishimi
                            Name: Toru Nishimi
                            Title: Senior Vice President


                          PLM INTERNATIONAL, INC.


                          By /s/ Robert N. Tidball
                            Name:  Robert N. Tidball
                            Title: President and CEO


                          PLM RENTAL, INC.
                          d/b/a PLM TRAILER LEASING


                          By  /s/ Susan C. Santo
                            Name:  Susan C. Santo
                            Title: Vice President and Secretary


                          TEC ACQUISUB, INC.


                          By  /s/ Robert N. Tidball
                            Name:  Robert N. Tidball
                            Title:  President



                          PLM TRANSPORTATION EQUIPMENT CORPORATION


                          By  /s/ Susan C. Santo
                            Name:  Susan C. Santo
                            Title: Vice President and Secretary

                                     ANNEX B



                        OPINION OF IMPERIAL CAPITAL, LLC



May 17, 2000

The Board of Directors
PLM International, Inc.
One Market
Steuart Street Tower, Eighth Floor
San Francisco, California 94105

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to PLM International, Inc. (the "Company"), regarding the sale of assets (the "Transaction") related to the Company's trailer leasing business ("Trailer Leasing") to Marubeni America Corporation or a subsidiary thereof (the "Acquiror") for aggregate consideration (the "Consideration") equal to the book value of Trailer Leasing, which consists of the book value of assets owned by the Company and the book value of assets owned by eight investment programs managed by the Company (the "Partnerships") plus (a) $22.2 million, of which, as per your instruction, $13.6 million was to be allocated to the Company and $8.6 million was to be allocated to the Partnerships plus (b) an amount equal to the aggregate price paid by the Company for additional trailers purchased by the Company after December 31, 1999. Based on the forecasted books and records as of July 31, 2000 you presented to us, the book value of Company owned assets is expected to be $99.8 million thereby resulting in $113.4 million of Consideration to be received by the Company. Additionally, the Acquiror has agreed to assume the present value of TRAC leases plus the outstanding amount under the senior credit facility provided by Mees Pierson as of the closing date. We render no opinion in regard to any other transaction or potential transaction of the Company or its subsidiaries. Additionally, we render no opinion with respect to the Partnership's portion of the Transaction.

In connection with the rendering of this opinion, we have:

(i) analyzed certain historical business and financial information relating to the Company and Trailer Leasing, including Form 10-K for the year ended December 31, 1999 and Form 10-Q for the period ended March 31, 2000;
(ii) reviewed certain financial forecasts and other data provided to us by the Company relating to Trailer Leasing, including the most recent business plans prepared by senior management of the Company responsible for day to day management of Trailer Leasing furnished to us;
(iii) conducted discussions with members of senior management of the Company with respect to the historical operations, businesses and prospects of Trailer Leasing, the strategic objectives of Trailer Leasing and possible benefits which might be realized;
(iv) reviewed public information with respect to certain other companies with financial profiles which we deemed to be generally comparable in whole or in part to that of Trailer Leasing;
(v) reviewed the historical market prices and trading activity for the common stock and compared them with those of certain publicly traded companies which we deemed to be relevant;
(vi) prepared and delivered to over 200 potential financial and strategic buyers an executive summary describing Trailer Leasing and subsequently prepared and delivered to over 50 interested parties a confidential information memorandum describing Trailer Leasing;
(vii) received six written letters of interest and two oral indications of interest to purchase Trailer Leasing; and
(viii) conducted such other financial studies, analyses and investigation, as we deemed appropriate.

With your consent, we have relied upon the accuracy and completeness of the foregoing financial and other information and have not assumed responsibility for independent verification of such information or conducted any independent valuation or appraisal of any assets of the Company, nor have we been furnished with any such appraisals. With respect to the financial forecasts, we have assumed, with your consent, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of Trailer Leasing. We have also relied upon the assurances of senior management of the Company that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We assume no responsibility for, and express no view as to such forecasts or the assumptions on which they are based.

Our engagement and the opinion expressed herein are for the benefit of the Board of Directors and our opinion is rendered in connection with the sale of Trailer Leasing to the Acquiror. This opinion does not constitute a recommendation to any holder of common stock as to how such holder should vote on the Transaction. This opinion does not address the business decision of the Board of Directors to engage in the Transaction or address the relative merits of any alternatives. No opinion is expressed herein, nor should one be implied as to the fair market value of the Company's common stock or the prices at which it may trade at any time. It is understood that this opinion may not be disclosed or otherwise referred to or used for any other purpose without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction; provided, however, that this opinion may be reproduced in full in the proxy statement related to the transaction.

In the ordinary course of its business and in accordance with applicable state and federal securities laws, Imperial Capital, LLC may trade the securities of the Company for its own account and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

Imperial Capital, LLC is currently acting as financial advisor to the Board of Directors of the Company in connection with the sale of Trailer Leasing and will receive a fee in connection with the rendering of this opinion and upon the sale of Trailer Leasing.

Based on and subject to the foregoing, we are of the opinion that as of the date hereof, the Consideration to be received by the Company is fair to the Company from a financial point of view.

Very truly yours,


/s/ Imperial Capital, LLC
IMPERIAL CAPITAL, LLC

                                     ANNEX C

          THE FINANCIAL PROJECTIONS SET FORTH BELOW WERE PREPARED BY PLM FOR INCLUSION IN THE CONFIDENTIAL OFFERING MEMORANDUM PREPARED BY IMPERIAL CAPITAL AND DELIVERED TO MARUBENI. THE FINANCIAL PROJECTIONS ARE HYPOTHETICAL AND MAKE ASSUMPTIONS CONCERNING ANTICIPATED RESULTS. THESE PROJECTIONS ARE
  THEREFORE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE UNCERTAINTIES BEYOND OUR CONTROL. CONSEQUENTLY, THESE PROJECTIONS ARE LIKELY TO VARY FROM OUR ACTUAL RESULTS OF OPERATIONS, AND THOSE VARIATIONS COULD BE MATERIAL.

                              FINANCIAL PROJECTIONS

                       HISTORICAL AND PROJECTED FINANCIALS

         The projections of financial performance, statements regarding management's plans and objectives for future acquisitions, statements regarding projected operational and economic performance and the assumptions made by Trailer Leasing in determining and relating to the foregoing contained in this Memorandum constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of Trailer Leasing to be materially different from any future results, performance or achievements expressed or implied by these forward looking statements, including significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of Trailer Leasing.

         These forward looking statement were not prepared in accordance with the published guidelines of the American Institute of Certified Public Accountants or the rules and regulations of the Securities and Exchange Commission. These forward looking statements have not been reviewed or compiled by PLM's independent public accountants, legal counsel, or Imperial Capital and opinion or assurance regarding these statements is expressed by such persons.

         Neither PLM nor Imperial Capital make any representation, warranty or assurance as to the accuracy of these forward looking statements or their underlying assumptions or whether Trailer Leasing's actual results will resemble those indicated in the forward looking statements.

         UNDER NO CIRCUMSTANCES SHOULD ANY FORWARD LOOKING STATEMENTS CONTAINED IN THIS MEMORANDUM BE CONSTRUED AS A REPRESENTATION OR WARRANTY THAT TRAILER LEASING WILL ACHIEVE OR IS LIKELY TO ACHIEVE ANY PARTICULAR RESULTS.

         NEITHER PLM NOR IMPERIAL CAPITAL IS UNDER ANY OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENTS CONTAINED IN THIS MEMORANDUM. ANY RECIPIENTS OF THIS MEMORANDUM SHOULD CONSULT THEIR OWN LEGAL AND FINANCIAL ADVISORS CONCERNING THESE FORWARD LOOKING STATEMENTS AND RELY UPON THEIR OWN ANALYSIS OF SUCH STATEMENTS.

ASSUMPTIONS

REVENUES

Trailer Leasing's revenue is expected to increase from $36.6 million in 1999 to $71.6 million in 2004. This growth can be attributed to the opening of three refrigerated yards in 2000 and three additional refrigerated yards per year thereafter and the expansion of existing yards. All refrigerated trailers at the rental yards are assumed to be rented at a 65% short-term utilization rate. The current refrigerated trailer utilization rate, including term leases, is 74%. Management believes that the 65% short-term utilization rate assumption is conservative as the overall utilization rate for Trailer Leasing was 74% for the twelve months ended November 30, 1999. The 74% overall utilization rate breaks out into two components: (i) a 68% short-term utilization rate on the approximately 80% of Trailer Leasing's fleet that is leased on a short-term basis and (ii) a 100% utilization rate on the approximately 20% of Trailer Leasing's fleet that is on term lease. Trailer Leasing expects to add over 3,600 refrigerated trailers to its fleet over the next five years.

EXPENSES

Direct costs consist of maintenance for the trailers and the refrigeration units and commissions paid to branch managers. Direct costs have averaged approximately 25% of revenues since PLM began its refrigerated trailer leasing business and these costs have been projected at 25% for future years. As Trailer Leasing has matured, bad debt expense has decreased substantially. As a result, bad debt expense has been projected at 2.0% of revenue, or approximately the current rate.

Operations support consists of general and administrative expenses at the branch level. These expenses consist of lease expense, personnel at the yards (excluding the branch manager's commission) and other expenses. Trailer Leasing believes it will open three refrigerated trailer rental facilities per year and will incur general and administrative expenses similar to those as presented in the model trailer yard section (See Section III Business Overview).

Corporate Overhead consists of general and administrative expenses associated with the management of the trailer yards from the San Francisco headquarters. These expenses include salaries of senior management of Trailer Leasing, rent at the San Francisco headquarters and administrative functions such as accounting, legal and marketing. The increase in Corporate Overhead commencing in 2000 reflects Trailer Leasing operating as a standalone entity. Additional expenses include accounting, information systems, legal and human resources.

ALLOCATIONS TO FSI-MANAGED INVESTMENT PROGRAMS

Approximately 2,100 of Trailer Leasing's refrigerated trailers are owned by Trailer Leasing while the remaining 700 trailers are owned by FSI-managed investment programs. In return for managing partnership trailers, Trailer Leasing receives a 7% management fee. Additionally, Trailer Leasing charges the investment programs for direct costs, bad debt expense and an allocation of operations support at the rental yard level. The allocation of operations support expenses is based on the percentage of total revenue generated by FSI managed trailers. These allocations will not be made if the purchaser buys the trailers managed by FSI.

DEPRECIATION

Refrigerated trailers owned by Trailer Leasing are depreciated down to a 20% residual value on a straight-line basis until the trailer is ten years old.

CAPITAL EXPENDITURES

Refrigerated trailers are assumed to be purchased throughout the year using long-term debt. All additional foodservice trailers and all trailers purchased to replace retired trailers are assumed to be new trailers. Other additions can be new or used trailers. Debt levels are assumed to equal 70% of (a) the sum of the (i) net book value of the trailers at the beginning of the year and (ii) the original equipment cost of the additional trailers less (b) the net book value of any trailers disposed. Refrigerated trailers are assumed to be disposed of after 10 years at book value. The debt for additional trailers amortizes over 7 years and has an interest rate of 8.0%. The remainder of the purchase price is assumed to be paid with cash. Any cash deficit from operations, investments and/or financing activities is covered by a revolving credit facility. Trailer Leasing does not currently have such a facility and a purchaser of Trailer Leasing will need to determine how it will finance the capital expenditures projected by Trailer Leasing's management.

The following is the historical and projected income statement for Trailer Leasing.


INCOME STATEMENT                      For The Year Ending December 31,
$ in 000s                       1996     1997     1998      1999       2000      2001      2002      2003      2004
                              -----------------------------------------------------------------------------------------

Rental
Yards                               10       10        16        22         25        28        31        34        37

Refrigerated
Trailers                         1,800    1,676     2,147     2,916      4,078     4,895     5,435     5,975     6,515

Refrigerated Trailers
    Owned by PLM              $  1,335 $  1,682  $  6,189  $ 22,386   $ 32,772  $  43,093  $ 50,943  $ 58,034 $  64,000
    Managed by FSI               6,912    9,721     9,061     6,472      6,366      6,199     5,279     4,023     3,501
                              -----------------------------------------------------------------------------------------
Total Refrigerated Revenues      8,247   11,403    15,250    28,858     39,137     49,293    56,222    62,057    67,501

Dry Van Trailers
    Owned by PLM                 4,617    3,862     3,555     3,435      2,851     2,618     2,132     1,647     1,083
    Managed by FSI               5,096    6,311     6,095     4,289      3,974     3,033     3,003     2,986     2,969
                              ----------------------------------------------------------------------------------------
      Total Dry Van Revenues     9,713   10,173     9,649     7,723      6,825     5,652     5,135     4,633     4,053
                              -----------------------------------------------------------------------------------------
Total Revenue                   17,960   21,576    24,899    36,581     45,962    54,945    61,357    66,689    71,553


Expenses:
  Direct Expenses                4,795    5,207     5,342     8,988     10,778    13,736    15,339    16,672    17,888
  Bad Debt Expense                 759      465       424       810        919     1,099     1,227     1,334     1,431
  Operation Support              3,259    3,169     4,196     5,068      6,704     7,096     7,684     8,271     8,859
                              -----------------------------------------------------------------------------------------
   Total Expenses                8,814    8,840     9,961    14,866     18,402    21,931    24,250    26,278    28,179
                              ----------------------------------------------------------------------------------------
EBITDAP before Corp.Overhead(a)  9,146   12,736    14,938    21,716     27,560    33,013    37,107    40,412    43,375

Corporate Overhead               1,103    1,172     1,532     2,077      3,745     3,745     3,745     3,745     3,745
                            -----------------------------------------------------------------------------------------
EBITDAP                          8,043   11,564    13,406    19,639     23,815    29,268    33,362    36,667    39,630

Allocations to FSI(b)
 Revenue    93.0%               11,167   14,909    14,094    10,008      9,616     8,587     7,702     6,518     6,017
 Direct Costs                   (2,939)  (3,460)   (3,205)   (3,236)    (2,695)   (2,308)   (2,070)   (1,752)   (1,617)
 Bad Debt Expense                 (240)    (321)     (303)     (215)      (207)     (185)     (166)     (140)     (129)
 Allocation of Operations
   Support                      (2,329)  (2,991)   (2,730)   (2,459)    (1,508)   (1,192)   (1,037)     (869)     (801)
                            ------------------------------------------------------------------------------------------
  Total Allocations to FSI       5,660    8,138     7,857     4,097      5,206     4,901     4,429     3,756     3,469

EBITDA                           2,383    3,426     5,549    15,542     18,609    24,367    28,933    32,910    36,161

Depreciation                                                  7,610      9,684    13,160    15,473    17,313    18,984
                                                             ----------------------------------------------------------
EBIT                                                          7,932      8,925    11,207    13,460    15,597    17,177

Net Interest Expense                                          3,328      5,656     8,045     6,605     7,074     6,992
                                                             ----------------------------------------------------------
Pre-Tax Income                                                4,604      3,270     3,162     6,855     8,523    10,184
Prov. For Income      38.0%
Tax                                                           1,749      1,242     1,201     2,605     3,239     3,870
                                                             ----------------------------------------------------------
Net Income                                                 $  2,854   $  2,027  $  1,960   $ 4,250   $ 5,284  $  6,314
                                                             ----------------------------------------------------------


(a) Earnings before interest, taxes, depreciation, amortization and partnership allocations.

(b) Represents the net allocation to the investment programs managed by FSI (total revenue less allocated expenses) for the trailers owned by the investment programs. Allocations will not be made if a buyer purchases the trailers owned by FSI managed investment programs.

The following is the projected balance sheet for Trailer Leasing.


BALANCE SHEET(a)
$ in 000s                                                             For the Year Ending December 31,
                                                            1999       2000      2001      2002      2003      2004
                                                         --------------------------------------------------------------
ASSETS
Cash                                                       $     -   $     -   $      -  $      -  $      -  $   3,108
Receivables                                                   5,400      6,785     8,111     9,057     9,844    10,562
                                                         -------------------------------------------------------------
  Total Current Assets                                        5,400      6,785     8,111     9,057     9,844    13,670

Transportation Equipment                                     94,577    140,631   170,292   188,323   205,574   223,246
Less: Accumulated Depreciation                              (11,287)   (20,971)  (34,131)  (49,604)  (66,917)  (85,901)
                                                         --------------------------------------------------------------
      Net Transportation Equipment                           83,290    119,660   136,161   138,719   138,657   137,345

Other Assets                                                    530        530       530       530       530       530
                                                         -------------------------------------------------------------
Total Assets                                               $ 89,220  $ 126,975 $ 144,801 $ 148,306 $ 149,031 $ 151,545
                                                         ==============================================================
LIABILITIES & EQUITY
Accounts Payable                                           $  6,425  $   8,073 $   9,650 $  10,777 $  11,713 $  12,567
Accrued Liabilities                                               -          -         -         -         -         -
                                                         ---------------------------------------------------------------
    Total Current Liabilities                                 6,425      8,073     9,650    10,777    11,713    12,567

Revolver                                                          -     15,021    21,347    20,004    18,159         -
Long-term Debt                                               59,795     78,853    86,817    86,289    82,637    96,141
Shareholder Equity                                           23,000     25,027    26,987    31,237    36,522    42,836
                                                          --------------------------------------------------------------
Total Liabilities & Equity                                 $ 89,220  $ 126,975 $ 144,801 $ 148,306 $149,031  $151,545
                                                          ==============================================================


(a) - Does not include any assets, including trailers owned by the investment programs managed by FSI.

The following is the projected statement of cash flow for Trailer Leasing:


STATEMENT OF CASH FLOW                                                       For the Year Ending December 31,
$ in 000s                                                              2000      2001      2002      2003      2004
                                                                      ----------------------------------------------------

Net Income                                                           $  2,027  $  1,960  $  4,250  $  5,284  $  6,314

Plus:
Depreciation                                                            9,684    13,160    15,473    17,313    18,984
Equipment Disposal                                                         -        416     1,840     2,544     2,056

Less:
Capital Expenditures                                                   46,054    30,077    19,871    19,795    19,728
Change in Working Capital                                                (263)     (252)     (180)     (149)     (136)
                                                                      -------------------------------------------------
Cash Flow From Operations &
Investments                                                           (34,080)  (14,289)    1,871     5,496     7,762

Financing Activities
Additional Borrowing                                                   34,360    25,108    16,234    25,257    18,073
Amortization of Debt                                                  (15,301)  (17,144)  (16,762)  (28,908)   (4,569)
                                                                      -------------------------------------------------
Cash Flow from Financing                                               19,058     7,964      (528)   (3,652)   13,504
                                                                      -------------------------------------------------

Net Cash Flow                                                         (15,021)   (6,325)    1,343     1,844    21,267

Revolver Payback                                                           -         -      1,343     1,844    18,159
Revolver Drawdown                                                      15,021     6,325        -         -         -

Cash at Beginning of the Year                                              -         -         -         -         -
Cash at the End of the Year                                                -         -         -         -      3,108


LONG-TERM DEBT

PLM entered into a senior notes transaction with SunAmerica in 1994 (the "Senior Notes"). As of December 31, 1999, PLM expects to have an outstanding balance of $8.8 million on the Senior Notes. The Senior Notes bear interest at 9.78% and are due on June 30, 2001. The Senior Notes are secured by approximately 700 refrigerated trailers and approximately 1,400 dry trailers. A prepayment penalty of approximately $150,000 is owed if the Senior Notes are prepaid.

Trailer Leasing recently entered into a $15.0 million revolving credit facility with Meespierson, NV of the Netherlands (the "Meespierson Facility") for the purposes of acquiring additional trailers. Trailer Leasing has until May 2000 to drawdown on the facility before amortization on the facility begins. Trailer Leasing believes it will use substantially all of the facility to acquire additional trailers. After May 2000, Trailer Leasing will make 23 quarterly payments equal to 2% of the OEC that is collateralized plus accrued interest. For the 24th payment, Trailer Leasing will owe the outstanding principal plus any unpaid fees and accrued interest. The interest rate equals LIBOR plus 1.5%. If Trailer Leasing terminates the facility prior to May 2000, it will owe a termination fee of $150,000. Once the loan has begun to amortize, prepayment penalties can be as much as 1% of the prepaid principal. This percentage varies depending on when prepayment is made. As of December 31, 1999, Trailer Leasing expects to fully utilize the Meespierson Facility and have an outstanding balance of $15.0 million.

Trailer Leasing has recently begun to use terminal rental adjustment clause ("TRAC Leases") leases as a way to finance the acquisition of additional trailers. Trailer Leasing has financed 100% of the purchase price of newly built trailers using TRAC Leases. Although, Trailer Leasing has several TRAC Leases outstanding, the terms of these facilities are similar. TRAC Leases offer lower interest rates because Trailer Leasing does not receive the tax depreciation deductions for the trailers while they are under lease. At the present time, PLM is an alternative minimum taxpayer thereby making the tax deductions less important to PLM. Typically, TRAC Leases (i) are for seven years; (ii) give the tax benefits of the trailer under the TRAC lease to the lessor; (iii) have imputed interest rates between 5.3-7.0%; and (iv) have residual payment clauses that allow Trailer Leasing to purchase the trailers for 15-25% of the original purchase price at the end of the lease term. Trailer Leasing believes that TRAC Leases currently offer the best form of financing. As of December 31, 1999, Trailer Leasing expects to have a total TRAC Lease balance of $36.0 million.

Because the debt and leases are trailer specific, the purchaser of Trailer Leasing or the trailers would assume the debt and lease obligations that have liens attached to those trailers.

The following is a detailed schedule of Trailer Leasing debt including the assumed revolving credit facility.



DEBT SCHEDULE                                                 For the Year Ending December 31,
$ in 000s                                        1999       2000      2001      2002      2003      2004
                                               -------------------------------------------------------------

REVOLVER
Beginning Balance                                          $      -  $ 15,021  $ 21,347  $ 20,004  $ 18,159
Additions                                                    15,021     6,325         -         -         -
Interest Rate                                                  8.50%     8.50%     8.50%     8.50%     8.50%
Interest Expense                                                  -       638       907       850       772
Amortization                                                      -         -     1,343     1,844    18,159
                                                  ------------------------------------------------------------
Ending Balance                                      -        15,021    21,347    20,004    18,159         -

SUNAMERICA SENIOR NOTES
Beginning Balance                                          $  8,826  $  2,946  $      -  $     -   $     -
Interest Rate                                                  9.78%     9.78%     9.78%     9.78%     9.78%
Interest Expense                                                863       144         -         -         -
Amortization                                                  5,880     2,946         -         -         -
                                                  ------------------------------------------------------------
Ending Balance                                     8,826      2,946         -         -         -         -


MEESPIERSON FACILITY
Beginning Balance                                          $ 15,000  $ 14,040  $ 12,120  $ 10,200  $      -
Interest Rate                                                  7.70%     7.70%     7.70%     7.70%     7.70%
Interest Expense                                              1,155     2,500       467       393.        -
Amortizatization                                                960     1,920     1,920    10,200         -
                                                   ----------------------------------------------------------
Ending Balance                                    15,000     14,040    12,120    10,200         -         -

US BANCORP TRAC
Beginning Balance                                          $  9,365  $  8,366  $  7,312  $  6,200  $  5,028
Interest Rate                                                  5.35%     5.35%     5.35%     5.35%     5.35%
Interest Expense                                                501       448       391       332       269
Amortization                                                    999     1,054     1,112     1,172     1,243
                                                  ------------------------------------------------------------
Ending Balance                                     9,365      8,366     7,312     6,200     5,028     3,785

WELLS FARGO TRAC
Beginning Balance                                          $   2,571 $   2,298 $  2,009  $  1,704  $  1,382
Interest Rate                                                   5.55%     5.55%    5.55%     5.55%     5.55%
Interest Expense                                                 143       128      112        95        77
Amortization                                                     273       288      305       322       341
                                                   -----------------------------------------------------------
Ending Balance                                     2,571       2,298     2,009    1,704     1,382     1,042

WELLS FARGO TRAC #2

Beginning Balance                                          $   4,656 $   4,194 $  3,704  $  3,182 $   2,627
Interest Rate                                                   6.20%     6.20%    6.20%     6.20%     6,20%
Interest Expense                                                 289       260      230       197       163
Amortization                                                     462       490      522       555       590
                                                   -----------------------------------------------------------
Ending Balance                                     4,656       4,194     3,704    3,182     2,627     2,037




                                                              For the Year Ending December 31,
                                                     1999       2000      2001      2002      2003      2004
                                                   ----------------------------------------------------------------------------
ASSOCIATES TRAC
Beginning Balance                                          $   4,802 $  4,359  $  3,884  $  3,377  $  2,833
Interest Rate                                                   6.81%    6.81%     6.81%     6.81%     6.81%
Interest Expense                                                 327      297       265       230       193
Amortization                                                     443      474       508       544       582
                                                    ---------------------------------------------------------
Ending Balance                                      4,802      4,359    3,884     3,377     2,833     2,251


FLEET TRAC
Beginning Balance                                          $   4,838 $   4,400 $  3,930  $  3,426  $  2,886
Interest Rate                                                   6.90%     6.90%    6.90%     6.90%     6.90%
Interest Expense                                                 334       304      271       236       199
Amortization                                                     438       470      504       540       578
                                                    ---------------------------------------------------------
Ending Balance                                      4,838      4,400     3,930    3,426     2,886     2,308


SAFECO TRAC
Beginning Balance                                          $   4,829 $   4,393 $  3,925  $  3,423  $  2,885
Interest Rate                                                   7.05%     7.05%    7.05%     7.05%     7.05%
Interest Expense                                                 340       310      277       241       203
Amortization                                                     436       468       502      539       578
                                                    --------------------------------------------------------
EndingBalance                                       4,829      4,393     3,925    3,423     2,885     2,307

WELLS FARGO TRAC #3
Beginning Balance                                          $   2,597 $   2,331 $  2,047  $  1,743  $  1,417
Interest Rate                                                   6.71%     6.71%    6.71%     6.71%     6.71%
Interest Expense                                                 174       156      137       117        95
Amortization                                                     266       285      304       325       348
                                                    ---------------------------------------------------------
Ending Balance                                       2,597     2,331     2,047    1,743     1,417     1,069

WELLS FARGO TRAC #4
Begoinning Balance                                         $   2,311 $   2,074 $  1,821  $  1,550  $  1,261
Interest Rate                                                   6.71%     6.71%    6.71%     6.71%     6.71%
Interest Expense                                                 155       139      122       104        85
Amortization                                                     237       253      271       289       310
                                                    ---------------------------------------------------------
Ending Balance                                      2,311      2,074     1,821    1,550     1,261       951

DEBT FOR ADDITIONAL TRAILERS
Beginning Balance                                          $      -  $  29,451 $ 46,064  $ 51,483  $ 62,317
Additions                                                    34,360     25,108   16,234    25,257    18,073
Interest Rate                                                  8.00%     8.00%     8.00%     8.00%     8.00%
Interest Expense                                              1,374     3,360     4,334     5,129     5,708
Amortization                                                  4,909     8,495    10,814    14,423         -
                                                    ---------------------------------------------------------
Ending Balance                                         -     29,451    46,064    51,483    62,317    80,390

Total Amortization                                           15,301    17,144    16,762    28,908     4,569
Total Interest Expense                                        5,656     8,045     6,605     7,074     6,992